UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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TEVA PHARMACEUTICAL INDUSTRIES LIMITED

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Notice of 2021 Annual Meeting of Shareholders & Proxy Statement

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teva

From Our Chairman of the Board

Dear Shareholder,

It has been more than a year since the coronavirus (COVID-19) emerged as a global pandemic. During this time, Teva and the entire pharmaceutical industry have proven how important a role we play in our society. The development, approval and manufacture of multiple vaccines in record time, the distribution of hundreds of millions of vaccine doses and the commitment to ensure that patients continue to receive needed medications and medical treatments in the face of extraordinary demand is a tribute to the pharmaceutical industry and all involved.

We believe that our achievements in 2020 and in recent years, together with the continued execution of our business strategy, position Teva to return to growth and create shareholder value.

The Board and I take great pride in the fact that Teva continues to play a role in efforts to address the pandemic. Notably, our Company took a leadership role in the complex mission to vaccinate the public in Israel, our home country, an achievement recognized and studied by governments and public health providers worldwide. At the same time, our employees continued to work together to meet the needs of our customers, patients and other stakeholders, all while delivering on our financial goals and laying the foundation for future growth. Throughout the pandemic, our supply chain was largely uninterrupted, with adequate product inventory across our network and our research, manufacturing and distribution facilities remained operational. Our Board carefully monitors and oversees Teva's response to the pandemic around the globe and we are especially encouraged that our management team and employees have demonstrated dedication to their work and a commitment to Teva's mission during these challenging times.

We believe that our achievements in 2020 and in recent years, together with the continued execution of our business strategy, position Teva to return to growth and create shareholder value. I am confident that our CEO, Kåre Schultz, and his management team are leading Teva on a path to responsible and sustainable growth.

Our generics business today has the largest portfolio of accessible, affordable medicines in the world. We achieved several milestones over the course of 2020, including:

- Growing our specialty portfolio, led by AUSTEDO® for Huntington's disease and other movement disorders in the U.S., and launching it in China;
- Adding an auto-injector device to our proprietary biologic migraine drug, AJOVY®, and launching it throughout Europe and other countries;
- Launching our portfolio of digital inhalers for respiratory illnesses, a confluence of digital technology and medicine, with built-in sensors connecting to a mobile application;

- Developing an impressive number of biosimilar candidates, another important element of our strategy for growth, both independently and through strategic relationships with third parties;
- Truxima® (the first U.S. approved rituximab biosimilar), capturing a 24% market share so far, following its launch in late 2019; and
- Continuing to leverage our relationships with the Israeli scientific community and various innovative biotechnology endeavors, while remaining open to compelling opportunities for future business development.

Our efforts to improve our operations, reduce our debt and enhance our product offerings have been successful so far, enabling us to achieve our 2020 financial and business targets. Importantly, we are working to finalize a framework to settle the opioid litigation and we are hopeful of reaching a settlement on the price-fixing litigation despite the charges brought by the U.S. Department of Justice.

Bringing high quality, diverse and experienced talent into the boardroom remains a top priority. As part of this effort, we are very pleased to present for shareholder consideration the nomination of Abbas Hussain, whom the Board appointed as a director in September. Mr. Hussain is a former senior pharma executive with many years of experience and a proven record of accomplishment in many fields. We have already benefitted from his experience in recent months and we are confident that he will continue to contribute to the Board, along with our directors Rosemary Crane, Gerald Lieberman and Ronit Satchi-Fainaro, who have agreed to stand for election for another term.

At Teva, our Board and management team firmly believe that environmental, social and governance ("ESG") matters are critical to our Company's long-term sustainability and success. This year, we conducted a robust materiality assessment to identify the top ESG priorities for our business, invested in programs to address global health challenges such as chronic diseases and access to medicines, improved our environmental sustainability, strengthened controls to ensure ethical conduct and announced ambitious long-term environmental goals. We also continued to enhance our transparency regarding these achievements, which has resulted in steady improvements in our rankings with leading ESG firms.

We continued our shareholder outreach efforts this year to receive feedback on our corporate governance, ESG and executive compensation programs, alongside the ongoing discussions we have regarding our business and strategic initiatives. These conversations continue to influence our approach on many issues.

In summary, we are emerging from a challenging year progressing on all fronts, focused on achieving our strategic goals, committed to doing business in a compliant and ethical manner and building an increasingly stronger Teva for our shareholders and other stakeholders.

On behalf of the Board of Directors and the management team, we thank you, our shareholders, for your continued commitment and support of Teva.

Sincerely,

teva

                                 Notice of 2021 Annual Meeting of Shareholders

DATE AND TIME:	Monday, June 14, 2021, at 4:00 p.m., Israel time, 9:00 a.m., Eastern time

VIRTUAL MEETING:	In the interest of the health and safety of our shareholders, directors, officers and employees, in light of the ongoing COVID-19 pandemic, the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Teva Pharmaceutical Industries Limited (“we,” “us,” “our,” “Teva” or the “Company”) will be conducted in a virtual format.

ITEMS OF BUSINESS:

Proposal 1: To appoint the following persons to Teva’s Board of Directors: Rosemary A. Crane, Abbas Hussain, Gerald M. Lieberman and Prof. Ronit Satchi-Fainaro to serve until our 2024 annual meeting of shareholders.

Proposal 2: To approve, on a non-binding advisory basis, the compensation for Teva’s named executive officers.

Proposal 3: To appoint Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as Teva’s independent registered public accounting firm until Teva’s 2022 annual meeting of shareholders.

In addition, shareholders will consider Teva’s annual consolidated financial statements for the year ended December 31, 2020.

The Board of Directors recommends that you vote FOR all proposals.

Teva urges all of its shareholders to review its annual report (“Annual Report”) on Form 10-K for the year ended December 31, 2020.

RECORD DATE:	Only holders of ordinary shares (or American Depositary Shares representing such ordinary shares) of record at the close of business on May 5, 2021 will be entitled to vote at the Annual Meeting. Two holders of ordinary shares who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares, shall constitute a legal quorum. Should no legal quorum be present one-half hour after the scheduled time, the Annual Meeting shall be adjourned to one week from that day, at the same time and in virtual format.

By Order of the Board of Directors,

Dov Bergwerk

Senior Vice President,

Company Secretary

April 21, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 14, 2021

The accompanying Proxy Statement and our Annual Report are available at www.tevapharm.com/2021proxymaterials. We expect the proxy materials to be mailed and/or made available on or before April 30, 2021.

Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement	i

2020 Overview

Teva is a leading global pharmaceutical company. In 2020, we continued helping patients around the world to access affordable medicines and benefit from innovations to improve their health. Despite the COVID-19 pandemic challenges, we saw minimal impact on our supply chain, R&D programs and product launches. Our key growth drivers delivered promising results and milestones, and we met all components of our 2020 financial guidance.

Looking ahead, we will continue to optimize our manufacturing network, portfolio and pipeline, improve our profitability and generate cash, as we remain on track to repay our debt and achieve our long-term financial targets.

2020 Financial Results

Revenue	EPS	Cash

$16.7 billion	$(3.64) (GAAP)	$1.2 billion (cash flow from operating activities)

	$2.57 (non-GAAP*)	$2.1 billion (free cash flow**)

*	For a reconciliation of non-GAAP EPS to GAAP EPS, see Teva’s press release filed on Form 8-K on February 10, 2021.
**

Free cash flow includes cash flow generated from operating activities net of capital expenditures and deferred purchase price cash component collected for securitized trade receivables. For a reconciliation of free cash flow to cash flow from operating activities, see Teva’s press release filed on Form 8-K on February 10, 2021.

Key Product Updates—Leveraging Our Growth Engines

AUSTEDO® Continued strong growth in the U.S. Launched in China in early 2021. Submissions continue in various other countries around the world.	AJOVY® Global sales bolstered by launch of auto-injector. Launched throughout the EU and in certain international markets.	Biosimilars Truxima® achieved ~24% of U.S. market share. We strengthened our pipeline with a new biosimilar commercialization agreement.

Generics Launched first generic versions of HIV-1 treatments Truvada® and Atripla® in the U.S. Launched generic version of NuvaRing® in the U.S. in January 2021.	Digihaler® Launched three digital inhalers in the U.S.: ProAir®, ArmonAir® and AirDuo® with built-in sensors that track inhaler events and measure inspiratory flow.	Risperidone LAI Announced positive phase 3 results for risperidone LAI for patients with schizophrenia in January 2021.

Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement	1

2020 Overview

Teva’s Response to COVID-19

For further details, see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—The COVID-19 Pandemic” in our Annual Report on Form 10-K for the year ended December 31, 2020.

Continuing to Reduce our Debt

In the past three years, we have reduced our net debt by approximately $10 billion. As of December 31, 2020, our net debt was $23.7 billion.

2	Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement

Board and Corporate Governance Highlights

Our Board of Directors (the “Board of Directors” or the “Board”) continually evaluates Teva’s corporate governance policies and practices, focusing on ensuring effective oversight of Teva’s business and management. We have established a strong and effective framework to monitor the risks of our business.

Board and Corporate Governance

∎	Board refreshment and succession planning—seven new directors appointed over the last five years

∎	11 out of 12 directors are independent

∎	All members of our committees are independent

∎	25% female directors serving on the Board

∎	Annual Board and committees evaluation process

Board Oversight of Risk

∎	Full Board and individual Committees focus on understanding and assessing Company risks, including the oversight of risks related to the COVID-19 pandemic

∎	Board reviews risk management policies of our operations and business strategy and Board committees review risk in their areas of expertise

∎	The Audit Committee assists the Board with our financial reporting, independent auditors, internal controls, internal audit function, risk assessment and risk management and cybersecurity risks

∎

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than regarding financial reporting), our strategy and governance of environmental, social and governance matters (“ESG”) and our culture of integrity and also reviews policies and practices that may seriously impact our reputation

∎

The Finance and Investment Committee reviews our financial risk management policies, including our investment guidelines, financings and foreign exchange and currency hedging, as well as financial risk of certain transactions

∎

The Human Resources and Compensation Committee (the “HR and Compensation Committee”) oversees compensation, retention, succession and other human resources-related issues and risks, as well as initiatives to promote inclusion and diversity

∎	The Science and Technology Committee oversees risks relating to our intellectual property and research and development activities

∎	The Corporate Governance and Nominating Committee oversees risks relating to governance policies and initiatives

Director Alignment with Shareholder Interests

∎	In 2020, directors had an outstanding meeting attendance rate of 100%

∎

We maintain director stock ownership guidelines requiring stock ownership of five times the annual cash fee (excluding committees fees) paid to directors, which must be achieved within a certain timeframe

Shareholder Engagement

∎

Active shareholder engagement efforts, led by our Chairman of the Board and other Board members. Discussions are focused on responding to feedback received from shareholders on corporate governance, executive compensation and ESG matters

Our Environmental, Social and Governance Priorities and Accomplishments

∎

In 2020, Teva renewed its ESG strategy, which is core to our business and reflects how we address environmental and social issues, while also bringing value to Teva. Our assessment identified topics that we believe matter most to our stakeholders and our business, including access to health and medicines, inclusion and diversity, ethics and climate action and resilience

∎	Teva set new long-term environmental targets to help advance climate action and resilience, responsible use of natural resources and reductions in emissions, effluents and waste

∎	We continue to enhance ESG transparency, which has already resulted in steady improvements in ESG ranking indices

Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement	3

Proposal 1: Election of Directors

We continue our efforts to attract the highest quality talent to our Board, by adding diverse and highly qualified directors with global pharmaceutical experience and other qualifications.

Dr. Barer, our Chairman of the Board, is an independent director under NYSE regulations. Kåre Schultz, our President and Chief Executive Officer (the “President and CEO”) serves on the Board, which facilitates collaboration between the Board of Directors and management. Corporate governance remains a high priority and we continue to evaluate the size and composition of the Board to ensure that it maintains dynamic, exceptionally qualified leadership.

Following the recommendation of our Corporate Governance and Nominating Committee, the Board of Directors recommends that shareholders approve the appointment of Rosemary A. Crane, Abbas Hussain, Gerald M. Lieberman and Prof. Ronit Satchi-Fainaro to serve as directors until our 2024 annual meeting of shareholders. All nominees are currently members of the Board of Directors and qualify as independent directors under NYSE regulations.

In accordance with the Israeli Companies law, 5759-1999 (as amended from time to time, the “Israeli Companies Law”), all nominees for election as directors at the Annual Meeting have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as directors.

The Board of Directors recommends that shareholders vote FOR the appointment of Rosemary A. Crane, Abbas Hussain, Gerald M. Lieberman and Prof. Ronit Satchi-Fainaro, each to serve as directors until Teva’s 2024 annual meeting of shareholders.

Directors

The following table sets forth information regarding the directors and director nominees of Teva as of April 10, 2021:

Name	Age	Director Since	Term Ends

Dr. Sol J. Barer—Chairman	73	2015	2023

Kåre Schultz	59	2017	(1)

Rosemary A. Crane	61	2015	2021

Amir Elstein	65	2009	2022

Jean-Michel Halfon	69	2014	2023

Abbas Hussain (2)	56	2020	2021

Gerald M. Lieberman	74	2015	2021

Roberto A. Mignone	49	2017	2022

Dr. Perry D. Nisen	65	2017	2022

Nechemia (Chemi) J. Peres	62	2017	2023

Prof. Ronit Satchi-Fainaro	49	2018	2021

Janet S. Vergis	56	2020	2023

(1)	Mr. Schultz’s term ends contemporaneously with his term as President and CEO.
(2)	Mr. Hussain was appointed in September 2020 by the Board to serve until the Annual Meeting, where his nomination will be presented to shareholders for approval.

4	Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement

Proposal 1: Election of Directors

Persons Being Considered for Election at the Annual Meeting

Rosemary A. Crane Independent Director Committees: – Human Resources and Compensation (Chair) – Science and Technology

Ms. Crane joined the Board of Directors in 2015. Ms. Crane served as President and Chief Executive Officer of MELA Sciences, Inc. from 2013 to 2014. Ms. Crane was Head of Commercialization and a partner at Appletree Partners from 2011 to 2013. From 2008 to 2011, she served as President and Chief Executive Officer of Epocrates Inc. Ms. Crane served in various senior executive positions at Johnson & Johnson from 2002 to 2008, including as Group Chairman, OTC & Nutritional Group from 2006 to 2008, as Group Chairman, Consumer, Specialty Pharmaceuticals and Nutritionals from 2004 to 2006, and as Executive Vice President of Global Marketing for the Pharmaceutical Group from 2002 to 2004. Prior to that, she held various positions at Bristol-Myers Squibb from 1982 to 2002, including as President of U.S. Primary Care from 2000 to 2002 and as President of Global Marketing and Consumer Products from 1998 to 2000. Ms. Crane has served on the board of directors of Catalent Pharma Solutions, Inc. since 2018. From 2015 to 2019, she served as Vice Chairman of the Board of Zealand Pharma A/S. From 2017 to March 2019, she served on the board of directors of Edge Therapeutics. Ms. Crane received an M.B.A. from Kent State University and a B.A. in communications and English from the State University of New York.

Qualifications:

With over 30 years of experience in commercialization and business operations, primarily in the pharmaceutical and healthcare industries, and more than 25 years of therapeutic and consumer drug launch expertise, Ms. Crane provides broad experience and knowledge of the global pharmaceutical business and industry.

Abbas Hussain Independent Director Committees: – Audit – Finance and Investment – Science and Technology

Mr. Hussain joined the Board of Directors in September 2020. Mr. Hussain has served on the board of directors of Cochlear Limited and CSL Limited, both since 2018. From 2008 to 2017, Mr. Hussain held senior executive positions at GlaxoSmithKline plc (“GSK”), including Global President, Pharmaceuticals and Vaccines from 2013 to 2017, President, Europe and Emerging Markets, Pharmaceuticals from 2011 to 2013 and President, Emerging Markets, Pharmaceuticals from 2008 to 2011. Prior to joining GSK, he held senior roles with global responsibility at Eli Lilly and Company from 1998 to 2008, including President, European Operations from 2006 to 2008. Mr. Hussain has Joint Honors in medicinal chemistry and pharmacology from Loughborough Institute of Technology.

Qualifications:

With his executive experience in the biopharmaceutical industry and deep biotechnology insight, and through his executive and non-executive roles, Mr. Hussain will provide the Board with a broad global perspective and understanding of pharmaceutical manufacturing, product development, risk, health, safety, environment and corporate responsibility.

Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement	5

Proposal 1: Election of Directors

Gerald M. Lieberman Independent Director Committees: – Audit (Chair) – Human Resources and Compensation – Finance and Investment

Mr. Lieberman joined the Board of Directors in 2015. Mr. Lieberman is currently a special advisor at Reverence Capital Partners, a private investment firm focused on the middle-market financial services industry. From 2000 to 2009, Mr. Lieberman was an executive at AllianceBernstein L.P., where he served as President and Chief Operating Officer from 2004 to 2009, as Chief Operating Officer from 2003 to 2004 and as Executive Vice President, Finance and Operations from 2000 to 2003. From 1998 to 2000, he served as Senior Vice President, Finance and Administration at Sanford C. Bernstein & Co., Inc., until it was acquired by Alliance Capital in 2000, forming AllianceBernstein L.P. Prior to that, he served in various c-suite executive positions at Fidelity Investments and at Citicorp. Prior to joining Citicorp, he was a certified public accountant with Arthur Andersen. Mr. Lieberman has served as chairman of the board of directors of Entera Bio Ltd. since 2018. He previously served on the board of directors of Forest Laboratories, LLC from 2011 to 2014, Computershare Ltd. from 2010 to 2012 and AllianceBernstein L.P. from 2004 to 2009. Mr. Lieberman received a B.S. Beta Gamma Sigma with honors in business from the University of Connecticut.

Qualifications:

With his many years of experience as an executive in leading financial services companies, including his knowledge and experience in human capital development, succession planning and compensation, Mr. Lieberman provides finance, risk management, operating and human capital expertise for large, complex organizations.

Prof. Ronit Satchi-Fainaro Independent Director Committees: – Science and Technology – Compliance

Prof. Satchi-Fainaro joined the Board of Directors in 2018. Prof. Satchi-Fainaro is a Full Professor at Tel Aviv University, where she has served as Head of the Cancer Research and Nanomedicine Laboratory since 2006, Chair of the Department of Physiology and Pharmacology at the Sackler Faculty of Medicine since 2014, The Kurt and Herman Lion Chair in Nanosciences and Nanotechnologies since 2017, Director of the Cancer Biology Research Center since 2020 and a member of the Preclinical Dean’s Committee since 2015. She served as President of The Israel Controlled Release Society from 2010 to 2014. In 2003, she was appointed Instructor in Surgery at Children’s Hospital in Boston and Harvard Medical School, where she has been a Visiting Professor since 2005. Prof. Satchi-Fainaro also serves as a consultant to several biotech and pharmaceutical companies, and is a member of the scientific advisory board of the Blavatnik Center for Drug Discovery, The Israel Cancer Association and Vall d’Hebron University Hospital Foundation—Research Institute. She is also a member of several editorial boards of scientific journals. Prof. Satchi-Fainaro received her B.Pharm. from the Hebrew University in Jerusalem in 1995 and her Ph.D. in Polymer Chemistry and Cancer Nanomedicine from the University of London in 1999. She spent two years as a postdoctoral research fellow on biochemistry and protein delivery at Tel Aviv University and two years as a postdoctoral research fellow on vascular and cancer biology at Harvard University and Children’s Hospital in Boston.

Qualifications: With extensive experience in clinical medicine and research, Prof. Satchi-Fainaro provides in-depth knowledge of medicine and science.

6	Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement

Proposal 1: Election of Directors

Continuing Directors

Dr. Sol J. Barer Chairman of the Board Independent Director

Dr. Barer became Chairman of the Board of Directors in 2017, after joining Teva’s Board of Directors in January 2015. Dr. Barer is Managing Partner at SJ Barer Consulting. He also serves as an advisor to the Israel Biotech Fund. From 1987 to 2011, he served in top leadership roles at Celgene Corporation, including as Executive Chairman from 2010 to 2011, Chairman and CEO from 2007 to 2010, CEO from 2006 to 2010, President and Chief Operating Officer from 1994 to 2006 and President from 1993 to 1994. Prior to that, he was a founder of the biotechnology group at the chemical company Celanese Corporation, which was later spun off as Celgene. Dr. Barer has served on the board of directors of Cerecor, Inc. (formerly Aevi Genomic Medicine, Inc.) as lead director from 2020, on the board of directors of Contrafect as lead independent director from 2011 and as chairman of the board of directors of NexImmune, Inc. since 2019, which became a public company in February 2021. He served as Chairman of the Board of Edge Therapeutics from 2013 to March 2019, on the board of Aegerion Pharmaceuticals from 2011 to 2016, on the board of Amicus Therapeutics from 2009 to February 2017 and as Chairman of the Board of InspireMD from 2011 to June 2017. Dr. Barer is Founding Chair of the Center for Innovation and Discovery at the Hackensack Meridian Medical School. Dr. Barer received his Ph.D. in organic and physical chemistry from Rutgers University and his B.S. in chemistry from Brooklyn College of the City University of New York.

Qualifications:

With his long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, Dr. Barer provides broad and experienced knowledge of the global pharmaceutical business and industry as well as extensive scientific expertise.

Kåre Schultz Director and President and Chief Executive Officer

Mr. Schultz became Teva’s President and CEO and a member of the Board of Directors on November 1, 2017. From May 2015 to October 2017, Mr. Schultz served as President and Chief Executive Officer of H. Lundbeck A/S. Prior to that, Mr. Schultz worked for nearly three decades at Novo Nordisk, where he served in a number of leadership roles, including Chief Operating Officer, Vice President of Product Supply and Director of Product Planning and Customer Services in the Diabetes Care Division. Mr. Schultz has also held positions at McKinsey and Anderson Consulting. Mr. Schultz has served as a member of the board of directors of International Flavors and Fragrances Inc. since February 2021. Mr. Schultz served as a member of the board of directors of LEGO A/S from 2007 to 2020, as chairman of the board of directors of Royal Unibrew A/S from 2010 to 2017 and on the board of directors of Bitten og Mads Clausens Fond, the holding vehicle for Danfoss A/S during 2017. Mr. Schultz received a master’s degree in economics from the University of Copenhagen.

Qualifications:

With his leadership positions in various healthcare corporations, including his experience as a chairman and a director of several international corporations and his service as the President and Chief Executive Officer of Teva, Mr. Schultz provides unique global perspective on the healthcare and pharmaceutical industries.

Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement	7

Proposal 1: Election of Directors

Amir Elstein Independent Director Committees: – Corporate Governance and Nominating (Chair) – Audit – Finance and Investment

Mr. Elstein rejoined the Board of Directors in 2009. From January 2014 to July 2014, he served as Vice Chairman of the Board of Directors of Teva. Mr. Elstein has served as Chairman of the Board of Tower Semiconductor Ltd. since 2009 and Chairman of the Israel Democracy Institute since 2012. Mr. Elstein also serves as Chairman or as a member of the board of directors of several academic, scientific, educational, social and cultural institutions. Mr. Elstein served as Chairman of the Board of Governors of the Jerusalem College of Engineering from 2009 to 2018 and as Chairman of the Board of Directors of Israel Corporation from 2010 to 2013. From 2004 to 2008, Mr. Elstein was a member of Teva’s senior management, most recently as Executive Vice President, Global Pharmaceutical Resources. From 1995 to 2004, Mr. Elstein served on Teva’s Board of Directors. Prior to joining Teva as an executive in 2004, Mr. Elstein held a number of executive positions at Intel Corporation, most recently as General Manager of Intel Electronics Ltd., an Israeli subsidiary of Intel Corporation. Mr. Elstein received a B.Sc. in physics and mathematics from the Hebrew University in Jerusalem, an M.Sc. in solid state physics from the Hebrew University and a diploma in senior business management from the Hebrew University.

Qualifications:

With leadership positions in various international corporations, including his experience as chairman of international public companies and his service as an executive officer at Teva and other companies, Mr. Elstein provides global business management and pharmaceutical expertise.

Jean-Michel Halfon Independent Director Committees: – Compliance (Chair) – Corporate Governance and Nominating

Mr. Halfon joined the Board of Directors in 2014. He currently serves as an independent consultant, providing consulting services to pharmaceutical, distribution, healthcare IT and R&D companies. From 2008 to 2010, Mr. Halfon served as President and General Manager of Emerging Markets at Pfizer Inc., after serving in various senior management positions since 1989. From 1987 to 1989, Mr. Halfon served as Director of Marketing in France for Merck & Co., Inc. Mr. Halfon received a B.S. from Ecole Centrale des Arts et Manufactures and an M.B.A. from Institut Supérieur des Affaires.

Qualifications:

With his years of experience in senior management at leading pharmaceutical companies, particularly his experience with emerging markets, Mr. Halfon provides expertise in international pharmaceutical operations and marketing.

8	Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement

Proposal 1: Election of Directors

Roberto A. Mignone Independent Director Committees: – Finance and Investment (Chair) – Audit – Corporate Governance and Nominating

Mr. Mignone joined the Board of Directors in 2017. Mr. Mignone is the Founder and Managing Partner of Bridger Management LLC, a multi-billion dollar investment management firm founded in 2000 and specializing in long-term equity strategies. Since inception, Bridger Management has focused on the healthcare sector and has developed considerable research expertise in support of its investments. In addition to healthcare, Bridger Management invests in global consumer, technology and financial services companies. Prior to Bridger Management, Mr. Mignone co-founded and served as a partner of Blue Ridge Capital LLC from 1996 to 2000, an investment management firm specialized in health care, technology, media, telecommunications and financial services. Mr. Mignone serves as a co-Vice Chairman and member of the Finance Committee and Nominating Committee of the New York University Langone Medical Center. He received a Bachelor of Arts degree in Classics from Harvard College and an M.B.A. from Harvard University Graduate School of Business Administration.

Qualifications:

With his long career as a global investment professional focused on healthcare, Mr. Mignone provides the Board with finance and management expertise with respect to large, complex pharmaceutical organizations.

Dr. Perry D. Nisen Independent Director Committees: – Science and Technology (Chair) – Compliance

Dr. Nisen joined the Board of Directors in 2017. In 2018 he joined Soffinova Investments as Executive Partner, Private Equity. From 2014 to 2017, Dr. Nisen served as Chief Executive Officer and the Donald Bren Chief Executive Chair of Sanford Burnham Prebys Medical Discovery Institute. From 2004 to 2014, Dr. Nisen held various roles at GlaxoSmithKline, most recently as Senior Vice President, Science and Innovation. From 1997 to 2004, Dr. Nisen served as Divisional Vice President, Global Oncology Development, and as Divisional Vice President, Cancer Research, at Abbott Laboratories. Previously, he was the Lowe Foundation Professor of Neuro-Oncology at the University of Texas Southwestern Medical Center. Dr. Nisen has served as a director of Mirna Therapeutics since 2016. He received a B.S. from Stanford University, a Master’s degree in molecular biology, and an M.D. and PhD from Albert Einstein College of Medicine.

Qualifications:

With extensive experience in medical research and development and management positions in leading pharmaceutical companies, Dr. Nisen provides a unique perspective on business and R&D activities.

Teva Pharmaceutical Industries Ltd. 2021 Proxy Statement	9

Proposal 1: Election of Directors

Nechemia (Chemi) J. Peres Independent Director Committees: – Corporate Governance and Nominating – Human Resources and Compensation

Mr. Peres joined the Board of Directors in 2017. Mr. Peres serves as managing partner and co-founder of Pitango, Israel’s largest venture capital group. Pitango invests in technology companies across technology sectors, from IT to healthcare, with over 230 portfolio company investments since its inception in 1996. Mr. Peres serves on the board of directors of numerous Pitango portfolio companies. Mr. Peres is also the founder of Mofet Israel Technology Fund, one of Israel’s first venture capital funds, founded in 1992. Mr. Peres is chairman of the Peres Center for Peace and Innovation, and a board member at Social Finance Israel. He co-founded and chaired the Israel Venture Association (IATI—Israel Advanced Technology Industries) and he chaired the Israel America Chamber of Commerce from 2008 to 2011. Mr. Peres is a member of the Ethics and Sustainability committee at Geox S.p.A since 2020. In 2020, he co-founded the Israel Solidarity Fund to provide economic relief to those suffering from severe economic crisis due to the COVID-19 pandemic. He received a Bachelor of Science in industrial engineering and management and an M.B.A. from Tel Aviv University.

Qualifications: With his pioneering financial and entrepreneurial background, Mr. Peres provides the Board with a forward-thinking view on financial and strategic matters.

Janet S. Vergis Independent Director Committees: – Human Resources and Compensation – Compliance

Ms. Vergis joined the Board of Directors in June 2020. She served as a retained executive advisor to various private equity firms from 2013 to 2019. From 2011 to 2012, she served as the Chief Executive Officer of OraPharma, Inc., a specialty pharmaceutical company. From 2004 to 2009, she served as President of Janssen Pharmaceuticals LP, McNeil Pediatrics, Inc. and Ortho-McNeil Neurologics, Inc., subsidiaries of Johnson & Johnson. Ms. Vergis contributed to a number of Johnson & Johnson companies during her career, holding positions of increasing responsibility in research and development, new product development, sales and marketing. Ms. Vergis has served on the board of directors of Church and Dwight Co., Inc. since 2014, Dentsply-Sirona, Inc. since 2019 and SGS SA since March 2021. She previously served on the board of directors of MedDay Pharmaceuticals from 2016 to 2021, Amneal Pharmaceutical from 2015 to 2019, Lumara Health from 2013 to 2014 and OraPharma, Inc. from 2011 to 2012. Ms. Vergis received a Bachelor of Science in Biology and a Master’s of Science in Physiology from The Pennsylvania State University.

Qualifications:

With over 30 years of experience in many aspects of the healthcare industry, including research and development, new product development, sales, and various executive roles, as well as her experience as a board member of public pharmaceutical companies, Ms. Vergis provides the Board with broad global business experience in the pharmaceutical industry.

Family Relationships

There are no family relationships among any of our executive officers or directors.

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Under our Articles of Association, the Board of Directors must consist of three to 18 directors (including our President and CEO and two statutory independent directors, if required). Our Board of Directors consists of 12 persons, including our President and CEO. The Board of Directors has determined that all of the directors that currently serve and that will serve on the Board of Directors following the Annual Meeting are independent, except for Kåre Schultz, our President and CEO.

We currently maintain a policy to have at least two directors qualify as financial and accounting experts under Israeli law. Accordingly, the Board of Directors has determined that Gerald M. Lieberman and Roberto A. Mignone are financial and accounting experts under such criteria.

Our directors are generally entitled to review and retain copies of our documentation and examine our assets, as required to perform their duties as directors and to receive assistance, in special cases, from outside experts at our expense.

Board Diversity and Skills

Over the course of 2020, inclusion and diversity was a point of emphasis for our Board and our management team. Teva believes that inclusion and diversity are essential to its ability to innovate and grow its business. It is our desire to create and sustain an inclusive and diverse work environment.

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The chart below summarizes the notable skills, qualifications and experience of each of our directors and director nominees (in addition to requisite skills and expertise to perform their duties as directors) and highlights the balanced mix of skills, qualifications and experience of the Board as a whole. These are the same attributes that the Board considers as part of its ongoing director succession planning process. This high-level summary is not intended to be an exhaustive list of each director’s and director nominee’s skills or contributions to the Board.

SKILLS/QUALIFICATIONS/ EXPERIENCE	S. Barer	K. Schultz	R. Crane	A. Elstein	J. M. Halfon	A. Hussain	G. Lieberman	R. Mignone	P. Nisen	N. Peres	R. Satchi- Fainaro	J. Vergis

Accounting and financial reporting experience							✓	✓		✓

CEO / executive management leadership skills	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Human resource management and executive comp. knowledge and experience	✓		✓		✓	✓	✓			✓		✓

Pharmaceutical industry	✓	✓	✓	✓	✓	✓			✓	✓	✓	✓

Commercial and operations management	✓	✓	✓	✓	✓	✓				✓	✓	✓

Risk oversight and risk management		✓			✓	✓	✓	✓	✓		✓	✓

Science / medical research / innovation	✓		✓		✓	✓			✓	✓	✓	✓

Finance and investment markets	✓					✓	✓	✓		✓

ESG					✓	✓						✓

Academia/Education									✓		✓

Global perspective, international	✓	✓	✓	✓	✓		✓	✓		✓	✓	✓

ADDITIONAL QUALIFICATIONS AND INFORMATION

Audit committee financial expert / financial expert under Israeli law							✓	✓

Other public boards	✓	✓	✓	✓		✓	✓		✓	✓		✓

Board Practices

Director Terms and Education. Our directors are generally elected in three classes for terms of approximately three years. Due to the complexity of our businesses and our extensive global activities, we value the insight and familiarity with our operations that a director is able to develop over his or her service on the Board of Directors. Because we believe that extended service on our Board enhances a director’s ability to make significant contributions to Teva, we do not believe that arbitrary term limits on directors’ service are appropriate. At the same time, it is the policy of the Board that directors should not expect to be renominated automatically.

In recent years, we strengthened our Board of Directors with the addition of new highly qualified and talented directors, adding expertise as well as diversity to our Board of Directors. The average tenure of our

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current directors is 4.8 years of service and the average age is 61.5 years. We currently have three female directors out of 12 members serving on our Board of Directors. Our Chairman of the Board is independent under NYSE regulations, and 11 out of 12 of our directors are independent under NYSE regulations. Our only non-independent director is our President and CEO, which facilitates collaboration between the Board of Directors and management. We continue to evaluate the size and composition of our Board of Directors to ensure it maintains dynamic, exceptionally qualified members.

We provide an orientation program and a continuing education process for our directors, which include business and industry briefings, provision of materials, sessions from leading experts and professionals, meetings with key management and visits to Teva facilities. We evaluate and improve our education and orientation programs on an ongoing basis to ensure that our directors have the knowledge and background needed for them to best perform their duties.

Board Meetings. The Board of Directors holds at least six meetings each year to review significant developments affecting Teva and to consider matters requiring approval of the Board, with additional meetings scheduled when important matters require Board of Directors action between scheduled meetings. In consideration of the health and safety of our directors, executive officers and other employees, our Board and Committees meetings were conducted virtually in 2020, due to the COVID-19 pandemic. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Information regarding the number of Board committee meetings and attendance rates for 2020 is presented in the table below under “—Committee Composition and Board and Committee Attendance in 2020.”

Executive Sessions of the Board. Our directors meet in executive session (i.e., without the presence of management, including our President and CEO) generally in connection with each regularly scheduled Board meeting and additionally as needed. Executive sessions are chaired by Dr. Barer, the Chairman of the Board.

Annual Meetings. We do not have a formal policy requiring members of the Board to attend our annual meetings, although all directors are strongly encouraged to attend. All of our directors attended the 2020 annual meeting of shareholders, which was held virtually.

Board Leadership. The Board of Directors recognizes that one of its key responsibilities is to establish and evaluate an appropriate leadership structure for the Board of Directors so as to provide effective oversight of management. The Board of Directors has separate roles for the Chief Executive Officer and Chairman of the Board of Directors, with Dr. Barer serving as independent Chairman and Mr. Kåre Schultz as President and CEO. Dr. Barer’s long career as a senior pharmaceutical executive and leadership roles in various biopharmaceutical companies, as well as his extensive scientific expertise and knowledge of the global pharmaceutical business, have made him an invaluable resource to both the Board of Directors and the Chief Executive Officer. The Board of Directors has determined that this leadership structure is appropriate for Teva at this time because it ensures that the appropriate level of oversight, independence and responsibility is applied to all Board decisions.

Board of Directors Role in Risk Oversight. Management is responsible for assessing and managing risk, subject to oversight by the Board of Directors. Our annual risk assessment process includes both a top-down review of strategic risks and a bottom-up review of operational risks, which are presented to the Board of Directors. The Board of Directors fulfills its oversight responsibility for risk assessment and management by reviewing risk management policies and the risk appetite of our operations and business strategy and by instructing its committees to assist and advise in their areas of expertise, as described below. Each committee provides regular updates to the full Board regarding its activities.

∎

The Board oversees our risk management policies and risk appetite, including operational risks and risks relating to our business strategy and transactions. Various committees of the Board assist the Board in this oversight responsibility in their respective areas of expertise.

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∎

The Audit Committee assists the Board with the oversight of our financial reporting, independent auditors, internal controls, internal audit function and cybersecurity risks. It is charged with identifying any flaws in business management and recommending remedies, detecting fraud risks and implementing anti-fraud measures. The Audit Committee further discusses our policies with respect to risk assessment and management regarding financial reporting, cyber risks and other material risks.

∎

The Compliance Committee oversees our policies and practices for legal, regulatory and internal compliance (other than regarding financial reporting) and reviews policies and practices that may seriously impact our reputation.

∎

The Finance and Investment Committee reviews our financial risk management policies, including our investment guidelines, financings and foreign exchange and currency hedging, as well as financial risk of certain transactions.

∎	The HR and Compensation Committee oversees compensation, retention, succession and other human resources-related issues and risks.

∎	The Science and Technology Committee oversees risks relating to our intellectual property and research and development activities.

∎	The Corporate Governance and Nominating Committee oversees risks relating to our governance policies and initiatives.

During 2020, the Board and the HR and Compensation Committee closely monitored our performance in light of the COVID-19 pandemic. This included review of the effects the COVID-19 pandemic had on our business performance and operations, as well as on the safety, morale and engagement of our employees.

Cybersecurity Risk Management. The Audit Committee assists the Board with the oversight of cybersecurity risks. As part of its risk oversight function, the Audit Committee reviews our cyber risk assessment and management policies and receives briefings concerning Teva’s information security and technology risks, including cybersecurity. During 2020, the Audit Committee received four periodic briefings on Teva’s information security and risk management programs, including with respect to cyber security, global cyber threat trends, SAP implementation, threats arising from the COVID-19 pandemic and privacy controls. Teva’s information security office leads our cybersecurity risk management program. We also maintain cyber risk insurance coverage.

Director Service Contracts. Except for equity awards that accelerate upon termination, we do not have any contracts with any of our non-employee directors that provide for benefits upon termination of services. Information regarding director compensation can be found under “Non-Employee Director Compensation” below.

Communications with the Board. Shareholders, employees and other interested parties can contact any director or committee of the Board of Directors by writing to them care of Teva Pharmaceutical Industries Ltd., 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Company Secretary or Internal Auditor or by email to TevaAGM2021@tevapharm.com. Comments or complaints relating to our accounting, internal controls or auditing matters may also be referred to members of the Audit Committee, as well as other appropriate Teva departments. The Board of Directors has adopted a global “whistleblower” policy, which provides employees and others with an anonymous means of communicating with the Audit Committee.

Nominees for Directors. In accordance with the Israeli Companies Law, a nominee for service as a director must submit a declaration to us, prior to his or her election, specifying that he or she has the requisite qualifications to serve as a director and the ability to devote the appropriate time to performing his or her duties as such and that he or she is not restricted from serving as director under the Israeli Companies Law. All of our directors, including those nominated for appointment as directors at the Annual Meeting, have provided such declaration. A director who ceases to meet the statutory requirements to serve as a director must notify us to that effect immediately and his or her service as a director will terminate upon submission of such notice.

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Our Board of Directors believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and possess experience at a high level of responsibility within their chosen fields. When considering a candidate for director, our Corporate Governance and Nominating Committee considers whether the directors, both individually and collectively, can and do provide the experience, judgment, commitment, skills and expertise appropriate to lead Teva in the context of its industry. In addition, our Corporate Governance and Nominating Committee considers a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, as well as whether such nominee could provide added value to any of the committees of the Board of Directors, given the then existing composition of the Board of Directors as a whole. When seeking new candidates, the Corporate Governance and Nominating Committee also considers candidates representing a diversity of backgrounds, perspectives, ethnicities, races and genders. Our Corporate Governance and Nominating Committee also provides input and guidance regarding the independence of directors, for formal review and approval by our Board of Directors.

When seeking candidates for directorships, our Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the Board of Directors has in the past used and may continue to use the services of third party search firms to assist in the identification and analysis of appropriate candidates. After conducting an initial evaluation of a prospective candidate, members of the Board of Directors will interview that candidate if they believe the candidate may be suitable. The Chairman of the Board of Directors may also ask the candidate to meet with certain members of executive management.

If our Corporate Governance and Nominating Committee believes a director should be re-approved or a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board of Directors that candidate’s appointment or election, who, in turn, can submit the candidate for consideration by the shareholders.

The Israeli Companies Law provides a process by which one or more shareholders holding 1% or more of the voting rights of Teva may propose the nomination of a candidate to the Board of Directors. See “Shareholder Proposals for the 2021 Annual Meeting and the 2022 Annual Meeting” below.

Non-Employee Director Compensation

As required by the Israeli Companies Law, we have adopted a Compensation Policy for Executive Officers and Directors (the “Compensation Policy”), which is presented for shareholder approval at least once every three years. Pursuant to the Israeli Companies Law and regulations promulgated thereunder, any arrangement between Teva and a director relating to his or her compensation as a director or other position with Teva must generally be consistent with Teva’s Compensation Policy and approved by the HR and Compensation Committee, the Board and by a simple majority of Teva’s shareholders.

As approved at our 2019 annual general meeting of shareholders, our non-employee director annual compensation program (applicable to all non-employee directors except for the Chairman of the Board) is comprised of:

(i)	an annual Board membership fee of $130,000 paid in cash;

(ii)	additional annual cash fees for service on Board committees:

a.	$20,000 per annum to serve as a member of the Audit Committee; and $40,000 per annum to serve as chairperson of the Audit Committee;

b.	$15,000 per annum to serve as a member of the HR and Compensation Committee; and $30,000 per annum to serve as chairperson of the HR and Compensation Committee;

c.	$20,000 per annum to serve as a member on a special or ad-hoc committee of the Board; and $30,000 to serve as chairperson of such special or ad-hoc committee; and

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d.	$10,000 per annum to serve as a member of any other standing Board committee that is not listed in sub-sections (a)-(b); and $20,000 per annum to serve as chairperson on such committee; and

(iii)	an annual equity-based award in the form of restricted share units (“RSUs”) with an approximate aggregate grant date fair value of $160,000 and a one year cliff vesting.

As approved at our 2019 annual general meeting of shareholders, the annual compensation for the Chairman of the Board is comprised of:

(i)	an annual Board membership fee of $255,000 paid in cash;

(ii)	an annual equity-based award in the form of RSUs with an approximate aggregate grant date fair value of $285,000 and a one year cliff vesting; and

(iii)	office and secretarial services at Teva’s offices.

The Chairman of the Board is not entitled to additional annual cash fees for service on Board Committees.

Fees for Board and committee service are payable over the period of time during which the individual serves as a non-employee director. In the event that a non-employee director serves as a member of the Board during only part of the year, a pro-rated amount of the annual board membership fee and standing committee fees will be paid. In the event of an appointment to the Board between annual meetings of shareholders, the annual equity-based award shall be pro-rated. Upon completion of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director by virtue of such position and held by such director will immediately become vested.

We purchase directors’ and officers’ liability insurance for our directors and executive officers, as approved by our shareholders and consistent with the Compensation Policy. In addition, we release our directors from liability and indemnify them to the fullest extent permitted by law and our Articles of Association, and provide them with indemnification and release agreements for this purpose, substantially in the form approved by our shareholders at our 2012 annual meeting.

In addition, Teva reimburses or covers its non-employee directors’ expenses (including travel expenses) incurred in connection with attending meetings of the Board and its committees or in performing other services for Teva in their capacity as non-employee directors, in accordance with Israeli law and the Compensation Policy.

Any director elected to serve as a member of our Board and all directors currently serving on our Board will be compensated in the manner described above and will benefit from the insurance, indemnification and release discussed above.

No additional compensation is received for attendance at a Board or committee meeting.

Director Stock Ownership Guidelines

In 2019, we established director stock ownership guidelines requiring ownership of five times the annual cash fee paid to directors for board membership (excluding committees fees), which must be achieved within the later of six years of first becoming subject to these guidelines and January 1, 2025.

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2020 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

Dr. Sol J. Barer (3)	255,000	284,996	539,996

Rosemary A. Crane	170,000	159,997	329,997

Amir Elstein	180,000	159,997	339,997

Murray A. Goldberg (4)	72,608	0	72,608

Jean-Michel Halfon	160,000	159,997	319,997

Abbas Hussain (5)	50,000	122,670	172,670

Gerald M. Lieberman	195,000	159,997	354,997

Roberto A. Mignone	180,000	159,997	339,997

Dr. Perry D. Nisen	160,000	159,997	319,997

Nechemia (Chemi) J. Peres	155,000	159,997	314,997

Prof. Ronit Satchi-Fainaro	150,000	159,997	309,997

Janet S. Vergis (6)	86,007	159,997	246,004

(1)	The amounts shown include the paid cash portion of the annual fee for the Chairman of the Board and Board membership fees and committee service fees for other non-employee directors.
(2)

In June 2020, each non-employee director serving at that time was granted 12,668 RSUs, and the Chairman of the Board was granted 22,565 RSUs, based on the grant date fair value of a share of $12.63. Non-employee directors that join between annual general meetings are eligible for an equity grant value that is pro-rated in an amount equal to the difference between (i) an annual grant of $160,000 (for non-employee directors other than the chairman) and (ii) the product of (x) an annual grant ($160,000) divided by 12 and (y) the number of months (including partial months) in the period between the last annual meeting of shareholders and the date of such appointment. Accordingly, in September 2020, Abbas Hussain was granted 13,050 RSUs based on the grant date fair value of a share of $9.40. The amounts shown in the Stock Awards column represent the aggregate grant date fair values of RSUs computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”). Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, as relevant. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2020. These RSUs vest one year from the grant date. As of December 31, 2020, the aggregate number of unvested RSUs held by each current non-employee director was as follows: Dr. Sol J. Barer: 40,130; Rosemary A. Crane: 18,709; Amir Elstein: 18,709; Jean-Michel Halfon: 18,709; Abbas Hussain: 13,050; Gerald M. Lieberman: 18,709; Roberto A. Mignone: 18,709; Dr. Perry D. Nisen: 18,709; Nechemia J. Peres: 18,709; Prof. Ronit Satchi-Fainaro: 18,709; and Janet S. Vergis: 12,668. Upon completion or termination of a non-employee director’s service as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested awards granted to such director in virtue of such position and held by such director will immediately become vested. In 2020, Murray A. Goldberg received accelerated vesting of equity in connection with his completion of Board service.

(3)	During his service as Chairman of the Board, Dr. Barer is entitled to an annual fee of $255,000 and an annual equity-based award with an approximate grant date fair value of $285,000.
(4)	Mr. Goldberg’s term expired in June 2020.
(5)	Mr. Hussain was appointed to the Board on September 1, 2020.
(6)	Ms. Vergis was elected to the Board at the 2020 annual meeting on June 9, 2020.

Mr. Schultz was not and will not be entitled to any compensation in his capacity as a member of the Board or any committee thereof.

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Committees of the Board

Our Articles of Association provide that the Board of Directors may delegate its powers to one or more committees as it deems appropriate to the extent such delegation is permitted under the Israeli Companies Law. The Board of Directors has appointed the standing committees listed below, as well as ad-hoc committees appointed from time to time for specific purposes determined by the Board.

We have adopted charters for all of our standing committees, formalizing the committees’ procedures and duties. These committee charters are available on our website at www.tevapharm.com.

Committee Composition and Board and Committee Attendance in 2020

Name	Audit	Human Resources and Compensation	Corporate Governance and Nominating	Finance and Investment	Compliance	Science and Technology

Rosemary A. Crane		Chair				∎

Amir Elstein	∎		Chair	∎

Jean-Michel Halfon			∎		Chair

Abbas Hussain	∎			∎		∎

Roberto A. Mignone	∎		∎	Chair

Dr. Perry D. Nisen					∎	Chair

Nechemia (Chemi) J. Peres		∎	∎

Gerald M. Lieberman	Chair	∎		∎

Prof. Ronit Satchi-Fainaro					∎	∎

Janet S. Vergis		∎			∎

No. of meetings in 2020	7	6	5	4	4	4

Average attendance rate	100%	100%	100%	100%	100%	100%

In 2020, our Board of Directors met 10 times. In 2020, each of our current directors attended 100% of the meetings of the Board and Board committees on which he or she served. In consideration of the health and safety of our directors, executive officers and other employees, our Board and Committees meetings were conducted virtually in 2020, due to the COVID-19 pandemic.

In addition to the above, during 2020, the Chairman of the Board and various Committee chairpersons held discussions focusing on pending litigation matters.

Audit Committee

The Israeli Companies Law requires publicly held Israeli companies to appoint an audit committee. As a NYSE-listed company, Teva’s Audit Committee must be comprised solely of independent directors, as defined by the Securities and Exchange Commission (the “SEC”) and NYSE regulations.

The responsibilities of our Audit Committee include, among others: (a) identifying flaws in the management of our business and making recommendations to the Board of Directors as to how to correct them and providing for arrangements regarding employee complaints with respect thereto; (b) making determinations and considering providing approvals concerning certain related party transactions and certain actions involving conflicts of interest; (c) reviewing the internal auditor’s performance and approving the internal audit work program and examining our internal control structure and processes; (d) examining the independent auditor’s scope of work and fees; and (e) providing for arrangements regarding employee complaints regarding questionable accounting or auditing matters and monitoring compliance with and investigating alleged violations and enforcing provisions of Teva’s Code of Conduct. Furthermore, the Audit Committee discusses the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) and presents to the Board of Directors its recommendations with respect to the proposed financial statements and MD&A.

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In accordance with the Sarbanes-Oxley Act and NYSE requirements, the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. In addition, the Audit Committee is responsible for assisting the Board of Directors in monitoring our financial statements, the effectiveness of our internal controls and our compliance with legal and regulatory requirements. The Audit Committee also discusses our policies with respect to risk assessment and risk management regarding financial reporting and risks that may be material to us and major legislative and regulatory developments that could materially impact Teva’s contingent liabilities and risks.

The Audit Committee charter sets forth the scope of the committee’s responsibilities, including its structure, processes and membership requirements; the committee’s purpose; its specific responsibilities and authority with respect to, among others, registered public accounting firms; complaints relating to accounting, internal accounting controls or auditing matters; and its authority to engage advisors as determined by the Audit Committee.

The Audit Committee also reviews and receives briefings concerning Teva’s information security and technology risks, including cybersecurity, and has been briefed on Teva’s information security and risk management programs. Teva’s information security office leads our cybersecurity risk management program.

All of the Audit Committee members have been determined to be independent as defined by SEC and NYSE regulations.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman (chair) and Roberto A. Mignone are “audit committee financial experts” as defined by applicable SEC regulations.

Human Resources and Compensation Committee

The Israeli Companies Law requires publicly held Israeli companies to appoint a compensation committee. As a NYSE-listed company, Teva’s HR and Compensation Committee must be comprised solely of independent directors, as defined by the SEC and NYSE regulations.

The HR and Compensation Committee is responsible for establishing annual and long-term performance goals and objectives for our executive officers, as well as reviewing our compensation philosophy and policies (including our Compensation Policy).

The HR and Compensation Committee is responsible for reviewing plans for the succession of our chief executive officer and other senior members of executive management.

The HR and Compensation Committee also evaluates the performance of our chief executive officer and other executive officers, makes recommendations to the Board of Directors regarding the compensation of our executive officers and directors, reviews any organizational restructuring pertaining to the roles, responsibilities and selection of executive officers and oversees our labor practices.

All of the HR and Compensation Committee members have been determined to be independent as defined by SEC and NYSE regulations.

Corporate Governance and Nominating Committee

The NYSE Listed Company Manual requires publicly listed companies to appoint a corporate governance / nominating committee composed entirely of independent directors, as defined by NYSE regulations.

The role of our Corporate Governance and Nominating Committee is to (i) identify individuals who are qualified to become directors; (ii) recommend to the Board of Directors director nominees for each annual meeting of shareholders; and (iii) assist the Board of Directors in establishing and reviewing Teva’s statement of corporate governance principles and promoting good corporate governance in Teva.

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All of the Corporate Governance and Nominating Committee members have been determined to be independent as defined by NYSE regulations.

Finance and Investment Committee

The role of our Finance and Investment Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to our financial and investment strategies and policies, including determining policies on these matters and monitoring implementation. It is also authorized to approve certain financial transactions (such as material loans and other financing arrangements), review our financial risk management policies and evaluate the execution, financial results and integration of Teva’s completed acquisitions, as well as various other finance-related matters, including our global tax structure and allocation policies. According to the committee’s charter, at least one of the committee’s members must be qualified as a financial and accounting expert under SEC regulations and/or the Israeli Companies Law.

The Board of Directors has determined that, of the directors on this committee, Gerald M. Lieberman and Roberto A. Mignone (chair) are financial and accounting experts under Israeli law.

A majority of committee members must be determined to be independent as defined by NYSE regulations.

Compliance Committee

The role of our Compliance Committee is to oversee our: (i) policies and practices for complying with laws, regulations and internal procedures; (ii) policies and practices regarding issues that have the potential to seriously impact our business and reputation; (iii) global public policy positions; (iv) strategy and governance of ESG matters and to advise the Board on ESG matters; and (v) implementation of our culture of integrity.

A majority of committee members must be determined to be independent as defined by NYSE regulations. The chairperson of the Audit Committee shall be invited by the committee chairperson to participate in the Compliance Committee, as deemed relevant to the committee’s agenda.

Science and Technology Committee

The Science and Technology Committee oversees our overall strategic direction and investment in research and development and technological and scientific initiatives. As part of this responsibility, it reviews scientific and R&D strategy and priorities, scientific aspects of business development activities and technological trends. It assists the Board of Directors in risk management oversight relating to R&D and our intellectual property, advises on our intellectual property strategy, reviews new technology in which Teva is, or is considering, investing and reviews the efficacy and safety profile of new pharmaceuticals.

All of the committee members must be determined to have scientific, medical or other related expertise. A majority of committee members must be determined to be independent as defined by NYSE regulations.

Code of Business Conduct

Teva has adopted a code of business conduct applicable to its directors, executive officers, and all other employees. A copy of the code is available to every Teva employee on Teva’s internet site, upon request to its human resources department, and to investors and others on Teva’s website at www.tevapharm.com or by contacting Teva’s investor relations department, legal department or the internal auditor. If we make any amendment or grant any waiver to this code that applies to our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions, and that relates to an element of the SEC’s “code of ethics” definition, then we will disclose the nature of the amendment or waiver on Teva’s website. The Board of Directors has approved a whistleblower policy which functions in coordination with Teva’s code of business conduct and provides an anonymous means for employees and others to communicate with various departments of Teva, including the Audit Committee. Teva has also implemented a training program for new and existing employees concerning the code of business conduct and whistleblower policy.

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Principles of Corporate Governance

We have adopted a set of corporate governance principles, which is available on our website at www.tevapharm.com. We place great emphasis on maintaining high standards of corporate governance and continuously evaluate and seek to improve our governance standards. These efforts are expressed in our corporate governance principles, our committee charters and the policies of our Board of Directors. Teva is in compliance with all corporate governance standards currently applicable to Teva under Israeli and U.S. laws, SEC regulations and NYSE listing standards.

Insider Trading Policy

Our directors, executive officers and employees, as well as their immediate family members, persons living in their home and entities controlled by any of the foregoing persons are subject to Teva’s insider trading policy (the “Policy”). The Policy prohibits insider trading and certain speculative transactions (including short sales, buying put and selling call options and other hedging or derivative transactions in Teva’s securities), and establishes a regular blackout period schedule during which directors, executive officers and certain employees may not trade in Teva’s securities. In addition, the Policy establishes pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in Teva’s securities. The Policy applies not only to Teva’s ADSs and ordinary shares, but also to its debt securities and other securities for which Teva securities serve as underlying assets.

Board Evaluation Process

Our Board of Directors is committed to continuous improvement and recognizes the fundamental role a robust Board of Directors and committee evaluation process play in ensuring that our Board of Directors maintains optimal composition and functions effectively.

In the annual self-evaluation process, the members of the Board of Directors conduct a confidential oral assessment of the performance, risk oversight and composition of the Board and any committees of which he or she is a member with the Company Secretary. As part of the evaluation process, the Board of Directors, in conjunction with the Corporate Governance and Nominating Committee, reviews the effectiveness and overall composition, including director tenure, board leadership structure, diversity and skill sets, of the Board of Directors to ensure the Board of Directors serves the best interests of shareholders and positions the company for future success. The results of the oral assessments are then summarized and communicated back to each committee, committee chair and the entire Board of Directors. After the evaluations, each committee, committee chair and the entire Board of Directors and management work to improve upon any issues presented during the evaluation process and to identify opportunities that may lead to further improvement. The Corporate Governance and Nominating Committee also uses this process to assess and determine the characteristics and skills required of prospective candidates for election to the Board of Directors.

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Shareholder Engagement

In late 2020 and early 2021, the Board conducted discussions with our shareholders as part of our ongoing commitment to strengthen our corporate governance and to gather input from our stakeholders, which we believe enables us to better understand their perspectives. During this time, we contacted shareholders representing approximately 50% of our outstanding shares. Our Chairman of the Board, the Chair of our HR and Compensation Committee and another member of the Board who presented on ESG matters participated in discussions with shareholders representing approximately 22% of our outstanding shares. In addition, we engaged with the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co.

The discussions covered a broad array of matters, including:

∎	the COVID-19 pandemic and its impact on our human capital;

∎	our ESG materiality assessment, our enhanced ESG transparency and the resulting improvements in ESG ranking indices;

∎	inclusion and diversity at Teva;

∎	executive succession planning; and

∎	changes to our executive compensation program over recent years.

Feedback from our shareholders was shared and discussed with the HR and Compensation Committee, the Corporate Governance and Nominating Committee and the Board.

The Board and management continue to engage regularly in dialogue with many of the Company’s largest shareholders, and the HR and Compensation Committee will continue to consider shareholder feedback and the results of the advisory vote on executive compensation in connection with its determinations of executive compensation. Through our shareholder outreach, we have established important feedback channels that provide a valuable way to receive ongoing input from our shareholders.

See also “Executive Compensation—Compensation Discussion & Analysis—2020 Say-on-Pay Vote and Shareholder Engagement.”

Human Capital Management

Our employees are the heart of our company. We seek to make Teva an inclusive, diverse and safe workplace, with meaningful compensation, benefits and wellness programs, and offering training and leadership development programs that foster career growth.

Our HR and Compensation Committee, Compliance Committee and Board play key roles in overseeing human capital management at Teva and devote time throughout the year to its strategy and execution.

The Board and executive management view inclusion and diversity as essential to our ability to innovate and grow our business. It is our desire to create and sustain an inclusive and diverse work environment.

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Human Capital Management

As of December 31, 2020, Teva’s work force consisted of 40,216 employees. We have employees in 60 countries around the world, representing a wide range of nationalities. Employees identifying as female represent 45% of our global employee population, 47% of managers and 23% of top executives as of December 31, 2020.

We seek to underscore our inclusive and diverse culture through employee resource groups and training, among other things. For instance, in the U.S., the Teva Inclusion Network is made up of nine employee resource groups, which have a key role in creating a culture of inclusion and bring together employees with shared characteristics and life experiences to foster opportunities for networking, mentoring, collaboration, community outreach, career development, leadership training and cultural exchanges.

Since the start of the COVID-19 pandemic, we have operated conscientiously, focusing on the health, safety and well-being of our employees as a top priority. We have reduced the number of employees in our facilities to enable social distancing by introducing virtual solutions and flexible work arrangements. We adhere to PPE and hygiene instructions to protect our people, their families and the communities where we operate and live.

We enhanced our well-being programs, equipped our managers with information and tools on effective management in times of disruption, and provided employees with online resources to address the challenges of working remotely.

We have been monitoring employee morale during this time in many ways, including by conducting our annual employee survey. Results of the 2020 survey show that employee engagement levels are high. Employees are feeling connected with Teva’s mission and values. They feel pride in Teva’s positive impact on society and have trust in Teva’s future.

For further information, see “Item 1—Business— Human Capital Management” in our Annual Report on Form 10-K for the year ended December 31, 2020.

Environmental, Social and Governance

In 2020, as the world confronted some of the most complex challenges of our time, Teva reevaluated its ESG strategy with the support of its leadership and Board of Directors. Our new strategy views ESG as core to our business and reflects how we address environmental and social issues, while also bringing value to Teva.

Our 2020 materiality assessment identified the ESG topics that we believe matter most to our stakeholders and our business. These topics are the basis of our ESG efforts and complement the areas disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020, together reflecting our financial and non-financial performance. We report annually on how we manage these topics and our progress towards achieving them.

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Environmental, Social and Governance

Of these material topics, we identified ten where we believe Teva can have the greatest impact and which have the greatest impact on our business. These include access to health and medicines, inclusion and diversity, ethics and climate action and resilience. We focus additional resources on these areas, appointing task forces, working groups and committees to set goals and ensure progress.

ESG at Teva

For the health of our patients, our world and our business

Environmental

With 61 manufacturing sites around the world, and a growing list of issues impacting our planet, we have a responsibility to lessen our impact on the environment. This year, Teva set new long-term environmental targets to help advance climate action and resilience, responsible use of natural resources through improved management and reductions in emissions, effluents and waste.

Social

Advancing access to medicines is imperative to our business. We are focused on becoming a committed global health partner addressing unmet needs, increasing the reach of affordable medicines and expanding our generic and innovative medicines portfolio. We aspire to achieve this as a donor, convener and access innovator. Our efforts to create quality, affordable medicines for more people around the world are governed by our Access to Medicines working group and guided by Teva’s Position on Access to Medicines. In 2020, we received marketing authorizations for 800 generic medicines and 100 specialty medicines. We engage partners to advance access initiatives, help reduce healthcare costs and create cost-effective solutions, respond to drug shortages and participate in global health tenders in an effort to make treatments easily accessible and affordable for all.

Governance

As part of our culture of compliance, Teva promotes ethical behavior across our business and expects every employee to comply with relevant laws, regulations and Teva policies. Centered on our values, Teva’s Code of Conduct outlines our policies to uphold high ethical standards and conduct our business with integrity. Teva’s Policy on the Prevention of Corruption is designed to prevent corruption and to ensure Teva complies with applicable laws and regulations.

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Environmental, Social and Governance

For Teva, upholding a culture of compliance means an environment where all employees and management have a comprehensive understanding of rules, regulations, policies, procedures, best practices and behaviors, as well as accountability for the risks and potential consequences associated with non-compliance. We encourage rigorous, open debate that leads to ethical business decisions. A robust culture of compliance encompasses all aspects of Teva’s global operations—from research and development to sourcing APIs.

ESG Governance

Teva’s Board of Directors oversees ESG activities and provides strategic guidance and direction, receiving updates from its committees on their respective ESG-related activities. The Compliance Committee reviews emerging best practices, trends and key issues related to ESG, oversees our ESG strategy and governance and reports to the Board on ESG matters. In November 2020, the Board of Directors held a dedicated session on ESG and appointed a Board representative to serve as a voice on Teva’s ESG progress in our engagement with shareholders. Our executive management approves all global commitments and targets and reviews Teva’s annual ESG Progress Report. Teva’s dedicated ESG team is responsible for strategy implementation, coordination with relevant internal functions and local markets and engagement with various external stakeholders, as well as reporting, disclosures and communications. Cross-functional task forces, working groups and committees meet quarterly or on an ad-hoc basis to manage individual priority ESG topics. They are responsible for goal setting and coordination with relevant business units to ensure progress and accountability.

Teva 2020 ESG Performance

We continue to enhance ESG transparency, which has already resulted in steady improvements in ESG ranking indices, as evidenced by the chart below:

For more details on Teva’s ESG performance, please see our 2020 ESG Progress Report (expected to be published in May 2021).

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Executive Officers

The following table sets forth information regarding our executive officers as of April 10, 2021:

Name	Age	Executive Officer Since	Position

Kåre Schultz	59	2017	President and Chief Executive Officer

Richard Daniell	54	2017	Executive Vice President, European Commercial

Sven Dethlefs	52	2017	Executive Vice President, Global Marketing & Portfolio and International Markets Commercial

Eric Drapé	59	2019	Executive Vice President, Global Operations

Dr. Hafrun Fridriksdottir	59	2017	Executive Vice President, Global R&D

Eli Kalif	48	2019	Executive Vice President, Chief Financial Officer

Brendan O’Grady	54	2017	Executive Vice President, North America Commercial

Mark Sabag	51	2013	Executive Vice President, Chief Human Resources Officer and Global Communications and Brand

David M. Stark	52	2016	Executive Vice President, Chief Legal Officer

Kåre Schultz President and Chief Executive Officer	The biography of Kåre Schultz, our President and Chief Executive Officer, and one of our directors, appears under “—Directors” above.

Richard Daniell Executive Vice President, European Commercial	Mr. Daniell was appointed Executive Vice President, European Commercial in 2017. From 2016 to 2017, he served as President and CEO, Teva Europe Generics. From 2015 to 2016, he served as Chief Integration Officer, leading the integration of the Actavis Generics business into Teva. From 2015 to 2016, he served as Chief Operating Officer, International Markets. From 2011 to 2015 he served as Cluster General Manager, United Kingdom and Ireland. Mr. Daniell received a B.Sc. degree in chemistry from the University of Auckland, New Zealand.

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Executive Officers

Sven Dethlefs Executive Vice President, Global Marketing & Portfolio and International Markets Commercial	Mr. Dethlefs was appointed Executive Vice President, Global Marketing & Portfolio and International Markets Commercial in April 2021. Prior to such appointment, he served as Executive Vice President, Global Marketing & Portfolio from 2017 to April 2021. From 2016 to 2017, he served as Global Head of Respiratory Medicines, for Teva’s Global Specialty Medicines business. From 2013 to 2016, he served as Chief Operating Officer, Teva Global Operations. Mr. Dethlefs joined Teva as General Manager, Teva Germany, in 2008. Prior to joining Teva, he was a partner at McKinsey & Company. Mr. Dethlefs received his Ph.D. in biochemistry from the FU Berlin/Pasteur Institute Paris.

Eric Drapé Executive Vice President, Global Operations	Mr. Drapé was appointed Executive Vice President, Global Operations in 2019. From 2015 to 2019, he served as Teva’s Executive Vice President and Chief Quality Officer. From 2014 to 2017 he also served as head of Teva’s Biologics Operations, and from 2014 to 2015 he served as Senior Vice President, Technical Operations Steriles, Respiratory and Biologics at Teva. Prior to joining Teva, Mr. Drapé served as Executive Vice President, Technical Operations of Ipsen Pharma and in several leading positions at Novo Nordisk. Mr. Drapé holds a Doctorate degree in Pharmacy and a DESS in Analytical Control of Drugs from the Université Paris XI. He also received his Executive MBA from the Scandinavian International Management Institute in Copenhagen.

Dr. Hafrun Fridriksdottir Executive Vice President, Global R&D	Dr. Fridriksdottir was appointed Executive Vice President, Global R&D in 2017. From February 2017 to November 2017, she served as Executive Vice President, President of Global Generics R&D, after serving as Senior Vice President and President of Global Generics R&D from 2016. Prior to joining Teva, Dr. Fridriksdottir served as Senior Vice President and President of Global Generics R&D in Allergan plc from 2015 to 2016. From 2002 to 2015, she held positions of increasing responsibility within the Actavis Group, including Senior Vice President, R&D. From 1997 to 2002, Dr. Fridriksdottir served as Divisional Manager of Development at Omega Pharma, until its merger with Actavis. Dr. Fridriksdottir received an MS degree in pharmacy and a Ph.D. in physical pharmacy from the University of Iceland.

Eli Kalif Executive Vice President, Chief Financial Officer	Mr. Kalif was appointed Executive Vice President, Chief Financial Officer in 2019. From 2001 to 2019 he held various leadership and senior executive finance positions at Flex Ltd., a Nasdaq listed global technology, design and manufacturing service provider. From 2010 to 2019, Mr. Kalif served as Flex Ltd.’s Senior Vice President, Finance, leading its finance organization. From 1996 to 2001, Mr. Kalif worked for Deloitte Israel in various positions as a certified public accountant. Mr. Kalif received his bachelor degree in accounting and economics from the College of Management Academic Studies in Israel and is a Certified Public Accountant.

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Executive Officers

Brendan O’Grady Executive Vice President, North America Commercial	Mr. O’Grady was appointed Executive Vice President, North America Commercial in 2017. From 2016 to 2017, he served as Chief Commercial Officer, Global Specialty Medicines and served as interim head of Teva’s European Specialty business. From 2015 to 2016, he served as President and CEO, Teva North America Generics. Prior to that, he held various senior roles since joining Teva in 2001 as a Regional Account Manager. Before joining Teva, Mr. O’Grady spent ten years with Sanofi predecessor companies in a variety of commercial and medical affairs roles that began in field sales. Mr. O’Grady has served as a member of the board of directors of American Well Corporation since 2015, which became a public company in August 2020. Since 2017, Mr. O’Grady serves on the science and technology committee and on the policy committee of the Association for Accessible Medicines, on the board of the Pharmaceutical Research and Manufacturers of America and he was appointed to serve on the U.S. Investment Advisory Council in September 2019. He received his B.S. from Geneseo State University, NY in management science/marketing and holds an M.B.A. from Baker University in Baldwin City, Kansas.

Mark Sabag Executive Vice President, Chief Human Resources Officer and Global Communications and Brand	Mr. Sabag was appointed Executive Vice President, Global Human Resources in 2013, and then Executive Vice President, Chief Human Resources Officer and Global Communication & Brand in 2019. Prior to that, he held several senior Human Resources positions including Global Deputy Vice President, Human Resources from 2012 to 2013, Vice President, Human Resources for Teva’s International Group and Vice President, Global Human Capital and M&A from 2006 to 2012. Prior to joining Teva, Mr. Sabag held several senior global human resources roles at Intel Corporation. Mr. Sabag received a B.A. in economics and business management from Haifa University.

David M. Stark Executive Vice President, Chief Legal Officer	Mr. Stark was appointed Executive Vice President, Chief Legal Officer in 2017. From 2016 to 2017, he served as Group Executive Vice President, Chief Legal Officer. From 2014 to 2015, Mr. Stark was Senior Vice President and General Counsel, Global Specialty Medicines. Since joining Teva in 2002, Mr. Stark served in a series of roles with increasing responsibilities in Teva North America and Teva Americas, including as Senior Director, Deputy General Counsel, and Vice President and General Counsel. Prior to joining Teva, Mr. Stark was an associate attorney in the litigation departments at Willkie Farr & Gallagher LLP between 1998 and 2002, Chadbourne & Parke between 1997 and 1998 and Haight, Gardner, Poor & Havens between 1994 and 1997. Mr. Stark received a J.D. from New York University School of Law and a B.A. in political science from Northeastern University, summa cum laude.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our 2020 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information for the following named executive officers (“NEOs”):

Name	Position
Kåre Schultz	President and Chief Executive Officer (“CEO”)
Eli Kalif	Executive Vice President, Chief Financial Officer (“CFO”)
Dr. Hafrun Fridriksdottir	Executive Vice President, Global Research & Development
Brendan O’Grady	Executive Vice President, North America Commercial
Eric Drapé	Executive Vice President, Global Operations

Quick CD&A Reference Guide

I. BUSINESS AND COMPENSATION OVERVIEW

Compensation Objectives

In order to accomplish our key corporate objectives, we must attract, motivate and retain highly skilled and experienced people to execute our corporate strategy and lead our team. To that end, our executive officer compensation program is designed to:

(i)	link pay to performance;

(ii)	align executive officers’ interests with those of Teva and its shareholders over the long term;

(iii)	provide competitive compensation to attract and retain talent; and

(iv)	encourage performance without excessive risk.

2020 Select Business Highlights

In 2020, despite challenges due to COVID-19, we made meaningful progress in executing on our strategic plan and delivered results within our original financial guidance, as detailed below.

Strategic Developments

∎

We successfully navigated our operations through the COVID-19 pandemic with minimal impact on our supply chain, research & development programs and product launches, while focusing on the health, safety and well-being of our employees as a top priority.

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Executive Compensation

∎

Sales of AUSTEDO for Huntington’s disease and tardive dyskinesia continue to grow, with $638 million in global revenues in 2020, an increase of 65% compared to 2019. AUSTEDO was launched in China in early 2021.

∎

Sales of AJOVY for the preventive treatment of migraines in adults continued to grow, bolstered by the launch of our auto-injector device, with $183 million in global revenues in 2020. In the U.S., revenues were $134 million, an increase of 45% compared to 2019. AJOVY was launched in all EU markets and in certain international markets.

∎

After its launch in November 2019, we continued to grow the market share of Truxima to approximately 24% in the U.S., our first oncology biosimilar product in that market and the first rituximab biosimilar to be approved in the U.S., indicated for rheumatoid arthritis.

∎	We launched the first generic versions of HIV-1 treatments Truvada and Atripla tablets in the U.S.

∎	We launched our Digihaler portfolio, the first and only digital, breath-actuated inhalers with built-in sensors that track inhaler events and measure inspiratory flow.

∎	We announced a strategic partnership with Alvotech for the exclusive commercialization of five biosimilar product candidates in the U.S.

∎

We renewed our Environmental, Social, and Governance (“ESG”) strategy, published our annual ESG Progress Report, and in January 2021 externally communicated our ambitious long-term environmental goals.

∎

In January 2020, we released Teva’s U.S. Economic Impact Report, based on an independent analysis by economic policy experts at Matrix Global Advisors (“MGA”), detailing the billions of dollars saved by Teva’s generic medicines and the Company’s impact on the U.S. and global economies.

∎	We reduced our net debt by an additional $1.2 billion to a total of $23.7 billion at the end of 2020.

Financial Results

∎

Revenues in 2020 were $16,659 million, a decrease of 1% in both U.S. dollar and local currency terms, compared to 2019, which was within the range of our February 2020 financial guidance, mainly due to a decline in revenues from certain oncology products, COPAXONE® and certain respiratory products, partially offset by higher revenues from AUSTEDO and AJOVY. The decline in revenues was also affected by reduced demand for certain products resulting from the impact of the COVID-19 pandemic.

∎

Operating loss was $3,572 million in 2020, compared to an operating loss of $443 million in 2019. The increase in operating loss in 2020 was mainly due to goodwill impairment charges, partially offset by lower provisions in connection with legal settlements and loss contingencies, as well as higher profit in our North America segment.

∎

As of December 31, 2020, our debt was $25,919 million, compared to $26,908 million as of December 31, 2019. This decrease was mainly due to senior notes repaid at maturity with cash generated during the year, partially offset by exchange rate fluctuations.

∎

GAAP Loss Per Share was $3.64 in 2020, compared to GAAP Loss Per Share of $0.91 in 2019; non-GAAP Earnings Per Share (“EPS”) were $2.57 in 2020, which was above our February 2020 financial guidance, compared to non-GAAP EPS of $2.40 in 2019. Please see “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Non-GAAP Income Data” of our Annual Report on Form 10-K for the year ended December 31, 2020 for a reconciliation of non-GAAP EPS.

∎	During 2020, we generated free cash flow of $2,110 million, which was in line with our February 2020 financial guidance, which we define as comprising $1,216 million in cash flow generated from

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Executive Compensation

operating activities, $1,405 million in beneficial interest collected in exchange for securitized accounts receivables and $67 million in proceeds from sale of property, plant and equipment and intangible assets, partially offset by $578 million in cash used for capital investments. The increase in 2020 compared to 2019 resulted mainly from higher cash flow generated from operating activities, partially offset by less cash generated from sales of assets and higher capital investments.

Ensuring Business Continuity and Achieving Performance Goals Despite COVID-19

As a leading global pharmaceutical company, Teva provides essential medicines to millions of patients around the world every day. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption of financial markets. Despite these challenges, in 2020, we did not experience significant impacts or delays from the COVID-19 pandemic on our business operations and we delivered financial results in line with our original guidance as communicated in February 2020. We remain focused on the health and well-being of our employees and on our responsibility to continue to provide our medicines to the nearly 200 million patients who depend on us every day.

In 2019, we had essentially concluded our restructuring plan, steadied our earnings performance and begun bringing new specialty products to market around the world. In 2020, we began transitioning to a growth orientation, with several product launches and growth in sales and market share of recently launched products.

Consistent with this strategic shift, the HR and Compensation Committee and the Board shifted the focus of incentives by incorporating Net Revenue into our long-term incentive equity metrics. Non-GAAP EPS and Free Cash Flow remained the financial performance metrics under our annual incentive plan. Even amidst the headwinds and operational impacts of the global pandemic, our CEO and our executive officers led the Company in successfully achieving 101% of the 2020 non-GAAP EPS goal, which reflected an increase of 7% over 2019 actual performance, and achieving 106% of the 2020 Free Cash Flow goal, which reflected an increase of 3% over 2019 actual performance. No adjustments were made to these goals due to the global pandemic.

See “—Key Aspects of 2020 Executive Compensation—3. 2020 Targets Increased and Rigorous; Performance Achievement under Annual and Long-Term Programs Aligned with Targets; No Adjustments Due to COVID-19” below for additional information on the target and achievement levels of performance for these metrics.

Key Aspects of 2020 Executive Compensation

1.	2020 CEO Compensation: Majority Performance-Based (Total and Long-Term Incentive Equity)

Approximately 86% of our CEO’s 2020 compensation was variable and at-risk, with the substantial majority being performance-based. In addition, 70% of the long-term incentive equity grants were in the form of performance share units (“PSUs”). The PSUs are subject to three-year performance metrics tied to our key goals and there is a relative Total Shareholder Return (“TSR”) modifier (+/- 20%). The PSUs will vest, if at all, at the end of the performance period. The other 30% of long-term incentive equity grants were in the form of time-based restricted share units (“RSUs”), which vest over four years. In 2020, our shareholders approved an increase in the target grant date fair value of the CEO’s long-term incentive equity award by $4 million in connection with an amendment to his employment agreement, in order to bring his target total direct compensation in line with the market median range. The increase, which took the form of performance-based PSUs, raised the performance-based proportion of long-term incentive equity to 70%, as described above, and the performance-based portion of total direct compensation to 66%. There was no increase to the CEO’s annual base salary or target annual incentive as compared to 2019.

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Executive Compensation

2020 CEO Target Total Direct Compensation

Executive	Principal Position	Base Salary	Target Annual Incentive	Target Long-Term Incentive: PSUs (*)	Target Long-Term Incentive: RSUs (*)	Total (*)

Kåre Schultz	CEO	$2,000,000	$2,800,000	$7,000,000	$3,000,000	$14,800,000

% of Total		14%	19%	47%	20%	100%

% of Long-Term Incentive				70%	30%
(*)	Equity values have been rounded to the nearest $10,000.

2.	2020 Long-Term Incentives: 70% Performance-Based Equity for CEO, 50% for all other NEOs; High Threshold Performance Level; Three-Year Performance Goal

Similar to 2019, 50% of the value of the target equity grant for executive officers is subject to performance-based vesting conditions in the form of PSUs (excluding the CEO, whose target equity grant is 70% performance-based, as described in Item 1 above), and the other 50% is in the form of time-based RSUs. This enhances the strong link between pay and performance for our NEOs and the alignment of the interests of the NEOs with those of Teva and its shareholders.

A minimum of 85% of target performance must be achieved in order to earn any PSUs for a particular metric, which is a rigorous and challenging level of achievement that must be met before any PSUs are earned. In addition, the HR and Compensation Committee and the Board established three-year goals for the performance period.

3.	2020 Targets Increased and Rigorous; Performance Achievement under Annual and Long-Term Programs Aligned with Targets; No Adjustments Due to COVID-19

No Adjustments Due to COVID-19. The HR and Compensation Committee and the Board did not make any adjustments to the targets and did not exercise any discretion to make adjustments to our annual or long-term incentive plan goals due to COVID-19, demonstrating our strong performance relative to those goals despite challenging circumstances.

Annual Cash Incentives. At the beginning of 2020, we established annual cash incentive plan targets for Non-GAAP EPS and Free Cash Flow that were aligned to the ranges of our outlook as communicated to investors in February 2020. These goals were considered rigorous, aggressive and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks, including the significant continuing headwinds we were facing.

The 2020 Non-GAAP EPS goal was set at $2.55, 6% higher than our actual 2019 performance and 2% higher than the 2019 goal, and the Free Cash Flow goal remained the same as 2019 at $2.0 billion, based on the assumptions communicated to investors in February 2020, including:

∎	Anticipated continued decline in COPAXONE revenue from $1.5 billion in 2019 to approximately $1.2 billion in 2020 due to an expected increase in generic competition;

∎	Anticipated continued increase of AUSTEDO revenue in the U.S. from $412 million in 2019 to $650 million in 2020; and

∎	Anticipated continued increase of global AJOVY revenue from $96 million in 2019 to $250 million in 2020.

In spite of the challenges we faced in 2020, we achieved very solid results. For the 2020 annual incentive plan, the HR and Compensation Committee and the Board determined that the Company’s

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Executive Compensation

achievement was 101% of our 2020 Non-GAAP EPS target, and 106% of our 2020 Free Cash Flow target. Based on achievement of these corporate objectives, along with determination of the NEOs’ individual performance achievement (which represented 25% of the target total opportunity), the HR and Compensation Committee and the Board approved an annual incentive plan payout of 109% of target for the CEO and between 115% and 128% of target for the other NEOs.

Long-Term Incentives. For 2018-2020 PSUs, the HR and Compensation Committee and the Board determined that the achievement for the combined three-year performance period was 106% of the target for Non-GAAP EPS, resulting in an earning percentage of 131%, and achievement of 117% of the target for Free Cash Flow, resulting in an earning percentage of 185% (2018 was the last year before we changed to different metrics for the PSUs; in 2019 the metrics were Net Debt and Non-GAAP Operating Profit with a Relative TSR Modifier and in 2020 the metrics were Net Revenue and Non-GAAP Operating Profit with a Relative TSR Modifier). The average of these earning percentages, 158%, was then subject to a relative TSR modifier, which adjusted the earning percentage downward by 20%, resulting in a modified earning percentage of 126% of the target number of PSUs.

Realizable Pay Demonstrates Pay for Performance Alignment

Realizable pay reflects the actual value of annual incentives and equity awards received or to be received by our NEOs, and fluctuates with performance and with increases or decreases in share price. For this reason, contrasting target pay with realizable pay provides a meaningful demonstration of pay for performance alignment.

When the Company does not meet performance targets and/or the share price decreases, an executive’s realizable pay is affected. The following charts demonstrate the relationship between the target and realizable pay values, in each of the past three years, of our NEOs’: (1) annual incentive, and (2) annual equity grants, including PSUs, RSUs, and stock options, as applicable, following the conclusion of the applicable three-year PSU performance period (December 31) and RSU and option values from the same annual grant as of that date. The equity grants to the NEOs in 2016 included PSUs and stock options and in 2017 and 2018 included PSUs, RSUs and stock options. The realizable value of this equity has been calculated by multiplying the number of earned shares for each PSU grant and the number of vested and unvested RSUs (for the 2017 and 2018 grants) by the stock price per share on the last trading day of the relevant performance period, and by determining the intrinsic (or “in the money”) value of vested and unvested stock options on these dates, as applicable.

With respect to PSUs, for 2016 grants, the Company’s three-year performance produced an earning percentage of 75%, but because of the decrease in the share price, the realizable value of such PSUs represented just 22% of the target value.

For NEOs that received a grant in February 2017, the Company’s three-year performance produced an earning percentage of 100%, but because of the decrease in the share price, the realizable value of such PSUs represented just 35% of the target value, and the realizable value of RSUs represented just 31% of the grant value. Per the terms of Mr. Schultz’s employment agreement, he received a grant of PSUs, RSUs, and stock options upon commencing employment in November 2017. The decline in the share price that had taken place before his grant date resulted in a lower grant date fair value per unit, which led the CEO’s realizable value of such PSUs to represent 104% of the target value and the realizable value of RSUs to represent 94% of the grant value.

For 2018 grants, the Company’s three-year performance produced an earning percentage of 126%, but because of the decrease in the share price, the realizable value of such PSUs represented just 72% of the target value and the realizable value of RSUs represented just 52% of the grant value.

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Executive Compensation

With respect to stock options granted in 2016, 2017, and 2018, because of the decrease in the share price, no stock options granted had any intrinsic value at the conclusion of the respective PSU performance periods.

Average NEO Annual Cash Incentive Payout as % of Target	Average NEO Annual Equity Grant (PSUs, RSUs, Options) Realizable Value as % of Target Value

* The average NEO 2017 grant realizable value is 22% excluding the CEO’s annual equity award granted in November 2017, which had a lower fair value per unit when it was granted.

No Earned Shares for CEO 3-Year Sign-On PSU Grant. In 2017, in connection with the recruitment and inducing of Kåre Schultz to serve as CEO of Teva, the Company granted three-year and five-year sign-on PSUs to Mr. Schultz. The three-year PSUs had a target grant date fair value of $7.5 million (as determined based on the closing price of Teva’s shares on the date prior to the announcement of Mr. Schultz’s hire), to be earned based on the achievement of performance goals related to the absolute increase in the price of Teva’s shares over the three-year period following the commencement date of his employment. The performance goals ranged from a 16% increase to a 158% increase for the three-year performance period, and generally would have vested on the third, fourth and fifth anniversaries of the commencement date. At the end of the three-year performance period, the stock price had not achieved the threshold level. Accordingly, no shares were earned in respect of the three-year sign-on PSUs, which underscores the substantial pay for performance orientation of our CEO’s compensation. The five-year PSU performance period will end in 2022.

2020 Say-on-Pay Vote and Shareholder Engagement

At the 2020 annual meeting of shareholders, our shareholders approved, on an advisory basis, in our Say-on-Pay proposal, the compensation of our NEOs, with approximately 79% of the votes cast on the matter “For” such approval.

In late 2020 and early 2021, the Board conducted discussions with shareholders, as part of our ongoing commitment to strong corporate governance and continuous dialogue with our stakeholders, which we believe enables us to better understand their perspectives.

During this time, we contacted shareholders representing approximately 50% of our outstanding shares. Our Chairman of the Board, the Chair of our HR and Compensation Committee and another member of the Board who presented on ESG matters participated in discussions with shareholders representing approximately 22% of our outstanding shares. In addition, we engaged with the research teams at proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co.

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Executive Compensation

The discussions covered a broad array of matters as presented in the table below.

Topics Raised	Teva Response
Changes to executive compensation program over recent years

The Chair of our HR and Compensation Committee raised the topic of our executive compensation program. Shareholder commentary on the subject was limited, and ultimately, there were no common themes. (Given the opportunity to determine the topics of discussion, most shareholders focused on the other topics set forth below.) Following engagement with shareholders over the past few years, the HR and Compensation Committee has taken the following actions:

∎  Increased the proportion of long-term incentive equity grants that are performance-based from 50% to 70% for the CEO (2020) and from 33% to 50% for all other NEOs (2019);

∎  Introduced a relative TSR modifier in our long-term performance-based awards (2017);

∎  Enhanced disclosure to show the threshold, target and maximum performance levels and payout opportunities for the annual cash incentive plan and for PSUs, the performance period of which has ended (2018);

∎  Eliminated overlapping metrics in short- and long-term performance-based awards (2019);

∎  Updated peer group criteria by reducing the revenue range to $10-$40 billion from $10-$70 billion, which resulted in the removal of five of the largest companies by revenue, to reflect current organizational status (2019);

∎  Enhanced stock ownership guidelines by increasing the ownership guideline for the CEO to 6x base salary (from 4x) and for the other executive officers to 3x base salary (from 2x), adopted ownership guidelines for members of the Board of Directors equal to 5x the annual cash retainer fee for Board membership (excluding committee fee) and discontinued including unvested PSUs toward satisfaction of the ownership guidelines (2019); and

∎  Requested and obtained shareholder approval to decrease compensation for the Chairman of the Board and revise the compensation for other directors to provide greater alignment with shareholders (2019).

COVID-19 and its impact on our human capital

Our HR and Compensation Committee, Compliance Committee and Board play key roles in overseeing human capital management at Teva and devote time throughout the year to its strategy and execution.

Since the start of the COVID-19 pandemic, we have operated conscientiously, focusing on the health, safety and well-being of our employees as a top priority. We have reduced the number of employees in our facilities to enable social distancing by introducing virtual solutions and flexible work arrangements. We adhere to PPE and hygiene instructions to protect our people, their families and the communities where we operate and live.

We enhanced our well-being programs, equipped our managers with information and tools on effective management in times of disruption, and provided employees with online resources to address the challenges of working remotely.

We have been monitoring employee morale during this time in many ways. For example, in 2020, we conducted an annual employee survey. Results of the survey show that employee engagement levels are high. Employees are feeling connected with Teva’s mission and values. They feel pride in Teva’s positive impact on society and have trust in Teva’s future.

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Executive Compensation

Topics Raised	Teva Response
Environmental, Social, and Governance

The Board and the executive management team firmly believe that ESG, or “how” we achieve our goals and underscore non-financial performance, is critical to our long-term sustainability and success.

In 2020, Teva conducted a robust materiality assessment with input from internal and external stakeholders to identify the ESG topics most important to our business and where Teva can have the greatest impact. We invested in programs to address global health challenges such as chronic diseases and access to medicines, improved our environmental sustainability, and strengthened controls to ensure ethical conduct. We publish an annual ESG progress report, and in January 2021, externally communicated our ambitious long-term environmental goals.

We continue to enhance transparency, which has already resulted in steady improvements in ESG ranking indices. Sustainalytics ranked Teva in the top 10% of pharmaceutical companies and named us an outperformer for environmental performance. Our Dow Jones Sustainability Index performance improved from the 55th to the 70th percentile in our industry over the last year. Our CDP climate change score improved from a B to an A- in the last year, ranking Teva in the top 38% of companies.

Inclusion and diversity

The Board and executive management view inclusion and diversity as essential to our ability to innovate and grow our business. It is our desire to create and sustain an inclusive and diverse work environment.

Employees identifying as female represent 45% of our global employee population, 47% of managers, 23% of top executives, and 25% of directors as of December 31, 2020.

We seek to underscore our inclusive and diverse culture through employee resource groups and training, among other things.

Executive succession planning	The HR and Compensation Committee and Board view succession planning as a top priority. Our succession planning covers the CEO as well as our executive management team. The goal of succession planning is to ensure we have the highest caliber talent pool to lead our strategic growth in a collaborative environment. Both internal and external candidates will be considered but we are highly encouraged by our commitment to develop internal talent. The CEO is fully engaged in this process.

Feedback from our shareholders was shared and discussed with the HR and Compensation Committee, the Corporate Governance and Nominating Committee and the full Board.

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The Board and management continue to engage regularly in dialogue with many of the Company’s largest shareholders, and the HR and Compensation Committee will continue to consider shareholder feedback and the results of the advisory vote on executive compensation in connection with its determinations of executive compensation as depicted in our annual shareholder engagement cycle below. Through our shareholder outreach, we have established important feedback channels that provide a valuable way to receive ongoing input from our shareholders.

II. COMPENSATION PHILOSOPHY AND OBJECTIVES

Compensation Philosophy

∎

Pay-for-performance: We aim to incentivize our executive officers by creating a strong link between their performance and compensation. Therefore, a significant portion of the total compensation package provided to our executive officers is based on measures that reflect both our short- and long-term goals and performance, as well as the executive officer’s individual performance and impact on shareholder value.

∎

Alignment of executive officers’ interests with those of Teva and its shareholders: In order to promote retention and motivate executive officers to focus on long-term objectives and the performance of Teva’s shares, a significant portion of the compensation packages of our executive officers is granted in the form of equity-based compensation, which creates a direct link between the interests of executive officers and the interests of Teva and its shareholders. By making executive officers shareholders with a personal stake in the value of Teva, we are motivating them to create, and enabling them to share in, Teva’s growth and success, while also fostering an ownership culture among executive officers.

∎

Competitive compensation to attract and retain talent: We compete with global companies to attract and retain highly talented professionals with the necessary capabilities to promote creativity, encourage high achievement, manage our complex business and worldwide operations and execute our strategy. The HR and Compensation Committee and the Board reference, among other things, the amounts and structures of the compensation of executive officers in the companies in our peer group in determining competitive pay levels, and generally target total direct compensation at the median range of comparable positions at these companies.

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Executive Compensation

∎

High standards of corporate governance, compliance and risk management: We are committed to transparent and ethical business practices. Maintaining high standards of corporate governance and legal compliance are key factors in our success. This allows us to create long-term value for our shareholders as well as all of our other stakeholders, including employees, customers, suppliers and, above all, patients worldwide. Compensation is structured in a manner that creates an incentive to deliver high performance (both short- and long-term) while taking into account our compliance and risk management philosophy and avoiding undue pressure on executive officers to take excessive risks, thereby encouraging a balanced and effective risk-taking approach.

Compensation Policy under the Israeli Companies Law

Due to our unique position as an Israeli company with an extensive global footprint, we aim to adopt compensation policies and practices that match those of similar global companies, but we must also comply with applicable Israeli law, including the requirement that Israeli publicly-traded companies adopt a compensation policy which is submitted periodically for shareholder approval and contains certain limits on elements of compensation. Executive compensation decisions must generally be consistent with that policy.

As approved at our 2019 annual meeting of shareholders, and as required by the Israeli Companies Law, we have adopted a Compensation Policy regarding the terms of office and employment of our “Office Holders” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance, and other benefits (the “Terms of Office and Employment”). Each of our NEOs is an Office Holder within the meaning of the Israeli Companies Law. The Compensation Policy is reviewed from time to time by the HR and Compensation Committee and the Board to ensure its alignment with our compensation philosophy and objectives and to consider its appropriateness for Teva. Under the Israeli Companies law, we are required to submit the compensation policy to shareholders at least once every three years for approval. Please see “—Compensation Policy Requirements” below.

Compensation Governance

The HR and Compensation Committee assesses the effectiveness of our compensation program periodically and reviews risk mitigation and governance matters. We do this by maintaining the following best practices:

What We Do
Shareholder Engagement	We reach out to shareholders to understand and address their perceptions and concerns regarding our executive compensation program.
Shareholder-Approved Compensation Policy	We must generally comply with the provisions of our shareholder-approved Compensation Policy in all decisions in connection with executive compensation.
Majority Variable Pay	The majority of total executive compensation is variable and at-risk, and a meaningful percentage is performance-based.
Balance Short- and Long-Term Compensation	The allocation of incentives among the annual incentive plan and the long-term incentive plan does not over-emphasize short-term performance at the expense of achieving long-term goals.
Combination of Balanced Performance Metrics	We use a diverse set of performance metrics in our incentive plans to ensure that no single measure affects compensation disproportionately.

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What We Do
Equity for Long-Term Incentives

We use PSUs with a three-year performance period and RSUs that vest over four years to motivate long-term performance, align the interests of executive officers and shareholders and provide an incentive for retention.

Independent Compensation Consultant	Our HR and Compensation Committee has engaged an independent compensation consultant to provide information and advice for use in Committee decision-making.
Peer Data	We review compensation benchmark data from peer companies whose industry, revenues, and global footprint share similarities with Teva.
Stock Ownership Guidelines	We maintain guidelines for executive officers and directors to maintain meaningful levels of stock ownership.
Clawback	We maintain a clawback policy to recoup cash and equity-based incentives paid to executive officers based on erroneously prepared financial statements or other misconduct.
Risk Assessment	We conduct an annual risk assessment of our compensation program.
Cap Bonus, Equity Grant Fair Values and PSU Payouts	We cap annual cash incentive payouts, annual equity grant date fair values at target, and the number of PSUs that may be earned under an award, pursuant to the Compensation Policy.
Double Trigger Change-in-Control Provisions

If there is a change in control, outstanding equity awards will vest only if there is both a change-in-control and a termination of employment (a “double trigger”). A change-in-control alone will not trigger vesting.

What We Don’t Do
No Dividends on Unearned Awards	Under our equity plan, we do not pay dividends or dividend equivalents on shares that a participant has not yet earned or that have not vested.
No Hedging or Pledging of Company Securities	We prohibit executive officers and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.
No Repricing of Underwater Stock Options	Our equity plan does not permit the repricing of stock options where the strike price exceeds the then-current fair market value without shareholder approval.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups in employment agreements.
No Guaranteed Bonuses	We do not provide guaranteed performance bonuses to our executive officers.
No Backdating, or Discounting Stock Options	We do not backdate stock options or provide discounted stock options.

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Executive Compensation

III. COMPENSATION DETERMINATION PROCESS

Key Participants

The roles and responsibilities of all parties involved with the compensation determination process are set forth below:

Participant	Responsibilities
Shareholders

∎  Approve the Compensation Policy as required under the Israeli Companies Law, including caps for cash incentives and equity, at least once every three years, and any changes thereto

∎  Cast advisory vote on proposal(s) regarding executive compensation under U.S. law

∎  Approve any compensation that deviates from the Compensation Policy

∎  Approve compensation of the CEO

∎  Approve compensation of directors

∎  Approve equity plans, material changes to equity plans and share reserve increases

∎  Provide direct feedback and input to Teva and our Board

Board of Directors

∎  Evaluate performance of the CEO and executive officers, including the NEOs

∎  Review and approve (subject to shareholder approval in certain cases):

∎  Equity plans, material changes to equity plans and share reserve increases

∎  CEO and executive officer compensation, with input and recommendation from, and prior approval of, the HR and Compensation Committee

∎  Changes to the Compensation Policy

Human Resources and Compensation Committee

∎  Consider shareholder feedback and all other factors to help align our executive compensation program with the interests of Teva and our shareholders and long-term value creation

∎  Review and approve (subject to Board and shareholder approval in certain cases):

∎  CEO and executive officer compensation, including adjustments to executive officers’ base salaries, cash incentives and equity compensation, as well as other components of compensation

∎  Performance-based metrics and goals under the annual cash incentive plan and PSU plan

∎  Achievement of performance-based goals under the annual cash incentive plan and associated with PSUs

∎  Equity plans and awards

∎  The Compensation Policy and its continued appropriateness (periodically)

∎  The CD&A and the compensation tables and accompanying narrative descriptions

Independent Compensation Consultant

∎  Advise the HR and Compensation Committee on various director and executive officer compensation and governance topics, including:

∎  Compensation Policy, pay philosophy, best practices and market trends

∎  Selection of peer group companies

∎  Director and executive officer compensation practices and levels at peer group companies

∎  Design of annual cash incentive plan and performance and other equity plans, and awards and grants under each plan

∎  Stock ownership guidelines

∎  Review and provide an independent assessment of the data and materials presented by management to the HR and Compensation Committee

∎  Participate in HR and Compensation Committee meetings as requested

CEO

∎  Evaluate the performance of other executive officers, including the other NEOs, and recommend adjustments to base salaries, annual cash incentives and long-term equity compensation

∎  Develop business goals, which are evaluated and incorporated by the HR and Compensation Committee and the Board in the design of our executive officer compensation program

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Executive Compensation

Role of Independent Compensation Consultant

The HR and Compensation Committee has the authority to retain independent compensation consultants to assist it in the performance of its duties and responsibilities without consulting or obtaining the approval of management of the Company. The HR and Compensation Committee has retained Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent compensation consultant. Semler Brossy reported directly to, and was directly accountable to, the HR and Compensation Committee. While the HR and Compensation Committee took into consideration the review and recommendations of this independent advisor when making decisions about the Company’s executive officer and director compensation practices and governance related topics, the HR and Compensation Committee ultimately made its own independent decisions about these matters.

The HR and Compensation Committee assessed the independence of Semler Brossy pursuant to the rules of the SEC and the NYSE. In doing so, the HR and Compensation Committee considered the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. The HR and Compensation Committee also considered the nature and amount of work performed for the HR and Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. After these reviews, the HR and Compensation Committee concluded that there were no conflicts of interest, and that Semler Brossy was independent pursuant to SEC and NYSE rules.

Compensation Peer Group and Peer Selection Process

The HR and Compensation Committee believes that obtaining relevant market and benchmark data is very important to making determinations about executive compensation. This information provides a solid reference point for making decisions and very helpful context even though, relative to other companies, there are differences and unique aspects of the Company.

The HR and Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources when making decisions about the structure and component mix of our executive compensation program. The HR and Compensation Committee also considers broader industry practices and our competitors for talent.

The HR and Compensation Committee has developed and maintained a relevant group of peer companies (the “Peer Group”) using the following criteria:

∎	Industry: Pharmaceutical sector/subsector;

∎	Company size: $10 billion to $40 billion of revenues, market capitalization of $10 billion to $160 billion, and a similar number of employees as Teva; and

∎

Global presence and geography: Global footprint and breadth, with focus on U.S. and European markets; we made a conscious decision to include both U.S. and non-U.S. companies (in terms of headquarters and country of primary exchange listing) in order to reflect Teva’s international presence and competition in the global talent market.

Revenues are considered a primary factor in determining the Peer Group, which has been constructed so that our revenues are generally in the middle of the revenue range of the Peer Group companies. In general, the HR and Compensation Committee accords less weight to market capitalization due in part to the number of factors that can influence and cause volatility in the spot price of the common stock of a company. The HR and Compensation Committee believes that the Peer Group companies are the companies with which we compete for talent.

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Executive Compensation

The Peer Group established for setting 2020 compensation consisted of the following companies:

Company	Headquarters	Revenues (1) ($ in millions)	Market Cap (1) ($ in millions)	Employees (1)
AbbVie, Inc.	United States	$32,753	$99,975	30,000
Allergan Plc	Ireland	$15,787	$53,555	16,900
Amgen, Inc.	United States	$23,768	$124,576	21,500
Astellas Pharma, Inc.	Japan	$11,785	$26,712	16,243
AstraZeneca Plc	United Kingdom	$21,137	$116,266	64,400
Biogen, Inc.	United States	$12,053	$41,421	7,800
Bristol-Myers Squibb Co.	United States	$22,561	$78,958	23,300
Eli Lilly & Co.	United States	$24,556	$110,108	38,680
Gilead Sciences, Inc.	United States	$22,214	$82,092	11,000
GlaxoSmithKline Plc (2)	United Kingdom	$39,325	$104,629	95,490
Merck KGaA	Germany	$17,017	$46,709	51,713
Mylan NV	United Kingdom	$11,428	$10,586	35,000
Novo Nordisk A/S	Denmark	$17,174	$126,116	43,202
Sanofi	France	$39,529	$112,263	104,226
Takeda Pharmaceutical Co., Ltd.	Japan	$18,920	$54,477	49,578

	Revenues ($ in millions)	Market Cap ($ in millions)	Employees
Teva Pharmaceutical Industries Ltd. Percentile Rank	40th	0th	60th
Median	$21,137	$82,092	35,000
(1)	Source (revenue, market capitalization and employee number information): Dow Jones (September 2019).
(2)	New peer company added for 2020.

The HR and Compensation Committee periodically reviews the Peer Group to ensure that the companies included continue to meet the primary selection criteria outlined above. The HR and Compensation Committee revised the Peer Group for 2020 by adding GlaxoSmithKline Plc since it met the Peer Group criteria. In addition, Celgene Corp. and Shire plc were removed due to being acquired and Bayer AG was removed because it no longer met the Peer Group criteria.

The HR and Compensation Committee and the Board consider data from the Peer Group companies in reviewing market pay levels, allocations and practices. Other factors considered when setting the compensation of our CEO and executive officers include sustained performance, criticality of contributions to Teva, and the executive officer’s role, skills, experience and development. The HR and Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data.

Internal Considerations. The HR and Compensation Committee also reviews relevant internal ratios between executive officer compensation and the compensation of other employees, specifically the average and median values of other employee compensation, and its potential effect on the Company’s labor relations in connection with the review and approval of compensation to executive officers.

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Executive Compensation

IV. COMPONENTS OF OUR COMPENSATION PROGRAM

2020 Components in General

The HR and Compensation Committee, Board and shareholders each participated in the selection of the components of compensation set forth in the chart below to achieve our stated executive compensation program objectives. The majority of the compensation of each executive officer is variable and at-risk and a significant portion is subject to the achievement of performance goals in order to be earned. The HR and Compensation Committee and the Board review all components of the compensation of executive officers in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and within the parameters set by our shareholder-approved Compensation Policy.

Element	Description	Additional Detail
Base Salary	Fixed cash compensation Determined based on each executive officer’s role, individual skills, experience, performance, external market value and internal equity	Base salaries are intended to provide stable compensation to executive officers, allow Teva to attract and retain qualified global executive talent and maintain a stable leadership team
Short-Term Incentives: Annual Cash Incentive Opportunities

Variable cash compensation based on the level of achievement relative to Company and individual performance objectives that are pre-determined annually

Weighted performance against goals must be at least 85% of target (90% for the CEO) and other predetermined thresholds must be met in order for any payout to occur

Cash incentives are capped at a maximum of 200% of base salary if achievement level is at least 120% of performance goal

Per the Compensation Policy, a target cash award as a percentage of base salary is capped at 100% (150% for the CEO)

Annual cash incentive opportunities are designed to ensure that our executive officers are incentivized to reach Teva’s annual goals; payout levels are determined based on actual financial and operational results, as well as individual performance

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Executive Compensation

Element	Description	Additional Detail
Long-Term Incentives: Annual Equity-Based Compensation

Variable equity-based compensation

Performance Share Units (“PSUs”): Restricted share units that are earned only upon the attainment of 3-year performance goals

Corporate performance against goals must be at least 85% of target in order for award to be earned for that metric

Awards are capped at 240% of target number of shares if achievement level is at least 120% of performance goal and 75th percentile relative TSR

Restricted Share Units (“RSUs”): Restricted share units that are time-based

Per the Compensation Policy, the maximum monetary grant value of the annual equity award is $11.0 million at target for the CEO and $4.5 million at target for executive officers

Equity-based compensation is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders, as well as to attract, motivate and retain executive officers for the long term

In 2020, the CEO received 70% of the value granted in the form of PSUs and 30% in the form of RSUs; all other executive officers received 50% of the value granted in the form of PSUs and 50% in the form of RSUs

2020 Target Pay Mix

The target pay mix supports the core principles of our executive officer compensation philosophy of compensating for performance and aligning executive officers’ interests with those of Teva and its shareholders, by emphasizing short- and long-term incentives.

The following charts outline the HR and Compensation Committee and the Board’s allocation of annual target total direct compensation payable to the CEO and to other NEOs. The HR and Compensation Committee and the Board allocated compensation among (i) base salary, (ii) short-term annual cash incentive opportunity and (iii) long-term annual equity.

A sizeable majority of target total direct compensation is variable, at-risk pay, consistent with our pay-for-performance philosophy. Specifically, in 2020, 86% of Mr. Schultz’s target total direct compensation was at-risk compensation, and 79%, on average, of the target total direct compensation of our other NEOs was at-risk compensation. We consider compensation to be “at risk” if it is subject to performance-based payment or vesting conditions or if its value depends on stock price appreciation.

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Target Pay Mix

The percentages of target total direct compensation as calculated above are based on the annualized 2020 base salary, the 2020 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual equity grants. Each compensation element is outlined in more detail in the 2020 Summary Compensation Table and 2020 Grants of Plan-Based Awards table.

Base Salary

Base salaries provide stable compensation to executive officers, allow Teva to attract and retain qualified global executive talent and maintain a stable management team. Base salaries vary among executive officers, and are individually determined according to each executive officer’s areas of responsibility, role and experience based on a variety of considerations, which may include, inter alia, professional background (education, skills, expertise, professional experience and achievements and previous compensation arrangements, as relevant), external competitiveness, job criticality and internal fairness.

For 2020, there were no changes made to the annual base salaries for our CEO, CFO (disregarding any effects of changes in foreign exchange rates), and EVP, Global R&D compared to 2019. The HR and Compensation Committee adjusted the annual base salary of our EVP, North American Commercial, to bring it more in line with the market levels.

Executive	Annualized 2019 Base Salary ($)	Annualized 2020 Base Salary ($)	2019-2020 % Change

Kåre Schultz	$2,000,000	$2,000,000	0%

Eli Kalif	$657,494	$681,281	4%	(1)

Dr. Hafrun Fridriksdottir	$720,000	$720,000	0%

Brendan O’Grady	$700,000	$800,000	14%

Eric Drapé	N/A	$708,010	N/A
(1)	Mr. Kalif is paid in Israeli shekels. The difference in salary shown is due to fluctuations in exchange rates.

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Executive Compensation

Annual Cash Incentives

The annual cash incentive component aims to ensure that our executive officers are incentivized to reach our annual goals. Annual cash incentives are designed to provide a significant pay-for-performance element of our executive compensation package, as payout eligibility and levels are determined based on actual financial and operational performance, as well as individual performance.

Pursuant to our Compensation Policy, which serves as a shareholder approved framework, executive officer target annual cash incentive is capped at 100% of annual base salary, and for the CEO, target annual cash incentive is capped at 150% of annual base salary. In addition, the maximum annual cash incentive payout cannot exceed 200% of target annual cash incentive.

The 2020 annual cash incentive plan offers incentives to the executive officers to accomplish certain short-term financial results that the HR and Compensation Committee and Board view as key steps in the execution of our overall business strategy, with the intent ultimately of increasing shareholder value.

The amount of the payout, if any, under the annual cash incentive plan is determined as follows:

Eligible Salary	X	Target Incentive %	X	Overall Performance Factor %

=

Annual Cash Incentive Plan Payout

Target Opportunities

The HR and Compensation Committee and the Board determine the target annual cash incentive opportunity available to each NEO by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The HR and Compensation Committee and the Board did not change the target incentive percentages for our NEOs from 2019 levels.

Executive	2020 Target Annual Cash Incentive (% of Base Salary)
Kåre Schultz	140%
Eli Kalif	100%
Dr. Hafrun Fridriksdottir	100%
Brendan O’Grady	100%
Eric Drapé	100%

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Executive Compensation

Performance Measures

The HR and Compensation Committee and the Board used the same performance measure categories, Company Financial and Individual, and weightings as in 2019:

Category	Weighting	Metric Weighting

Company Financial	75%	50% Non-GAAP EPS

		25% Free Cash Flow

Individual	25%	See Below

Company Financial Measures. The HR and Compensation Committee and the Board believe that certain financial measures are key performance indicators of the present and future prospects of our business and key drivers of shareholder value, and selected the following financial measures for use in the annual cash incentive plan:

∎

Non-GAAP Earnings Per Share: This measure of income is calculated as net income attributable to ordinary shareholders divided by the weighted average number of shares outstanding (fully diluted) and represents profitability. It focuses managers on expense control in addition to revenue generation and is viewed as a strong indicator of sustained performance over the short- and long-term.

∎

Free Cash Flow: This measure is calculated as the cash flow generated from operating activities, net of capital expenditures used and cash received for beneficial interest collected in exchange for securitized trade receivables. It serves to focus employees on generating cash in the short- and long-term to fund operations and pay debt. It focuses managers on expense control in addition to revenues and on improvement in working capital.

These performance measures were selected because they focus management on metrics that align with our most critical strategic priorities of servicing debt, controlling expenses and improving profitability, and give a clear line of sight into how achieving operating goals drives Teva performance and generates rewards.

The HR and Compensation Committee and the Board used the Non-GAAP measures used for investor guidance as performance metrics in structuring our annual cash and our performance-based long-term equity incentive programs. The use of these measures is not intended to replace comparable GAAP measures as set forth in our consolidated financial statements. We believe that these Non-GAAP measures are helpful to management and investors as measures of operating performance because they exclude various items that do not relate to or are not indicative of operating performance.

Target, Threshold and Maximum Company Performance Levels. The HR and Compensation Committee and the Board set the 2020 threshold, target and maximum performance levels at levels that were considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account the relevant risks and opportunities.

The HR and Compensation Committee and the Board increased the target for Non-GAAP EPS by 6% over the 2019 actual result and by 2% over the 2019 goal, and held the target for Free Cash Flow flat compared to 2019.

The HR and Compensation Committee and the Board did not make any adjustments to the targets during the year and did not exercise any discretion as a result of the COVID-19 pandemic.

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Executive Compensation

In developing our 2020 business plan and corresponding incentive plan performance metric targets, which were based on the business plan and were aligned to the ranges of our outlook as communicated to investors in February 2020, the HR and Compensation Committee and the Board made key assumptions, including:

∎	Anticipated continued decline in COPAXONE revenue from $1.5 billion in 2019 to approximately $1.2 billion in 2020 due to an expected increase in generic competition;

∎	Anticipated continued increase of AUSTEDO revenue in the U.S. from $412 million in 2019 to $650 million in 2020; and

∎	Anticipated continued increase of global AJOVY revenue from $96 million in 2019 to $250 million in 2020.

After setting the targets, the HR and Compensation Committee and the Board also set the threshold and maximum performance levels. To achieve threshold performance, 85% of target performance for each Company performance metric must be achieved, which is a rigorous and challenging level of achievement that must be met. An achievement percentage of less than 85% of target for either Non-GAAP EPS or Free Cash Flow would result in no annual cash incentive payment for executive officers. The HR and Compensation Committee and the Board set the maximum level of performance at 120% of target for each Company performance metric, a level that presented a significant challenge requiring exceptionally strong performance.

In spite of the impact of COVID-19 on the world economy and on our operations, we achieved 101% of our 2020 Non-GAAP EPS target and 106% of our 2020 Free Cash Flow target.

Weighting	Performance Metric	Threshold (85%)	Target (100%)	Maximum (120%)	Actual Results	% Achievement
50%	Non-GAAP EPS	$2.17	$2.55	$3.06	$2.57	101%
25%	Free Cash Flow	$1.7B	$2.0B	$2.4B	$2.1B	106%

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Individual Measures. The remaining 25% of the measures under the 2020 annual cash incentive plan were individual performance measures established by the HR and Compensation Committee and the Board early in the year. These measures included components specific to the nature of each executive officer’s position and area of responsibility. The HR and Compensation Committee and the Board evaluated performance with respect to the individual measures by determining an individual performance rating and individual performance achievement percentage, which was then used as a component for determining the overall performance factor.

Executive	Individual Goals	% Achievement
Kåre Schultz	∎ Achieving global sales targets overall and for new generic and specialty products (20% of 25% individual goal weighting) ∎ Ensuring compliance standards are met ∎ Achieving targets related to quality and Environmental, Health and Safety	110%
Eli Kalif	∎ Ensuring compliance standards are met ∎ Achieving global gross margin targets ∎ Completing other critical function initiatives	110%
Dr. Hafrun Fridriksdottir	∎ Ensuring compliance standards are met ∎ Achieving key generic and specialty products approval targets ∎ Achieving specialty product milestones targets ∎ Achieving generic products submissions targets	105%
Brendan O’Grady	∎ Ensuring compliance standards are met ∎ Achieving regional gross margin targets ∎ Achieving regional sales targets ∎ Achieving targets related to employee engagement and retention	115%
Eric Drapé	∎ Ensuring compliance standards are met ∎ Achieving global gross margin targets ∎ Achieving customer service and launch supply targets ∎ Achieving targets related to quality and Environmental, Health and Safety	110%

Overall Performance Factor and Payout Calculation

Overall Performance Factor. The HR and Compensation Committee and the Board calculated an overall performance factor for each executive officer by taking the weighted average of the achievement percentages of the Company financial measures and the individual measures and converting that weighted average to an overall performance factor based on the table below.

Weighted Average Level of Achievement of Objectives	Overall Performance Achievement % (1) (2)	Overall Payout Performance Factor: Potential Annual Cash Incentive as a % of Annual Base Salary (3)
Below Threshold	Below 85% (below 90% for CEO)	0% (no annual cash incentive payment)
Threshold	85% (90% for CEO)	25%
Target	100%	100% (140% for CEO)
Maximum Cash Incentive	120%	200%

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Executive Compensation

(1)

Payouts for performance for the CEO are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., 11.5% for each percentile change in weighted average performance between threshold and target and 3.0% for each percentile change in performance between target and maximum). No additional payout is made for weighted average performance achievement in excess of 120%.

(2)

Payouts for performance for other executive officers are determined linearly based on a straight-line interpolation of the applicable payout range (i.e., 5.0% for each percentile change in performance between threshold and maximum). No additional payout is made for performance achievement in excess of 120%.

(3)

Payout as a percentage of target for the CEO at threshold is 18% and at maximum is 143%. Payout as a percentage of target for other executive officers is the same as the percentage of base salary as detailed in the table above because their target annual cash incentive is 100% of base salary.

The HR and Compensation Committee and the Board reviewed Company financial and individual performance against objectives in order to make determinations regarding whether any payouts were due under our annual incentive plan. The table below sets forth the calculation of the overall performance achievement percentage and performance factor for our CEO and other NEOs:

Executive	Non-GAAP EPS % Achievement (50% weighting)	Free Cash Flow % Achievement (25% weighting)	Individual Performance % Achievement (25% weighting)	Overall Performance Achievement %	Overall Payout Performance Factor %

Kåre Schultz	101%	106%	110%	104%	109%

Eli Kalif	101%	106%	110%	104%	121%

Dr. Hafrun Fridriksdottir	101%	106%	105%	103%	115%

Brendan O’Grady	101%	106%	115%	106%	128%

Eric Drapé	101%	106%	110%	104%	121%

Payout Calculation. The HR and Compensation Committee and the Board then took the target award opportunity and applied the overall payout performance factor to determine the total 2020 annual incentive plan payout for the CEO and each NEO. This amount is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table presented below under the “Additional Compensation Information” section.

Executive	Eligible Base Salary ($)	Target Annual Cash Incentive (% of Base Salary)	Target Award ($)	Overall Payout Performance Factor(*)	Payout ($)

Kåre Schultz	$2,000,000	140%	$2,800,000	109%	$3,055,920

Eli Kalif	$681,281	100%	$681,281	121%	$826,599

Dr. Hafrun Fridriksdottir	$720,000	100%	$720,000	115%	$828,576

Brendan O’Grady	$776,923	100%	$776,923	128%	$991,198

Eric Drapé	$708,010	100%	$708,010	121%	$859,028
(*)	Percentages have been rounded to the nearest whole percentage.

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Executive Compensation

Long-Term Incentive Equity-Based Compensation

The third and largest main component of the executive compensation program is long-term equity incentives.

Equity-based compensation is intended to incentivize and reward for future long-term performance, as reflected by the market price of our shares and/or other performance criteria, and is used to foster a long-term link between executive officers’ interests and the interests of Teva and its shareholders. Equity-based compensation is also intended to attract, motivate and retain executive officers for the long term by (i) providing them with a meaningful interest in Teva’s share performance; (ii) linking equity-based compensation to potential and sustained performance; and (iii) spreading benefits over a longer performance cycle through the vesting period mechanism.

Pursuant to our Compensation Policy, which serves as a shareholder approved framework, the minimum full vesting period of all equity-based awards is three years from the date of grant (partial vesting can occur before), the maximum monetary grant date fair value of annual equity-based awards granted to the CEO cannot exceed $11 million at target and to any other executive officer $4.5 million at target, and the maximum number of shares settled for a performance-based equity award shall not exceed 250% of the target number of shares granted.

Equity Vehicles and Mix

The HR and Compensation Committee and the Board used the equity vehicles and mix set forth in the following table:

Type of Long- Term Incentive Vehicle	Proportion of Long- Term Incentive Grant	Vesting Schedule	Performance Metrics (Weighting)	Rationale for Use of Performance Metric
			1) 2020-2022 Net Revenue (50%)	1) Primary measure of top line growth
Performance Share Units	70% for CEO; 50% for other executive officers	Three-year cliff vesting	2) 2020-2022 Non-GAAP Operating Profit (50%)	2) Leading indicator of profitability, expense control and sustained long-term performance
3) 2020-2022 Relative TSR (Modifier)

3) Strong performance, as measured by the other two operating metrics, is fully rewarded only if it also results in above median shareholder returns. The relative TSR modifier for the 2020 award decreases or increases the average earning percentage by up to 20%

Restricted Share Units	30% for CEO; 50% for other executive officers	Four equal tranches vesting on the first, second, third and fourth anniversaries of the date of grant	N/A	N/A

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Executive Compensation

The HR and Compensation Committee and the Board have structured the mix of equity vehicles and the relative weight assigned to each type to motivate performance against long-term targets, stock price appreciation over the long term and to encourage ownership and retention while aligning executive officers’ interests with those of our shareholders. The RSUs are complementary to the PSUs because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to Teva.

Performance Metrics

Financial Measures

Change to Financial Measures in 2020. Consistent with our overall shift from being in a mode of turnaround and stabilization to positioning for growth, for 2020, the HR and Compensation Committee and the Board reviewed and re-evaluated the performance measures under the long-term incentive equity program, and changed the Net Debt Reduction metric to Net Revenue. This was done because, having made meaningful progress in reducing the Company’s leverage, the HR and Compensation Committee and the Board sought to focus executive officers more on top line growth.

The 2020-2022 PSU performance measures were selected because:

∎	Net Revenue, as discussed above, focuses management on growing our top line, particularly as we look to pivot to more of a growth phase;

∎	Non-GAAP Operating Profit aligns with our most critical strategic priorities of controlling expenses and improving profitability; and

∎

Relative TSR is an important measure because TSR ties executive officer compensation with shareholder value creation, aligns the interests and experience of executive officers with those of Teva and its shareholders and filters out macroeconomic and other factors that are not within management’s control.

All metrics give recipients a clear line of sight into how achieving operating goals drives Teva performance and generates rewards.

Before the conclusion of the three-year performance period, we do not publicly disclose our specific performance measure targets and the corresponding minimums and maximums because of the potential for competitive harm from such disclosure. These measures are competitively sensitive and would reveal information about our view of our anticipated trajectory, which is not otherwise public. The HR and Compensation Committee and the Board believe that they have set performance goals at rigorous and challenging levels so as to require significant effort and achievement by our executive officers to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.

Target, Threshold and Maximum Performance Levels. Similar to the annual cash incentive plan, for the PSUs, the HR and Compensation Committee and the Board defined payout levels representing the number of PSUs to be earned by executive officers based on the level of actual performance relative to the three-year targets.

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For each of the two measures, Net Revenue and non-GAAP Operating Profit, the HR and Compensation Committee determines the Company’s performance achievement percentage for the three-year period. The performance achievement percentage is then converted to an earning percentage as set forth below.

Level of Achievement of Objectives(*)	Performance Achievement %	Earning Percentage

Below Threshold	Below 85%	0%

Threshold	85%	25%

Target	100%	100%

Maximum	120%	200%

(*)	Linear interpolation will be used to determine the applicable earning percentage between levels.

The HR and Compensation Committee then calculates the average of the earning percentages for the two performance measures.

Relative TSR Modifier. The HR and Compensation Committee and the Board introduced a TSR modifier in the PSU design beginning in 2017. They continue to view the inclusion of Total Shareholder Return as critical because it ties executive officer compensation to the shareholder experience and the creation of shareholder value, and it aligns the interests of executive officers with those of Teva and its shareholders. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles.

The average of the earning percentages is multiplied by a modifier that has been determined based on our relative TSR performance for the three-year period as set forth below. The Company’s TSR is ranked relative to our Peer Group; the HR and Compensation Committee and the Board believe that the Peer Group is an appropriate comparator group that is broadly representative in terms of its size, industry, geographic footprint and employee base. See “—III. Compensation Determination Process—Compensation Peer Group and Peer Selection Process” for a list of the peer group companies used for this purpose.

Level of Achievement of Relative TSR(*)	Relative TSR Ranking	Modifier

Threshold	Up to 25th percentile	80% (i.e., 20% less than unmodified average of the earning percentages)

Target	50th percentile	100%

Maximum	75thth percentile or above	120%

(*)	Linear interpolation will be used to determine the applicable modifier.

The product of (1) the average of the earning percentages and (2) the relative TSR modifier is multiplied by the target number of PSUs granted to each of the executive officers to determine the final number of PSUs earned by each individual. For example, if the Company’s TSR rank is less than or equal to the 25th percentile, then the average of the earning percentages is multiplied by 80% (equivalent to a reduction of 20%) to determine the final performance factor and then multiplied by the target number of PSUs to determine the final number of earned PSUs. If the Company’s TSR rank is at the 75th percentile or above, then the average of the earning percentages is multiplied by 120% (equivalent to an increase of 20%) and then incorporated into the calculation.

Ultimately, the HR and Compensation Committee approves and presents the performance achievement percentages, the calculation of the average earning percentage and the TSR modifier, and the determination of the number of PSUs earned by each executive officer to the Board for its review and approval.

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Executive Compensation

2020 Grants of PSUs and RSUs

In making determinations about 2020 long-term equity incentive grants to executive officers, the HR and Compensation Committee and the Board considered, among other things: sustained performance; criticality of contributions to Teva; comparison against our Peer Group; the executive officer’s role, skills, experience and development; internal fairness among executive officers; current value of prior granted equity and pay mix. The sizes of the grants to executive officers vary based on these factors as well as information regarding the absolute levels and allocations at the companies in the Peer Group. The portion of executive officer compensation that is composed of these equity vehicles is “at risk” and directly aligned with shareholder value creation.

The following table sets forth the 2020 annual grant date fair values at target approved by the HR and Compensation Committee, the Board and shareholders for the CEO and by the HR and Compensation Committee and the Board for the other NEOs.

Executive	PSUs ($) (1)	RSUs ($) (1)	Total ($) (1)

Kåre Schultz (2)	$7,000,000	$3,000,000	$10,000,000

Eli Kalif (3)	$850,000	$850,000	$1,700,000

Dr. Hafrun Fridriksdottir	$1,000,000	$1,000,000	$2,000,000

Brendan O’Grady	$1,150,000	$1,150,000	$2,300,000

Eric Drapé	$900,000	$900,000	$1,800,000

(1)	Equity values have been rounded to the nearest $10,000.
(2)	Please see “—Shareholder-Approved Amendment to CEO Terms of Office and Employment” below.
(3)	Amounts shown exclude the one-time sign-on RSU replacement grants.

Consistent with historical practice, the dollar value allocated to PSUs was converted to a number of units, based on the grant date fair value as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The dollar amount allocated to RSUs was converted to a number of shares using the fair market value on the grant date.

2018-2020 Performance Share Unit Payout

In 2018, the HR and Compensation Committee and the Board granted PSUs with performance-based vesting requirements for the three-year performance period of 2018-2020. In connection with the 2018 PSU grants, the number of PSUs earned by the NEOs who were executive officers at the time of the grants has been determined in two steps as follows.

In step one, there were two Company financial performance measures, 2018-2020 Non-GAAP EPS and 2018-2020 Free Cash Flow, each of which was weighted 50%. For each of these two measures, the HR and Compensation Committee and the Board determined the Company’s performance achievement percentage for each year in the three-year period relative to the target set according to the annual business plan for each year. The HR and Compensation Committee and the Board then calculated the average annual performance achievement percentage for the three-year period. The average three-year performance achievement percentage was then converted to an earning percentage based on the following:

Level of Achievement of Objectives(*)	% Achievement of Target	Earning Percentage

Below Threshold	Below 85%	0%

Threshold	85%	25%

Target	100%	100%

Maximum	120%	200%

(*)	Linear interpolation was used to determine the applicable earning percentage between levels.

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The HR and Compensation Committee and the Board then calculated the average of the earning percentages for the two performance measures.

In step two, this average of the earning percentages was multiplied by a modifier that was determined based on our TSR performance relative to the companies included in the peer group used as a reference point for 2018 compensation decisions for the three-year period, as set forth below.

Level of Achievement of Relative TSR(*)	Relative TSR Ranking	Modifier

Threshold	Up to 25th percentile	80% (i.e., 20% less than unmodified average of the earning percentages)

Target	50th percentile	100%

Maximum	100th percentile	150%

(*)	Linear interpolation was used to determine the applicable modifier.

The product of (1) the average of the earning percentages and (2) the relative TSR modifier was multiplied by the target number of PSUs granted to the NEOs, to determine the final number of PSUs earned by each individual, except that the number of PSUs to be issued could not exceed 300% of the target number of PSUs.

The HR and Compensation Committee and the Board approved an average earning percentage of 158% which was then subject to a relative TSR modifier, which adjusted the earning percentage downward by 20%, resulting in a modified earning percentage of 126%.

Weighting	Performance Metric	Year	Target	Actual Results	% Achievement	Earning %

		2018	$2.50	$2.92	117%

50%	Non-GAAP EPS	2019	$2.40	$2.40	100%

		2020	$2.55	$2.57	101%

		Average			106%	131%

		2018	$2.8B	$3.7B	132%

50%	Free Cash Flow	2019	$1.8B	$2.1B	113%

		2020	$2.0B	$2.1B	106%

		Average			117%	185%

Weighted Average:						158%

Relative TSR Modifier (-20%, reflecting <25th percentile)						80%

Final Earning %						126%

Based on this outcome, the NEOs earned Teva PSUs in respect of their 2018-2020 PSU awards as follows:

Executive	Target Award (# of PSUs)	Final Earning Percentage	Final Award (# of PSUs)
Kåre Schultz	179,104	126%	226,173
Eli Kalif (1)	N/A	N/A	N/A
Dr. Hafrun Fridriksdottir	83,731	126%	105,736
Brendan O’Grady	53,731	126%	67,852
Eric Drapé	51,890	126%	65,527

(1)	Mr. Kalif was hired subsequent to the 2018 grant date.

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Executive Compensation

Shareholder-Approved Amendment to CEO Terms of Office and Employment

As required by the Israeli Companies Law, at our 2020 annual meeting of shareholders, our shareholders approved an amendment to the Terms of Office and Employment of our CEO, including the amount of an equity grant.

During his then-tenure to date, Mr. Schultz had successfully executed our two-year restructuring plan, reduced the Company’s spend base by $3 billion, reduced debt and overseen the launch of new products. Through these achievements, Mr. Schultz demonstrated his commitment to taking actions aimed at generating shareholder value and positioned the Company for a return to growth. The HR and Compensation Committee and the Board expressed their view that Mr. Schultz was best-suited to lead the organization forward at that critical juncture.

The shareholders approved the amendment that included the following changes:

∎

Extension of Employment Agreement Term. In seeking to ensure the services of Mr. Schultz through a longer time horizon, shareholders approved extending the initial term of Mr. Schultz’s employment by one year to a sixth year, from November 1, 2022 to November 1, 2023.

∎

Align Target Annual Total Direct Compensation with Market Median. In general, the HR and Compensation Committee and the Board seek to align executive officer compensation with the market median range in order to be able to attract, motivate and retain experienced executive talent who are critical to our long-term success, and especially so with the CEO.

The HR and Compensation Committee and the Board reviewed the target annual total direct compensation of the CEO and each of its components and determined that the CEO’s target annual total direct compensation and target long-term incentive equity award prior to 2020 were positioned below market median. In order to bring target annual total direct compensation to the market median range for the duration of the CEO’s tenure, and in accordance with our pay for performance and shareholder alignment philosophy, shareholders approved increasing the target grant date fair value of the CEO’s annual long-term incentive equity award by $4 million (from $6 million to $10 million annually), all of which would vest solely subject to achievement of pre-established performance metrics designed to further align the CEO’s interests with those of Teva’s shareholders. The resulting total target long-term incentive equity grant remains below the limit set forth in the Company’s Compensation Policy as approved by shareholders. The target annual long-term incentive equity award for the CEO is now 70% performance-based PSUs and 30% time-based RSUs.

∎

Post-Termination Equity Treatment. As part of the extension of the employment agreement, shareholders also approved a revision to Mr. Schultz’s employment agreement to change the treatment of outstanding long-term incentive awards upon certain qualifying terminations of employment. Following the effective date of the employment agreement amendment, in the event Mr. Schultz incurs a termination of employment with the Company (a) by the Company without “cause”, (b) by Mr. Schultz for “good reason”, (c) following the Company’s decision not to renew the employment agreement, or (d) by Mr. Schultz following his decision not to renew the employment agreement due to his retirement, defined as a cessation to work as an employee in a full-time managerial capacity for any for-profit organization, any then-outstanding long-term incentive equity grants (both time and performance-based equity grants) would continue to vest following such a termination of employment in accordance with their terms. Continued vesting following a qualifying termination of employment will be subject to Mr. Schultz’s continued compliance with the non-compete, non-solicitation, non-disparagement and confidentiality covenants contained within his employment agreement. In addition, following the effective date of the employment agreement amendment, the non-compete covenant also applies following a termination of employment due to the Company’s decision not to renew the employment agreement and following Mr. Schultz’s decision not to renew the employment agreement due to his retirement.

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Executive Compensation

New Hire and Legacy One-Time Grants

The HR and Compensation Committee and the Board do not generally intend to provide one-time grants except in a very judicious and limited manner in rare circumstances as warranted by the situation. The HR and Compensation Committee and the Board view any such grants to the NEOs as a special and exceptional nonrecurring event to meet the Company’s needs during a specific period or for a specific purpose. The HR and Compensation Committee and the Board continue to prudently and carefully evaluate our compensation program to ensure that it aligns the interests of executive officers and shareholders and links their pay to the Company’s performance.

In 2020, the HR and Compensation Committee and the Board did not approve any new one-time grants to any NEOs. As approved in 2019 and previously disclosed, Mr. Kalif received a sign-on equity award in February 2020 in the form of RSUs with a grant date fair value of $250,000 in consideration of certain equity grants from Mr. Kalif’s prior employer that were forfeited upon his resignation. These RSUs vest in three equal installments on the second, third, and fourth anniversaries of the grant date, subject to his continued employment through the applicable vesting dates.

As previously disclosed, in December 2016, we made a cash retention award to Dr. Fridriksdottir of $750,000. We paid one quarter of the cash award in January 2019 and paid the remaining three quarters in January 2020. This award was granted to Dr. Fridriksdottir prior to her appointment as an executive officer.

Supplemental Non-GAAP Income Data

We utilize certain Non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the Non-GAAP measures:

∎	our executives and Board use Non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of our executives;

∎	our annual budgets are prepared on a Non-GAAP basis; and

∎

senior executive officers’ annual compensation is derived, in part, using these Non-GAAP measures. While qualitative factors and judgment also affect annual cash incentives, the principal quantitative elements in the determination of the annual cash incentives are the various performance targets tied to the work plan.

Non-GAAP financial measures have no standardized meaning and accordingly have limitations in their usefulness to investors. We provide this non-GAAP data because our executives believe that the data provide useful information to investors. However, investors are cautioned that, unlike financial measures prepared in accordance with U.S. GAAP, non-GAAP measures may not be comparable with the calculation of similar measures for other companies.

For the definitions of Non-GAAP financial measures and a reconciliation of these items to the most directly comparable financial measures calculated and presented in accordance with GAAP, reference is made to the section captioned “Supplemental Non-GAAP Income Data” in the Company’s Form 10-K for the year ended December 31, 2020.

Other Elements of Compensation

We generally provide to our executive officers the same benefits that are provided to all employees, including certain health and welfare benefits and other benefits. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of companies in our Peer Group.

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Executive Compensation

Health and Welfare Benefits

We offer health and welfare benefits to all eligible employees, including all executive officers, which are tailored to each location’s competitive market. Health and welfare benefits may include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, short- and long-term disability coverage and an employee assistance program.

Retirement and Other Local Benefits

Israel

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause and other circumstances as defined under Israeli law. We make monthly contributions on behalf of our executive officers on Israel payroll to pension plans. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of an NEO’s monthly salary to the pension component (including disability insurance) and 8.33% of the NEO’s monthly salary to the severance component, and the employee contributes an amount between 6% and 7% of the monthly salary to the pension component. The contributions to the severance component are on account of Teva’s obligation to pay severance upon termination as referenced above. Our CEO and EVP, Global Operations are entitled to similar contributions on behalf of the Company as a pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions.

Generally, in addition, our NEOs on Israel payroll (excluding those on relocation), like all of our employees in the country, are entitled to participate in a study fund plan, pursuant to which each employee who participates in the plan contributes an amount equal to 2.5% of his or her monthly salary to the study fund and Teva contributes to this fund or pays 7.5% of his or her monthly salary.

North America

Our North American subsidiaries mainly provide various defined contribution plans for the benefit of their employees. Under these plans, contributions are based on specified percentages of pay. In addition, Teva USA offers a supplemental deferred compensation plan to eligible employees. The plan is a nonqualified plan which is intended to work as a complement to the qualified 401(k) Retirement Savings Plan. The plan has been designed to address the “retirement gap” that many senior level employees face, primarily due to IRS-imposed limits on qualified plans and IRAs.

Expatriate Benefits / International Assignment and Relocation Benefits

Teva provides benefits to our employees who either accept an expatriate assignment or relocate internationally. The benefits are designed to provide ongoing assignment management and physical relocation support services. These benefits can vary depending on the nature of the assignment or relocation, but generally include a housing allowance, transportation support, a cost of living allowance (where applicable), home leave, global health insurance, and Company-paid education for approved dependents in locations where public education is not suitable. Additionally, we provide tax preparation and tax support services, dependent on the nature of the assignment (e.g., tax equalization for home-based assignments or tax gross up of relocation benefits and ongoing assignment allowances for host-based assignments), as well as immigration services to manage compliance within all global jurisdictions. The purpose of these benefits is to keep our expatriate employees “economically neutral” for the costs associated with living and working outside their home country, with the goal that they are not financially advantaged or disadvantaged as a result of relocating to another country and incurring associated taxes.

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Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the 2020 Summary Compensation Table set forth below under “Additional Compensation Information.”

V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES

Stock Ownership Guidelines

Teva and its shareholders are best served by executives and directors that manage the business with a long-term perspective. Therefore, we adopted stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and directors and our shareholders, to reinforce executive officers’ commitment to Teva and to demonstrate Teva’s commitment to sound corporate governance.

The policy provides that Teva expects the applicable level of stock ownership to be satisfied by our executive officers within five years, and by our directors within six years, of the later of the date the guidelines were adopted or the date of appointment as an executive officer or director. If an executive officer’s holding requirement increases because of a change in annual base salary, or if a director’s holding requirement increases because of a change in annual cash retainer, the executive officer is expected to achieve the higher holding requirement within one year, and the director within two years, of the date of the increase.

The HR and Compensation Committee receives periodic reports of the ownership achieved by each executive officer and director. For purposes of determining compliance with the guidelines, the value of an executive officer or director’s share holdings is based on the closing price of Teva’s American Depositary Shares reported on the principal U.S. national securities exchange on which the shares are listed (currently the NYSE) on the last trading day of the year.

The ownership guidelines are as follows:

Current Position	Multiple of Base Salary/Retainer

CEO	6x

All other executive officers	3x

Directors	5x annual cash fee(*)

(*)	Excluding committee fees.

The value of all of the following types of Teva shares or stock options owned by, or granted to, an executive officer or director qualifies toward the attainment of the target multiple of pay:

∎	shares owned outright by the executive officer or director or jointly with, or separately by, his or her immediate family members residing in the same household;

∎	shares held in a grantor trust or under a similar arrangement for the economic benefit of the executive officer or director or his or her immediate family members residing in the same household;

∎	shares held in any Teva retirement plan;

∎	unvested time-based restricted shares and RSUs; and

∎	the intrinsic value of vested but unexercised in-the-money stock options.

At the last measurement date, all NEOs are in compliance with our stock ownership guidelines, or fall within the period to attain the guideline level of stock ownership.

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Clawback Policy

Our executive officers are required to return any compensation paid to them on the basis of results included in financial statements that turned out to be erroneous and that were subsequently restated, during the three-year period following filing thereof. In such cases, compensation amounts will be returned net of taxes that were withheld thereon, unless the executive officer has reclaimed or is able to reclaim such tax payments from the relevant tax authorities (in which case the executive officer will also be obligated to return such tax amounts). We will publicly disclose the general circumstances of any repayment or forfeiture of compensation from our executive officers under our clawback policy, and the aggregate amounts repaid or forfeited, if required by applicable law or regulation, or if we have previously disclosed the underlying event giving rise to the repayment or forfeiture, unless such disclosure would, as determined by our HR and Compensation Committee or Board, raise legal or privacy concerns with respect to those individuals involved or would not be in the best interests of our shareholders.

In addition, in the event that it is discovered that an executive officer engaged in conduct that resulted in a material inaccuracy in Teva’s financial statements or caused severe financial or reputational damage to Teva, or in the event that it is discovered that an executive officer breached confidentiality and/or non-compete obligations to Teva (as determined by the Company), the Company has broad remedial and disciplinary authority. Such disciplinary action or remedy would vary depending on the facts and circumstances, and may include, without limitation, (i) terminating employment, (ii) initiating an action for breach of fiduciary duty, and (iii) seeking reimbursement of performance-based or incentive compensation paid or awarded to the executive officer, including by means of an offset to, or cancellation of, outstanding grants or opportunities. The Company will determine applicable terms to enforce repayment of clawback amounts and may modify this clawback policy in accordance with applicable law and regulations.

Anti-Hedging and Anti-Pledging Policies

Our directors and executive officers are prohibited from hedging their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not), such as purchasing or selling options on Teva securities, purchasing or selling puts, calls, straddles, equity swaps or other derivative securities linked to Teva’s securities, or engaging in “short” sales on Teva securities. This policy applies to each director and each executive officer until one year after the director’s or executive officer’s termination or retirement. Our employees are also strongly discouraged from participating in any transaction in which profit is earned through a decline in value of Teva securities, such as short sales or hedges. Directors and executive officers are prohibited from pledging or using their equity-based awards and any other Teva securities held by them (whether they are subject to transfer restrictions or not) as collateral for loans.

Risk Considerations and Assessment

Our compensation elements are designed to include mechanisms that reduce incentives to expose Teva to imprudent risks that may harm the Company or our shareholders in the short- and long-term. This is achieved by using tools such as (i) placing maximum limits on short- and long-term incentives; (ii) measuring performance using key performance indicators that are designed to reduce incentives to take excessive risks; (iii) using compensation vehicles with diverse performance measures; (iv) granting a mix of equity-based compensation types that have long-term vesting schedules, which tie the awards to a longer performance cycle; (v) requiring clawback of compensation payments in certain circumstances; and (vi) requiring compliance with meaningful stock ownership guidelines.

While the Board and the Audit Committee have overall responsibility for risk oversight, each of the standing committees of the Board regularly assesses risk in its area of oversight in connection with executing its responsibilities. Thus, the HR and Compensation Committee assesses the potential risks arising from our compensation program, policies and practices. The HR and Compensation Committee

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coordinates with our legal, human resources and other departments, considers shareholder feedback and interests and consults with its compensation consultant. The HR and Compensation Committee reviewed and discussed the assessment for 2020. The HR and Compensation Committee determined that our compensation program, policies and practices do not create risks that are reasonably likely to have a material adverse effect on Teva.

Compensation Policy Requirements

Pursuant to the Israeli Companies Law, arrangements between Teva and its Office Holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if the arrangement is approved by a majority of our shareholders who participate and vote, provided that (i) the majority includes a majority of the votes cast by shareholders who participate and vote (abstentions are disregarded) who (A) are not controlling shareholders and (B) do not have a personal interest in the matter, or (ii) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who participate and vote constitute two percent or less of the voting power of the Company (a “special majority”).

In addition, pursuant to the Israeli Companies Law, the Terms of Office and Employment of Office Holders generally require the approval of the HR and Compensation Committee and the Board. The Terms of Office and Employment as applicable to directors, including with respect to other positions in the Company, further require the approval of the shareholders by a simple majority. The Terms of Office and Employment with respect to a CEO (who is not a director) generally require the approval of the shareholders by the special majority referenced in the immediately preceding paragraph.

Under certain circumstances, if the Terms of Office and Employment of Office Holders who are not directors are not approved by the shareholders, where such approval is required, the HR and Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the Terms of Office and Employment of Office Holders who are not directors may be approved by the HR and Compensation Committee only and non-material amendments of the Terms of Office and Employment of Office Holders who are not directors and excluding the CEO may be approved by the CEO only, provided such approvals are permitted under the Compensation Policy and consistent therewith.

Accordingly, pursuant to our Compensation Policy, the HR and Compensation Committee can authorize our CEO to approve changes in terms for any other executive officer with respect to any calendar year, provided that it does not exceed the value of such executive officer’s one-month base salary.

Tax Deductibility

Prior to the Tax Cuts and Jobs Act (the “TCJA”) signed into law in December 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limited the corporate tax deduction for compensation paid to the CEO and the three other most highly compensated executives (other than the CFO) to $1.0 million annually, unless certain requirements were satisfied. To maximize the corporate tax deduction, incentive plans were designed so that certain awards under those plans would constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code and preserve our corporate tax deductibility for those amounts.

The TCJA contained significant changes to Section 162(m) of the Code, including the elimination of the performance-based compensation exception to Section 162(m) for corporate tax years beginning after December 31, 2017, and an expansion of employees covered by the provision. Section 162(m) now covers the CFO or any individual who served as the CFO in the relevant taxable year. In addition, once an individual becomes a covered employee under Section 162(m) for any taxable year beginning after

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December 31, 2016, this status carries forward to all future years, even in the event of the employee’s termination or death. The TCJA provides limited transition relief for certain grandfathered “performance-based” compensation, specifying that compensation payable pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after that date will remain eligible for the “performance-based” compensation exception to Section 162(m) (i.e., may remain deductible even if in excess of $1 million). The U.S. Internal Revenue Service has provided some guidance on the application of the transition relief to specific situations. However, given the changes to Section 162(m), we expect that the U.S.-based tax deductibility of performance-based compensation in excess of $1.0 million will be less of a consideration for us when designing and implementing our executive officers’ compensation program in future years.

While the TCJA may limit the deductibility of compensation paid to our covered employees, the HR and Compensation Committee and the Board will—consistent with past practice—retain flexibility to design compensation programs that are in the best long-term interests of Teva and our shareholders, with deductibility of compensation being one of many factors considered.

HR and Compensation Committee Report

The HR and Compensation Committee has reviewed and discussed this “Compensation Discussion and Analysis” section of this Proxy Statement with our executives. Based upon this review and discussions, the HR and Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This HR and Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the U.S. Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

Members of the HR and Compensation Committee:

Rosemary A. Crane, Chair

Gerald M. Lieberman

Nechemia (Chemi) J. Peres

Janet S. Vergis

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ADDITIONAL COMPENSATION INFORMATION

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Kåre Schultz President and Chief Executive Officer	2020	2,000,000	0	9,999,970	0	3,055,920	0	668,628	15,724,518
	2019	2,000,000	0	5,999,977	0	2,869,720	0	726,867	11,596,564
	2018	2,000,000	20,000,000	4,499,977	1,500,019	3,790,360	0	679,519	32,469,875

Eli Kalif Executive Vice President, Chief Financial Officer	2020	681,281	0	1,949,974	0	826,599	0	265,961	3,723,815
	2019	18,130	0	0	0	0	0	2,425	20,555

Dr. Hafrun Fridriksdottir Executive Vice President, Global Research and Development	2020	720,000	562,500	1,999,987	0	828,576	0	179,270	4,290,333
	2019	720,000	837,500	1,899,988	0	734,832	0	185,405	4,377,725
	2018	720,000	650,000	2,321,392	900,003	1,296,144	0	87,492	5,975,031

Brendan O’Grady Executive Vice President, North America Commercial	2020	776,923	0	2,299,991	0	991,198	0	58,171	4,126,283
	2019	676,923	20,500	1,899,988	0	800,868	0	64,011	3,462,290

Eric Drapé Executive Vice President, Global Operations	2020	708,010	0	1,799,994	0	859,028	0	481,569	3,848,601

Salary

(1)

The Company paid the salary of Mr. Kalif in Israeli shekels. The U.S. dollar amount in the table above for Mr. Kalif was converted from Israeli shekels using a 2020 monthly average exchange rate for the month of each salary payment, ranging from 3.25 to 3.59 shekels per U.S. dollar. The Company paid the salary of Mr. Drapé in euros. The U.S. dollar amount in the table above for Mr. Drapé was converted from euros using a 2020 monthly average exchange rate for the month of each salary payment, ranging from 0.82 to 0.92 euros per U.S. dollar.

Bonus

(2)

The 2020 amount reflected in the table above for Dr. Fridriksdottir includes the final three quarters of a retention award granted in December 2016, prior to her appointment as an executive officer, which vested in January 2020.

Stock Awards

(3)

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the PSUs and RSUs awarded to our NEOs, computed in accordance with Topic 718. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2020. For more information on these and other share awards granted during 2020, see the table entitled “2020 Grants of Plan-Based Awards” and related narrative and footnotes.

The grant date fair value of PSUs included above is determined based upon achievement of performance at the “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance were to be achieved at “maximum” level, the grant date fair value of the 2020 PSU awards as of the respective grant dates would have been as follows: Mr. Schultz: $16,799,953; Mr. Kalif: $2,039,983; Dr. Fridriksdottir: $2,399,982; Mr. O’Grady: $2,760,002; and Mr. Drapé: $2,159,993.

See “Compensation Discussion and Analysis—IV. Components of Our Compensation Program— Shareholder-Approved Amendment to CEO Terms of Office and Employment” for details regarding the shareholder approved change in CEO annual equity grant date fair value.

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Options

(4)

The amounts shown above in the Option Awards column represent the aggregate grant date fair value of share options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see note 14c. to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

Non-Equity Incentive Awards

(5)

The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the executive officer annual cash incentive plan, as determined by the HR and Compensation Committee and the Board in accordance with the plan and the awards thereunder. Payments pursuant to the executive officer annual cash incentive plan are generally made early in the year following the year in which they are earned. The Company paid the amount reported in 2020 for Mr. Kalif in Israeli shekels. The 2020 U.S. dollar amount in the table above was converted from Israeli shekels using a 2020 annual average exchange rate of 3.44 shekels per U.S. dollar. The Company paid the amount reported in 2020 for Mr. Drapé in euros. The 2020 U.S. dollar amount in the table above was converted from euros using a 2020 annual average exchange rate of 0.88 euros per U.S. dollar.

All Other Compensation

(6)

Name	Defined Contribution and Israeli Separation Plan Contributions ($) (a)	Automobile ($) (b)	Housing and Relocation Expenses and Allowances ($) (c)	Tax Gross-Ups ($) (d)	Other ($) (e)	Total ($)

Kåre Schultz (*)	318,538	89,492	214,183	43,307	3,108	668,628

Eli Kalif (*)	110,863	55,688	—	42,445	56,965	265,961

Dr. Hafrun Fridriksdottir	144,751	24,000	—	4,670	5,849	179,270

Brendan O’Grady	31,950	24,000	—	—	2,221	58,171

Eric Drapé (*)	172,129	46,997	117,234	97,997	47,212	481,569

(*)

The U.S. dollar amounts in the table above were converted from local currency, where needed, using the relevant 2020 monthly average exchange rates of 3.25 to 3.59 Israeli shekels per U.S. dollar and 0.82 to 0.92 euros per U.S. dollar.

(a)

Amounts disclosed in this column reflect Company contributions and/or payments related to tax-qualified and non-qualified retirement plans and Israeli separation contributions, which include pension and severance, pursuant to Israeli law.

(b)	Amounts disclosed in this column reflect automobile allowances, participation in the Company’s car lease program, or use of a Company car and/or reimbursement of non-business automobile expenses.
(c)

Amounts disclosed in this column reflect expenses related to relocation such as housing accommodation costs for Mr. Schultz ($139,559) and Mr. Drapé ($98,223), travel costs for Mr. Schultz ($28,688), tax services for Mr. Schultz ($45,936) and Mr. Drapé, general allowance payments, and other related costs.

(d)

Amounts disclosed in this column reflect tax gross-ups paid to our NEOs as follows: Mr. Schultz—gross-ups are provided for the income associated with accommodation in Israel, travel costs associated with travel allowance, other items related to his relocation (paid in accordance with Teva’s relocation policy), and costs associated with the Company-provided automobile and cell phone, offset by tax return amounts paid back to the Company for prior years; Mr. Kalif—gross-ups are provided for costs associated with the Company-leased automobile and/or automobile allowance and cell phone; Mr. Drapé —gross-ups are provided for the income associated with accommodation in Israel, payments for French social security contributions, other items related to his relocation to Israel (paid in accordance with Teva’s relocation policy), costs associated with the Company-leased automobile and/or automobile allowance and cell phone, and payments for accommodation in the U.S. from prior years. In addition, gross-ups are provided to all applicable NEOs for miscellaneous fringe benefits, as are generally provided to other eligible employees in their relevant countries.

(e)

Amounts disclosed in this column reflect study fund contributions or payments for Mr. Kalif ($52,461), as provided to all Israel-based employees (excluding those on relocation), a one-time payment of accrued vacation for Mr. Drapé ($44,871) due to his move from a French contract to Israel contract upon his relocation, life insurance premium payments made by the Company on behalf of the NEOs, and miscellaneous cash and other fringe benefits provided generally to all eligible employees in applicable countries.

Employment Agreements

We have entered into employment agreements with all of our NEOs that provide for, among other things, the term of employment, the position and duties, the compensation and benefits payable during the term

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of the agreement and certain restrictive covenants. The agreements also set forth the terms in the event that the NEO’s employment is terminated under various conditions. The material provisions pertaining to termination of employment of the NEOs are set forth below under “—2020 Potential Payments Upon Termination or Change in Control.”

Kåre Schultz

On September 7, 2017, we entered into an employment agreement with Mr. Schultz to serve as our CEO which was amended on June 9, 2020. The employment agreement provides for an employment term of six years, subject to automatic renewal for subsequent one-year periods (or until the second anniversary following a change in control of the Company, if later than the otherwise applicable term end date) until a notice of non-renewal is provided or other termination circumstances occur.

Under the employment agreement, Mr. Schultz receives an annual base salary of $2 million, a performance-based target annual incentive opportunity equal to 140% of his annual base salary (and a maximum opportunity of 200% of his annual base salary) and annual long-term equity incentives with a total target grant date fair value of $10 million with vesting terms similar to other senior executive officers, 70% of which are performance-based. Mr. Schultz is eligible for benefit plans provided to similarly situated executive officers, including medical, dental, group life and other programs, pension and severance contributions pursuant to Israeli law, relocation benefits in accordance with our policy, housing reimbursement up to 40,000 Israeli shekels per month ($11,628 using a 2020 average monthly exchange rate of 3.44 shekels per U.S. dollar) and personal travel reimbursement up to $100,000 per year. Under the agreement, Mr. Schultz is also provided with a company car.

The agreement also contains noncompetition and nonsolicitation covenants for 24 months after the term of the agreement, a nondisparagement covenant for 10 years after the term of the agreement, and an assignment of inventions.

Eli Kalif

On November 6, 2019, we entered into an employment agreement with Mr. Kalif. The agreement provides that Mr. Kalif will be employed as Executive Vice President and CFO, until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provides for an initial annual base salary of 2,343,200 Israeli shekels (approximately $681,163 using a 2020 average monthly exchange rate of 3.44 shekels per U.S. dollar).

Mr. Kalif is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. Under the agreement, Mr. Kalif is also provided with a company or leased car (grossed-up for applicable taxes), certain pension and severance fund contributions pursuant to Israeli law (by both the Company and Mr. Kalif), and group life insurance and other benefits customary for executives in Israel.

In addition, Mr. Kalif received a sign-on equity award in February 2020 in the form of restricted stock units with a grant date fair value of $250,000 in consideration of certain equity grants with Mr. Kalif’s prior employer that were forfeited upon his resignation. These RSUs will vest in three equal installments on the second, third, and fourth anniversaries of the grant date, subject to his continued employment through the applicable vesting dates.

The agreement also contains noncompetition and nonsolicitation covenants for 6 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Dr. Hafrun Fridriksdottir

On June 18, 2017, we entered into an executive employment agreement with Dr. Fridriksdottir. The agreement provides that Dr. Fridriksdottir will serve in a senior R&D position until her death, disability,

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termination with or without cause or resignation with or without good reason. The agreement provides for an initial annual base salary of $720,000.

Dr. Fridriksdottir is eligible to be considered for an annual cash incentive and for equity-based awards under our equity compensation plan. She is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the agreement, Dr. Fridriksdottir is also provided with a car allowance.

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Brendan O’Grady

On May 6, 2018, we entered into an executive employment agreement with Mr. O’Grady. The agreement provides that Mr. O’Grady will serve as Executive Vice President, North America Commercial until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provides for an initial annual base salary of $600,000.

Mr. O’Grady is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. He is eligible for benefit plans provided to similarly situated executive officers, including medical, disability, dental, life, 401(k) plan, deferred compensation and other programs. Under the agreement, Mr. O’Grady is also provided with a car allowance.

The agreement also contains noncompetition and nonsolicitation covenants for 12 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

Eric Drapé

On March 12, 2020, we entered into an executive employment agreement with Mr. Drapé. The agreement provides that Mr. Drapé will serve as Executive Vice President, Teva Global Operations until his death, disability, termination with or without cause or resignation with or without good reason. The agreement provides for an initial annual base salary of 620,500 euros (approximately $705,114 using a 2020 average monthly exchange rate of 0.88 euros per U.S. dollar).

Mr. Drapé is eligible to be considered for an annual cash incentive with a target of 100% of his then-current base salary, and for equity-based awards under our equity compensation plan. Mr. Drapé is eligible for benefit plans provided to similarly situated executive officers, including medical, dental, group life and other programs, and pension and severance contributions pursuant to Israeli law, of which the pension portion and any supplement thereof is provided to Mr. Drapé as reimbursement of an amount equal to the required monthly French contribution, to be paid by Mr. Drapé to French social security to enable continued coverage. Under the agreement, Mr. Drapé is also provided with a company or leased car (grossed-up for applicable taxes). In conjunction with Mr. Drapé’s relocation to Israel, he is entitled to relocation benefits in accordance with the terms of our relocation policy. He is entitled to a housing allowance of up to 25,000 Israeli shekels per month ($7,267 using a 2020 average monthly exchange rate of 3.44 shekels per U.S. dollar).

The agreement also contains noncompetition and nonsolicitation covenants for 6 months after the term of the agreement and nondisclosure and nondisparagement covenants and assignment of inventions.

2020 Pay Ratio

We have estimated the compensation of the 2020 median employee to be $71,434. The annual total compensation of our CEO was $15,724,518. The ratio of the annual total compensation of our CEO to that of the annual total compensation of our median employee was 220 to 1.

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We selected December 31, 2020, as the date upon which we would identify the “median employee” and included employees from all relevant countries. Earnings of our employees outside the U.S. were converted to U.S. dollars using the average December currency exchange rates.

To identify the “median employee,” we utilized the annualized 2020 base salary and target annual cash incentive for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees.

Using this measure, we identified our “median employee” who is a full-time, salaried employee located in Israel. We totaled all of the elements of the employee’s compensation for 2020 in the same manner as the CEO and in accordance with SEC Summary Compensation Table disclosure requirements, which resulted in an annual total compensation of $71,434, of which $29,956 is base salary, $5,476 is non-equity incentive compensation, and $36,002 is comprised of Company contributions to a pension fund, as is required by Israeli law, other compensation such as overtime pay and other cash allowances, and Company contributions to a study fund, as is common practice for Israel-based employees of the Company.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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2020 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Approval Date	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Share Awards: Number of Shares or Share Units (#) (3)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Share and Option Awards ($)
Kåre Schultz			Annual Incentive	500,000	2,800,000	4,000,000
	2/11/2020	2/28/2020	PSU				57,820	289,100	693,840				2,999,991
	2/11/2020	2/28/2020	RSU							260,190			2,999,991
	6/9/2020	6/9/2020	PSU				70,361	351,802	844,325				3,999,989
Eli Kalif			Annual Incentive	170,320	681,281	1,362,563
	11/6/2019	2/13/2020	RSU							19,888			249,992
	2/11/2020	2/28/2020	PSU				16,383	81,911	196,587				849,990
	2/11/2020	2/28/2020	RSU							73,720			849,992
Dr. Hafrun Fridriksdottir			Annual Incentive	180,000	720,000	1,440,000
	2/11/2020	2/28/2020	PSU				19,274	96,366	231,279				999,990
	2/11/2020	2/28/2020	RSU							86,730			999,997
Brendan O’Grady			Annual Incentive	194,231	776,923	1,553,846
	2/11/2020	2/28/2020	PSU				22,165	110,822	265,973				1,150,000
	2/11/2020	2/28/2020	RSU							99,739			1,149,991
Eric Drapé			Annual Incentive	177,002	708,010	1,416,020
	2/11/2020	2/28/2020	PSU				17,346	86,730	208,152				899,997
	2/11/2020	2/28/2020	RSU							78,057			899,997

Annual Incentive Plan

(1)

The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for 2020 under the executive officer annual incentive plan. The amounts of the annual cash incentive opportunities depend on the eligible base salary of the NEO for the year. Annual cash incentive opportunities are subject to achievement relative to three performance measures: Non-GAAP EPS, Free Cash Flow, and individual performance, weighted 50%, 25%, and 25% respectively. Each performance measure has specified threshold, target and maximum performance levels such that weighted performance below the threshold level results in no annual cash incentive payment, weighted performance at threshold level results in a payout of 25% of base salary, weighted performance at target level results in a payout of 140% of base salary for the CEO and 100% of base salary for the other NEOs, and weighted performance at or above the maximum level results in a payout of 200% of base salary. Linear interpolation will be used to determine the applicable payout amount between threshold and target and between target and maximum. In addition, the annual incentive plan design includes additional thresholds, pursuant to which achievement percentages of less than 85% of the target level of either of non-GAAP EPS or Free Cash Flow would result in no annual cash incentive payout.

Performance Share Units (PSUs)

(2)

Amounts disclosed in these columns reflect the potential threshold, target and maximum number of PSUs awarded in 2020 to each NEO. The PSUs have a three-year performance period and vest in full on the third anniversary of the date of grant. The PSUs vest subject to the achievement of two performance measures: Non-GAAP Operating Profit and Net Revenue, each of which is weighted 50%. Each performance measure has specified threshold, target and maximum performance levels such that performance below the threshold level results in an earning percentage of 0%, performance at threshold level results in an earning percentage of 25%, performance at target level results in an earning percentage of 100%, and performance at or above the maximum level results in an earning percentage of 200%. Linear interpolation will be used to determine the applicable earning percentage between levels. In order to determine the total payout for the PSUs, the HR and Compensation Committee and the Board will calculate the average of the earning percentages for the two performance measures and will multiply it by an 80% to 120% modifier determined based on the percentile rank of the Company’s TSR performance for the three-year period ending in 2022 relative to its peer group. See “Compensation Discussion and Analysis—III. Compensation Determination Process—Compensation Peer Group and Peer Selection Process” for a list of the peer group companies used for this purpose. The resulting percentage will be multiplied by the target number of PSUs to determine the final number of shares to be earned by each NEO in respect of the applicable performance period, except that the number of shares to be earned may not exceed 240% of the target number of PSUs. Valuations of PSUs disclosed in this table were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, as relevant, and then applying a discount factor. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. The threshold amount in the table above assumes threshold performance for each performance metric and a TSR modifier of 80%. The maximum amount in the table above assumes maximum performance for each performance metric and a TSR modifier of 120%.

See “Compensation Discussion and Analysis—IV. Components of Our Compensation Program—Shareholder-Approved Amendment to CEO Terms of Office and Employment” for details regarding the shareholder approved change in CEO annual equity grant date fair value.

Restricted Share Units (RSUs)

(3)

Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2020. The RSUs granted as part of the executive officer annual equity grant vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date. Valuations of RSUs were determined based on the fair market value of a Teva share on the grant date, less the net present value of dividends, as relevant.

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2020 Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#) (3)	Market Value of Shares or Units of Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($) (6)	Vesting Schedule (7)
Kåre Schultz	Options	11/3/2017	394,478	197,241	11.40	11/3/2027					33% in 2019, 2020 and 2021
		2/9/2018	68,494	136,988	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	11/3/2017					63,613	613,865			33% in 2019, 2020 and 2021
		11/3/2017					232,776	2,246,288			33% in 2020, 2021 and 2022
		2/9/2018					53,734	518,533			33% in 2020, 2021 and 2022
		3/4/2019					179,104	1,728,354			33% in 2021, 2022 and 2023
		2/28/2020					260,190	2,510,834			25% in 2021, 2022, 2023 and 2024
	PSUs	11/3/2017							375,752	3,626,007	100% in 2022, subject to performance
		2/9/2018					226,173	2,182,569			100% in 2021
		3/4/2019							198,938	1,919,752	100% in 2022, subject to performance
		2/28/2020							72,275	697,454	100% in 2023, subject to performance
		6/9/2020							87,951	848,727	100% in 2023, subject to performance
Eli Kalif	RSUs	2/13/2020					19,888	191,919			33% in 2022, 2023 and 2024
		2/28/2020					73,720	711,398			25% in 2021, 2022, 2023 and 2024
	PSUs	2/28/2020							20,478	197,613	100% in 2023, subject to performance
Dr. Hafrun Fridriksdottir	Options	7/1/2014	22,809		48.69	7/1/2024					vested
		8/2/2016	15,990		52.96	8/2/2026					vested
		9/9/2016	5,553		50.21	9/9/2026					vested
		11/30/2016	57,167		37.70	11/30/2026					vested
		2/14/2017	56,694	28,348	34.90	2/14/2027					33% in 2019, 2020 and 2021
		2/9/2018	41,096	82,192	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	2/14/2017					5,355	51,676			33% in 2019, 2020 and 2021
		2/9/2018					32,241	311,126			33% in 2020, 2021 and 2022
		3/4/2019					56,716	547,309			33% in 2021, 2022 and 2023
		2/28/2020					86,730	836,945			25% in 2021, 2022, 2023 and 2024
	PSUs	2/9/2018					67,852	654,772			100% in 2021
		5/11/2018					37,884	365,581			100% in 2021
		3/4/2019							62,997	607,921	100% in 2022, subject to performance
		2/28/2020							24,092	232,488	100% in 2023, subject to performance
Brendan O’Grady	Options	11/7/2011	9,003		41.72	11/7/2021					vested
		12/13/2012	12,503		38.84	12/13/2022					vested
		3/12/2014	17,502		48.76	3/12/2024					vested
		3/12/2015	15,502		60.21	3/12/2025					vested
		3/17/2016	25,006		53.50	3/17/2026					vested
		3/3/2017	18,750	6,251	34.70	3/3/2027					25% in 2018, 2019, 2020 and 2021
		9/18/2017	7,485		16.99	9/18/2027					vested
		2/9/2018	41,096	82,192	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	3/3/2017					1,166	11,252			25% in 2018, 2019, 2020 and 2021
		2/9/2018					32,241	311,126			33% in 2020, 2021 and 2022
		3/4/2019					56,716	547,309			33% in 2021, 2022 and 2023
		2/28/2020					99,739	962,481			25% in 2021, 2022, 2023 and 2024
	PSUs	2/9/2018					67,852	654,772			100% in 2021
		3/4/2019							62,997	607,921	100% in 2022, subject to performance
		2/28/2020							27,706	267,363	100% in 2023, subject to performance

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			Option Awards				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#) (3)	Market Value of Shares or Units of Shares That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($) (6)	Vesting Schedule (7)
Eric Drapé	Options	12/9/2013	25,005		40.15	12/9/2023					vested
		3/12/2014	15,002		48.76	3/12/2024					vested
		2/12/2015	54,623		57.35	2/12/2025					vested
		2/12/2016	54,950		55.75	2/12/2026					vested
		2/14/2017	41,576	20,788	34.90	2/14/2027					33% in 2019, 2020 and 2021
		9/18/2017	33,339		16.99	9/18/2027					vested
		2/9/2018	16,743	33,488	18.61	2/9/2028					33% in 2020, 2021 and 2022
	RSUs	2/14/2017					3,926	37,886			33% in 2019, 2020 and 2021
		2/9/2018					13,135	126,753			33% in 2020, 2021 and 2022
		3/4/2019					35,820	345,663			33% in 2021, 2022 and 2023
		2/28/2020					78,057	753,250			25% in 2021, 2022, 2023 and 2024
	PSUs	2/9/2018					27,643	266,755			100% in 2021
		5/11/2018					37,884	365,581			100% in 2021
		3/4/2019							39,787	383,945	100% in 2022, subject to performance
		2/28/2020							21,683	209,241	100% in 2023, subject to performance

(1)

Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting and have vested. The options generally expire ten years from the date of grant, and have an exercise price of no less than 100% of the fair market value of a Teva share on the date of grant. See “2020 Potential Payments Upon Termination or Change in Control” for information on the treatment of options upon retirement, death, disability, termination or change in control.

(2)	Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting that had not vested as of December 31, 2020.
(3)

Amounts disclosed in this column reflect the number of unvested RSUs granted that were subject to time-based vesting and unvested PSUs granted for the 2018-2020 performance period. The number of PSUs reported in this column reflects the PSUs vested in February 2021 and to be vested in May 2021 for the 2018-2020 performance period at their actual payout percentage. As of December 31, 2020, the relevant performance period had been completed and in February 2021 the HR and Compensation Committee and Board determined the performance results and the awards fully vested thereafter. See “2020 Potential Payments Upon Termination or Change in Control” for information on the treatment of RSUs and PSUs upon retirement, death, disability, termination or change in control.

(4)

Amounts disclosed in this column reflect the market value of the RSUs and PSUs reported in the preceding column using the closing price of a Teva share as reported on the NYSE on December 31, 2020, the last trading day of the year, multiplied by the number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested RSUs and PSUs.

(5)

Amounts disclosed in this column reflect the number of unearned and unvested PSUs held by our NEOs, based on achievement of all applicable performance goals at target level for the open performance cycle ending in 2021 and at threshold level for the open performance cycles ending in 2022. PSUs generally vest following completion of the year indicated and following the date on which the HR and Compensation Committee and Board certify whether the performance conditions have been achieved. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of each performance cycle and might be less or more than the number shown in this column. See footnote (2) to “2020 Grants of Plan-Based Awards” above for information regarding the nature of the performance measures incorporated in the 2020-2022 PSU grant. See “2020 Potential Payments Upon Termination or Change in Control” for information on the treatment of PSUs upon retirement, death, disability, termination or change in control.

(6)

Amounts disclosed in this column reflect the market value of the unvested PSUs held by our NEOs and reported in the preceding column using the closing price of a Teva share as reported on the NYSE on December 31, 2020, the last trading day of the year, multiplied by the number of shares underlying each award. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested PSUs.

(7)	This column discloses the vesting dates of outstanding awards held by our NEOs at year end which generally occur on the relevant anniversary of the date of grant.

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2020 Option Exercises and Stock Vested

The table below shows the number of shares each of our NEOs acquired and the values they realized upon the vesting of PSUs and RSUs, during 2020. Values are shown before payment of any applicable withholding taxes or brokerage commissions. There were no stock options exercised by the NEOs in 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Kåre Schultz	419,181	3,801,156
Dr. Hafrun Fridriksdottir	40,337	490,065
Brendan O’Grady	18,465	220,807
Eric Drapé	23,583	289,038
(1)

Amounts disclosed in this column reflect the number of PSUs and RSUs that vested during 2020. This column does not include the value of dividends paid on our ordinary shares during the performance period as no dividends accrue on unvested PSUs or RSUs.

(2)

Amounts disclosed in this column reflect the value realized upon vesting of the PSUs and RSUs, as calculated based on the price of a Teva share on the vesting date, multiplied by the number of shares underlying each award.

2020 Pension Benefits

None of our NEOs participate in or have accrued benefits under qualified or non-qualified defined benefit plans sponsored by us.

2020 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY ($) (4)
Hafrun Fridriksdottir	Supplemental Deferred Compensation Plan	127,167	113,609	118,186	0	888,427
	Actavis Executive Deferred Compensation Plan	0	0	6,391	0	140,930
Brendan O’Grady	Supplemental Deferred Compensation Plan	0	0	12,588	(11,407)	206,001
	Teva Neuroscience Deferred Compensation Plan	0	0	27,382	0	315,084
(1)

Amounts disclosed in this column reflect elective deferrals made by our NEOs and are included in the amounts reported as “Salary” and “Non-Equity Incentive Plan Compensation,” as relevant, in the Summary Compensation Table above.

(2)	Amounts disclosed in this column are included within the amount reported in the “All Other Compensation” column of the Summary Compensation Table above.
(3)	Amounts disclosed in this column include earnings on the relevant plans as well as changes in the values of the underlying accounts. None of the amounts disclosed in this column were reported in the

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Summary Compensation Table because the Company does not credit above-market or preferential earnings on deferred compensation.
(4)

Amounts disclosed in this column reflect the cumulative value of the applicable NEO’s contributions and Company matching contributions, which have been included in the amounts reported as “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation,” as appropriate, in the applicable Summary Compensation Tables, and investment earnings thereon.

Teva’s North American subsidiaries provide a tax qualified defined contribution 401(k) Retirement Savings Plan for the benefit of employees. Under this plan, contribution amounts have been determined based on specified percentages of pay. The Code limits the benefits that may be contributed into the 401(k) plan. As a complement to this plan, the Company maintains a supplemental retirement plan, the Supplemental Deferred Compensation Plan, to bridge the gap between legally mandated limits on qualified plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits. While the Company has formally funded the 401(k) plan match contribution, the Supplemental Deferred Compensation Plan is not formally funded.

Supplemental Deferred Compensation Plan

The Supplemental Deferred Compensation Plan is a nonqualified, unfunded deferred compensation plan under which certain eligible employees may defer up to 75% of base salary, annual bonuses and sales bonuses. The Company matches 100% of the first 6% of all eligible compensation deferred above the IRS qualified compensation limit, and makes restorative matching contributions to restore the Company match that were lost to the participant under the Retirement Savings Plan. Participants are vested in 100% of Company contributions once three years of service are completed. There are 27 investment options within the Supplemental Deferred Compensation Plan, and participants may change their investment allocations. Contributions plus earnings are paid out of the general assets of the Company. Participants that are age 55 with at least 15 years of service or age 65 with five years of service are retirement eligible, and may receive payment from the Plan in a lump sum or in annual installments for up to 20 years beginning on the first distribution date (January or July) that is at least 13 months after their retirement. Participants that terminate employment prior to retirement receive a lump sum beginning on the first distribution date that is at least six months after termination. Participants may change their distribution election at least 12 months prior to the originally scheduled payment date and as long as the change results in the payment date being delayed at least five years.

Actavis Executive Deferred Compensation Plan

In connection with Teva’s acquisition of Actavis Generics in November 2016, Teva assumed the Actavis Executive Deferred Compensation Plan. Certain former Actavis employees remain participants in the plan, although the plan has been frozen and further participant deferrals into the plan are no longer permitted. The plan is a nonqualified, unfunded deferred compensation plan under which certain eligible employees of Actavis Generics prior to its acquisition by Teva were able to defer up to 80% of base salary and 80% of performance bonus awards (100% after January 1, 2015). The plan also provided for Company matching credits, Company discretionary credits, and credits and debits for investment returns. Participants are fully vested in their base salary and performance bonus deferrals, and vest in Company matching contributions after certain numbers of years. Participants become 100% vested upon death or disability, and upon a change in control will receive a single lump sum payment within 12 months. Participants may elect to receive distributions in a lump sum or in annual installments of from two to 15 years.

Teva Neuroscience Deferred Compensation Plan

The Teva Neuroscience Deferred Compensation Plan is a nonqualifed, unfunded deferred compensation plan for certain employees of the Company. Under the plan, during the period 2001 to 2005, the Company contributed 10% of a participant’s total compensation up to the limits of Code Section 401 to an account for such participant. The participant was neither permitted nor required to make contributions to the plan,

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and the balance in such participant’s account is fully vested at all times. There are 27 investment options within the plan, and participants may change their investment allocations. Participants are entitled to a lump sum payment of their account balance on the date of their retirement after reaching age 65, disability, death or separation from service.

2020 Potential Payments Upon Termination or Change in Control

In connection with any termination of employment, including if there is a termination in connection with a change in control of the Company, our NEOs would be eligible to receive certain payments, benefits and treatment of the various forms of equity that the NEO holds (provided, in some cases, that certain conditions are met).

The amounts that the NEOs would receive are set forth below for the following types of termination of employment: termination for cause, death, disability, retirement, termination without cause, resignation for good reason, resignation without good reason and a change in control of the Company.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown. We have assumed that the termination of employment or change in control occurred on December 31, 2020, and that the value of a Teva share on that day was $9.65, the closing price on the NYSE on December 31, 2020, the last trading day of 2020.

Under these SEC rules, the potential payments upon termination do not include certain distributions or benefits which are not enhanced by a qualifying termination of employment or change in control. These payments and benefits are referred to as “vested benefits” and include:

∎	Amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;

∎	Vested benefits accrued under the 401(k) and pension plans; and

∎

Vested benefits under the Supplemental Deferred Compensation Plan, Teva Neuroscience Deferred Compensation Plan and the Actavis Executive Deferred Compensation Plan provided to the NEOs on the same basis as all other employees eligible for such plans, as previously described in the section entitled “2020 Nonqualified Deferred Compensation.”

Kåre Schultz

Mr. Schultz’s employment terms generally require the Company and Mr. Schultz to provide three months’ notice of termination of employment, other than in connection with a non-renewal, which provides for one year notice, and in connection with termination for cause, death or disability. We may waive Mr. Schultz’s services during the notice of termination period or any part thereof, or accelerate the termination date upon mutual agreement, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Schultz’s employment terms provide that in connection with his termination of employment, Mr. Schultz will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Schultz with good reason, Mr. Schultz will generally be entitled to receive cash severance, together with severance amounts accumulated in his severance account, equal to the product of twelve times his monthly base salary (or the minimum amount required under applicable law, if greater). Mr. Schultz is also entitled to receive an amount equal to twenty-four times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for two years following termination and other restrictive covenants, and his compliance with such undertaking, which amount would be paid in connection with terminations other than in the event of his termination by the Company for cause, non-renewal or his death. In the event that his employment is terminated by the Company without cause or by Mr. Schultz with good reason within one year following certain mergers and as a result thereof, Mr. Schultz will be entitled to an additional lump sum cash payment equal to his current annual salary.

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Upon his termination by the Company without cause, resignation by Mr. Schultz with good reason, non-renewal by the Company, and non-renewal by Mr. Schultz due to his retirement, Mr. Schultz will receive continued vesting of outstanding awards in accordance with their terms. Upon his termination by the Company without cause and resignation by Mr. Schultz with good reason, Mr. Schultz will receive accelerated vesting of his sign-on RSU award on the date of termination. Upon his termination due to death and disability, default plan treatment will apply as described below except that Mr. Schultz will receive continued vesting of his sign-on PSU award (which will ultimately be settled based on actual performance through the end of the applicable five-year performance period). In the event of a change in control before the terminations listed above, Mr. Schultz’s sign-on PSU award will be treated as earned based on the price paid per share to shareholders (or if none, then based on the last per share trading price before the change in control). The award may then either continue as a time-vested award over the remainder of the required vesting period or, if not assumed, settled upon the change in control. If the sign-on PSU award is assumed and continues as a time-vested award, it will be immediately settled upon termination following the change in control due to death, disability, termination without cause, resignation with good reason, non-renewal by the Company and non-renewal by Mr. Schultz due to his retirement.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, in the event that he breaches his restrictive covenants. In addition, in the event of continuous and willful breach of his restrictive covenants, the Company shall be entitled to a repayment of such termination payments, including forfeiture of any post-termination equity vesting.

Eli Kalif

Mr. Kalif’s employment terms generally require the Company and Mr. Kalif to provide six months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. Kalif’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Mr. Kalif’s employment terms provide that in connection with his termination of employment, Mr. Kalif will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Kalif with good reason, Mr. Kalif will generally be entitled to receive cash severance, together with severance amounts accumulated in his severance account, equal to twice his monthly base salary multiplied by the number of years of employment, up to a maximum payment of eighteen times his monthly base salary (or the minimum amount required under applicable law, if greater). In the event that his employment is terminated by the Company without cause within one year following a change in control event (as such term is defined in the Compensation Policy as in effect on the date hereof), Mr. Kalif will be entitled to an additional lump sum cash payment equal to $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. Kalif shall repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants, including an undertaking not to compete with Teva for six months following termination.

Dr. Hafrun Fridriksdottir

Dr. Fridriksdottir’s employment terms generally require the Company and Dr. Fridriksdottir to provide six months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Dr. Fridriksdottir’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay her the monthly base salary and all additional compensation and benefits in respect of such waived period.

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Upon termination by the Company without cause or by Dr. Fridriksdottir for good reason, Dr. Fridriksdottir will generally be entitled to receive cash severance equal to the product of six times her monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Dr. Fridriksdottir is also entitled to receive an amount equal to twelve times her monthly base salary, in consideration for, and conditioned upon, her undertaking not to compete with Teva for one year following termination and other restrictive covenants. In the event that her employment is terminated without cause within one year following certain mergers and as a result thereof, Dr. Fridriksdottir will be entitled to an additional lump sum cash payment of $1.5 million.

Because Dr. Fridriksdottir meets the requirements for a qualifying retirement and termination under the Company’s policy pursuant to its 2015 and 2020 Long-Term Equity-Based Incentive Plan, if she is terminated without cause and the current retirement policy is in effect, she will be entitled to continued vesting of her outstanding awards granted by the Company after the acquisition of Actavis Generics. In addition, if she is terminated without cause, resigns for good reason, or resigns without good reason, she will be entitled to continued exercisability of vested options until the earlier of the applicable expiration date or two years after termination for equity awards originally granted to her by Allergan plc and converted into Company equity awards at the time she joined the Company following Teva’s acquisition of Actavis Generics, due to the legacy Allergan qualifying retirement policy.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Dr. Fridriksdottir shall promptly repay Teva any such payments or benefits provided, in the event that she breaches her restrictive covenants.

Brendan O’Grady

Mr. O’Grady’s employment terms generally require the Company and Mr. O’Grady to provide three months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. O’Grady’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

Upon termination by the Company without cause or by Mr. O’Grady for good reason, Mr. O’Grady will generally be entitled to receive cash severance equal to the product of six times his monthly base salary and payment of certain costs associated with continued medical insurance for eighteen months. Mr. O’Grady is also entitled to receive an amount equal to twelve times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for one year following termination and other restrictive covenants. In the event that his employment is terminated without cause within one year following certain mergers and as a result thereof, Mr. O’Grady will be entitled to an additional lump sum cash payment of $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. O’Grady shall promptly repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants.

Eric Drapé

Mr. Drapé’s employment terms generally require the Company and Mr. Drapé to provide six months’ notice of termination of employment, other than in connection with a termination for cause, death or disability. We may waive Mr. Drapé’s services during such notice period or any part thereof, or accelerate the termination date, on the condition that we pay him his monthly base salary and all additional compensation and benefits in respect of such waived period.

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Mr. Drapé’s employment terms provide that in connection with his termination of employment, Mr. Drapé will be entitled to receive payments associated with termination as required pursuant to applicable Israeli law and certain accrued obligations. Upon termination by the Company without cause or by Mr. Drapé with good reason, Mr. Drapé will generally be entitled to receive cash severance, together with severance amounts accumulated in his severance account, equal to the product of fifteen times his monthly base salary (or the minimum amount required under applicable law, if greater). Mr. Drapé is also entitled to receive an amount equal to three times his monthly base salary, in consideration for, and conditioned upon, his undertaking not to compete with Teva for six months following termination and other restrictive covenants, and his compliance with such undertaking, which amount would be paid in connection with terminations other than in the event of his termination by the Company for cause, his death or disability. In the event that his employment is terminated by the Company without cause within one year following a change in control event (as such term is defined in the Compensation Policy as in effect on the date hereof), Mr. Drapé will be entitled to an additional lump sum cash payment equal to $1.5 million.

All termination payments and benefits in excess of those required to be paid pursuant to applicable law are subject to the execution of a release of claims, and shall immediately terminate without further obligation of Teva, and Mr. Drapé shall repay Teva any such payments or benefits provided, in the event that he breaches his restrictive covenants.

Potential Payments Upon Termination or Change In Control

The following tables summarize the payments the NEOs would receive upon termination and completion of the required notice period at December 31, 2020. The U.S. dollar amounts in the tables below were converted from local currency, where needed, using the December monthly average exchange rate of 3.25 Israeli shekels per U.S. dollar and 0.82 euros per U.S. dollar.

Payments Resulting From Termination without Cause or Resignation with Good Reason

Category	Kåre Schultz	Eli Kalif	Dr. Hafrun Fridriksdottir	Brendan O’Grady	Eric Drapé
Severance payments (1)	1,425,832	59,920	360,000	400,000	890,787
Non-compete payments (2)	4,000,000	0	720,000	800,000	188,692
Accrued vacation	30,951	69,149	0	0	135,547
Health benefits continuation	0	0	13,074	43,888	0
Post-termination equity vesting (3)(4)	25,156,913	0	4,305,261	0	0
Total amount without change in control	$30,613,696	$129,069	$5,398,335	$1,243,888	$1,215,026
Post-change in control cash termination payment (5)	2,000,000	1,500,000	1,500,000	1,500,000	1,500,000
Total amount with change in control	$32,613,696	$1,629,069	$6,898,335	$2,743,888	$2,715,026
(1)

In addition to the amounts reported above, Mr. Schultz would receive $574,168, Mr. Kalif would receive $63,910, and Mr. Drapé would receive $52,673 which is already held in a severance account on their behalf.

(2)

For Mr. Schultz and Mr. Drapé, the non-compete payment would be paid, assuming their compliance with the non-compete covenant, in connection with terminations other than their termination by the Company for cause, death, or non-renewal (for Mr. Schultz).

(3)

Amounts reported are based on the price of a Teva share on December 31, 2020, the last trading day of 2020 ($9.65) and, with respect to PSUs, target performance, except for 2018-2020 PSUs, for which actual performance was used.

(4)

For Mr. Schultz, the equity vesting also applies in the event of non-renewal by the Company or non-renewal by Mr. Schultz due to retirement. For Dr. Fridriksdottir, the equity vesting does not apply to resignation with good reason.

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Executive Compensation

(5)

For Mr. Schultz, Dr. Fridriksdottir and Mr. O’Grady, change in control is defined as certain mergers followed by a termination without cause, or by Mr. Schultz with good reason. For Mr. Kalif and Mr. Drapé, change in control is defined in the Compensation Policy as in effect on the date hereof.

Accelerated Equity Vesting Upon Death or Disability

Under our 2015 and 2020 Long-Term Equity-Based Incentive Plan, upon death or disability, performance awards, such as PSUs, will immediately vest and pay out based on the target level of performance as of the date of termination, RSUs will immediately be vested and settled and options will immediately vest and remain exercisable through the original expiration date. For treatment of Mr. Schultz’s sign-on equity awards upon death or disability, see the summary of his termination terms above.

Category	Kåre Schultz	Eli Kalif	Dr. Hafrun Fridriksdottir	Brendan O’Grady	Eric Drapé
Value (1)	$25,156,913	$1,693,758	$4,305,261	$4,164,293	$3,116,776
(1)

Amounts reported are based on the price of a Teva share on December 31, 2020, the last trading day of 2020 ($9.65) and, with respect to PSUs, target performance, except for 2018-2020 PSUs, for which actual performance was used.

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HR and Compensation Committee Interlocks and Insider Participation

The HR and Compensation Committee currently consists of Rosemary A. Crane (chair), Gerald M. Lieberman, Nechemia (Chemi) J. Peres and Janet S. Vergis. During fiscal year 2020, no member of the HR and Compensation Committee was an employee, officer or former officer of Teva or any of its subsidiaries. During fiscal year 2020, no member of the HR and Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions. During fiscal year 2020, none of our executive officers served on the Board of Directors or compensation committee of any entity that had one or more of its executive officers serving on Teva’s Board of Directors or HR and Compensation Committee.

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Proposal 2: Advisory Vote on Compensation of Named Executive Officers

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to approve, by advisory vote, the compensation of our NEOs, as disclosed in this Proxy Statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “say-on-pay” vote, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation or any specific NEOs, but rather the overall compensation of our NEOs and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our shareholders to approve the compensation of our NEOs, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy Statement, including the CD&A, the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Teva Pharmaceutical Industries Limited approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As an advisory vote, the result will not be binding on the Board or the HR and Compensation Committee. The say-on-pay vote will, however, provide us with important feedback from our shareholders about our executive compensation philosophy, objectives and program. Our Board and the HR and Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program. Following our 2021 Annual Meeting, the next advisory vote on named executive officer compensation is expected to occur at the 2022 annual meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

The Board of Directors recommends that shareholders vote FOR the approval, on a non-binding advisory basis, of the compensation of Teva’s named executive officers, as disclosed in this Proxy Statement.

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Proposal 3: Appointment of Independent Registered Public Accounting Firm

The Audit Committee recommends that, as required under Israeli law, shareholders appoint Kesselman & Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited (“PwC”), as Teva’s independent registered public accounting firm until Teva’s 2022 annual meeting of shareholders. PwC has been our independent registered public accounting firm since at least 1976.

Pursuant to Teva’s Articles of Association, the Board of Directors is authorized to determine the remuneration of Teva’s independent registered public accounting firm.

Representatives of PwC are expected to be present at the Annual Meeting and will also be available to respond to questions from shareholders. They also will have the opportunity to make a statement if they desire to do so.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Teva’s audited consolidated financial statements as of and for the year ended December 31, 2020.

The Audit Committee has also discussed with Kesselman & Kesselman the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Kesselman & Kesselman required by the applicable requirements of the PCAOB regarding Kesselman & Kesselman’s communication with the Audit Committee concerning independence and has discussed with Kesselman & Kesselman their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Teva’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee of the Board of Directors

Gerald M. Lieberman, Chair

Amir Elstein

Abbas Hussain

Roberto A. Mignone

Policy on Pre-Approval of Audit and Non-Audit Services of Independent Auditors

Teva’s Audit Committee is responsible for overseeing the work of its independent auditors. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by PwC and other members of PricewaterhouseCoopers International Limited. These services may include audit services, audit-related services, tax services and other services, as further described below. The Audit Committee sets forth the basis for its pre-approval in detail, listing the particular services or categories of services which are pre-approved, and setting forth a specific budget for such services. Other services are approved by the Audit Committee on an individual basis. Once services have been pre-approved, PwC and management then report to the Audit Committee on a periodic basis regarding the extent of services actually provided in accordance with the applicable pre-approval, and regarding the fees for the services performed. Such fees for 2020 and 2019 were pre-approved by the Audit Committee in accordance with these procedures.

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Proposal 3: Appointment of Independent Registered Public Accounting Firm

Principal Accountant Fees and Services

Teva incurred the following fees for professional services rendered by PwC and other members of PricewaterhouseCoopers International Limited, for the years ended December 31, 2020 and 2019:

	2020	2019
	(U.S. $ in thousands)
Audit fees	$15,639	$17,280
Audit-related fees	571	480
Tax fees	3,820	3,445
All other fees	4	266
Total	$20,034	$21,472

The audit fees for the years ended December 31, 2020 and 2019 were for professional services rendered for the integrated audit of Teva’s annual consolidated financial statements and its internal control over financial reporting as of December 31, 2020 and 2019, review of consolidated quarterly financial statements, statutory audits of Teva and its subsidiaries, issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

The audit-related fees for the years ended December 31, 2020 and 2019 were for the following services: sale side due diligence related to dispositions, accounting consultations and employee benefit plan audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2020 and 2019 were for the following services: (i) services related to tax compliance, including the preparation of tax returns and claims for refund, (ii) tax planning and tax advice, including assistance with tax audits and appeals, (iii) advice related to mergers and acquisitions, (iv) tax services for employee benefit plans, (v) assistance with respect to requests for rulings from tax authorities and (vi) other permitted tax services requested by management.

All other fees for the years ended December 31, 2020 and 2019 were mainly for providing general advice related to new processes, as well as for license fees for the use of accounting research tools and training regarding general financial reporting developments.

The Audit Committee believes that the provision of all non-audit services rendered is compatible with maintaining PwC’s independence.

The Board of Directors recommends that shareholders vote FOR the approval of the appointment of Kesselman & Kesselman, a member of PwC, as Teva’s independent registered public accounting firm until Teva’s 2022 annual meeting of shareholders.

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Presentation of 2020 Financial Statements

The Board of Directors has approved, and is presenting to shareholders for receipt and consideration at the Annual Meeting, Teva’s annual consolidated financial statements for the year ended December 31, 2020, which are included in Teva’s Annual Report on Form 10-K for the year ended December 31, 2020, available on Teva’s website at www.tevapharm.com.

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Security Ownership

The following table describes, as of April 1, 2021, the beneficial ownership of Teva ordinary shares (and ADSs representing ordinary shares) by:

∎	each person we believe beneficially holds more than 5% of the outstanding ordinary shares based solely on our review of SEC filings;

∎	each of our NEOs;

∎	each of our directors and director nominees; and

∎	all of our directors and executive officers as a group.

Beneficial Owner	Ordinary Shares Beneficially Owned***		Percent of Ordinary Shares Outstanding****
Beneficial Owners of More than 5% of Our Ordinary Shares
Capital Research Global Investors (1)	130,140,247		11.8%
Named Executive Officers and Directors:*
Dr. Sol J. Barer	277,433		*	*
Kåre Schultz	1,657,783		*	*
Rosemary A. Crane	33,509		*	*
Amir Elstein	2,024,225		*	*
Jean-Michel Halfon	30,519		*	*
Abbas Hussain	—		*	*
Gerald M. Lieberman	35,919		*	*
Roberto A. Mignone	1,525,577	(2)	*	*
Dr. Perry D. Nisen	25,577		*	*
Nechemia (Chemi) J. Peres	25,577		*	*
Prof. Ronit Satchi-Fainaro	17,621		*	*
Janet S. Vergis	—		*	*
Eli Kalif	18,430		*	*
Dr. Hafrun Fridriksdottir	421,187		*	*
Brendan O’Grady	250,158		*	*
Eric Drapé	350,562		*	*
All directors and executive officers as a group (20 persons)	8,194,567		*	*
*	The address of each named executive officer and director is c/o Teva Pharmaceutical Industries Limited, 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel.
**	Represents less than 1%.
***

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any ordinary shares with respect to which such person has (or has the right to acquire within 60 days) sole or shared voting power or investment power.

****	Percentage of beneficial ownership is based on 1,102,349,072 ordinary shares outstanding at April 1, 2021.
(1)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, by Capital Research Global Investors, a division of Capital Research and Management Company, which is deemed to be

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Security Ownership

the beneficial owner of 130,140,247 ordinary shares. Capital Research Global Investors listed its address as 333 South Hope Street, Los Angeles, CA 90071.
(2)

1,500,000 ordinary shares are held of record by Swiftcurrent Partners, L.P. and Swiftcurrent Offshore Master, Ltd. Bridger Management, LLC is the investment adviser to these funds and Mr. Mignone is the manager of Bridger Management, LLC. Mr. Mignone disclaims beneficial ownership of the 1,500,000 ordinary shares held of record by these funds, except to the extent of his indirect pecuniary interest therein.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as of December 31, 2020, certain information related to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
2020 Long-Term Equity-Based Incentive Plan	33,208	—	73,971,666	(1)
2015 Long-Term Equity-Based Incentive Plan	43,609,904	$31.24	—	(2)
2010 Long-Term Equity-Based Incentive Plan	12,311,573	$48.49	—	(2)
2008 Employee Stock Purchase Plan For U.S. Employees	—	—	678,621	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	55,954,685	$37.27	74,650,287	(1)
(1)	Includes awards that were cancelled or forfeited under the 2010 and 2015 Long-Term Equity-Based Incentive Plans.
(2)	This plan expired and no future grants are available thereunder.
(3)	A total of 8,500,000 shares have been authorized for purchase at a discount under the plan.

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Related Party Transactions

Certain Relationships and Related Party Transactions

In November 2019, Teva entered into two collaborative research agreements with Tel Aviv University pursuant to which Teva will provide funding in the amounts of €250,000 and $94,500, respectively, and will work with the Tel Aviv University scientists to advance cancer and brain studies. These agreements will be extended in the coming months, following finalization of the research plan. Prof. Ronit Satchi-Fainaro, a member of our Board of Directors, has been a professor at Tel Aviv University since 2015. Prof. Ronit Satchi-Fainaro holds various other positions at Tel Aviv University, including Head of the Cancer Research and Nanomedicine Laboratory since 2006, Chair of the Department of Physiology and Pharmacology at the Sackler Faculty of Medicine since 2014, The Kurt and Herman Lion Chair in Nanosciences and Nanotechnologies since 2017, Director of the Cancer Biology Research Center since 2020 and a member of the Preclinical Dean’s Committee since 2015.

The related party transaction described above was reviewed and approved in accordance with the provisions of the Israeli Companies Law, Teva’s Articles of Association and Teva policy, as described below. Any extensions to these agreements will also be reviewed accordingly.

Approval of Related Party Transactions

The Israeli Companies Law requires that an “office holder” (as defined in the Israeli Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Israeli Companies Law, any transaction with an office holder or in which the office holder has a personal interest (other than with respect to such office holder’s Terms of Office and Employment, see “Executive Compensation—Compensation Discussion and Analysis—Compensation-Related Requirements of the Israeli Companies Law”) must be brought before the Audit Committee, in order to determine whether such transaction is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities).

Pursuant to the Israeli Companies Law, the Articles of Association and Teva written policy, in the event that the Audit Committee determines that the transaction is not an extraordinary transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an extraordinary transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved if it is determined to be in the best interests of Teva.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an office holder or their employment, if they are not an office holder, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the HR and Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more

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Related Party Transactions

than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years. A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

Change of Control

Subject to certain exceptions, the Israeli Companies Law generally requires that a merger between two Israeli companies be approved by both the board of directors and by the shareholders of each of the merging companies by a simple majority (unless a higher majority is required by the articles of association).

Furthermore, the Israeli Companies Law generally requires that an acquisition of shares in a public company be made by means of a tender offer if as a result of the acquisition the purchaser would hold 25% or more of the voting rights of the company if there is no other holder of 25% or more of the company’s voting rights, or more than 45% of the voting rights of the company if there is no other holder of more than 45% of the company’s voting rights. The Israeli Companies Law generally further requires that such offer be consummated only if at least 5% of the company’s voting rights will be acquired, and that subject to certain exceptions, the majority of the offerees who responded to the offer accepted the offer.

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Shareholder Proposals for the 2021 Annual Meeting and the 2022 Annual Meeting

Under Israeli law, one or more shareholders holding 1% or more of the voting rights of Teva may propose to include any matter appropriate for deliberation at a shareholders meeting to be included on the agenda of a shareholders meeting (including proposing the nomination of a candidate to the Board of Directors which will be brought for consideration by Teva’s Corporate Governance and Nominating Committee) by submitting such proposal within seven days of publication of Teva’s notice with respect to its general meeting of shareholders, unless Teva publishes a preliminary notice at least twenty-one days prior to a publication of the notice of the meeting, stating its intention to convene such meeting and the agenda thereof, in which case the shareholder proposal should be submitted within fourteen days of such preliminary notice. Accordingly, any such shareholder holding 1% or more of the voting rights of Teva may request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to Teva no later than April 28, 2021, at 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Dov Bergwerk, Company Secretary. Under Teva’s Articles of Association, one or more shareholders holding 1% or more of the voting rights in Teva (or a shareholder interested in proposing the nomination of certain candidate(s) for election as director(s) for consideration by the Corporate Governance and Nominating Committee) may propose to include a matter on the agenda of the 2022 annual meeting of shareholders by submitting the proposal in writing to Teva at 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Dov Bergwerk, Company Secretary, no later than 14 days after the date of first publication by Teva of its 2021 consolidated financial statements.

Any such shareholder proposal must comply with the requirements of applicable law and Teva’s Articles of Association. The requirements under Teva’s Articles of Association include providing information such as: (i) the number of ordinary shares held by the proposing shareholder, directly or indirectly, and, if any such ordinary shares are held indirectly, an explanation of how they are held and by whom; (ii) the shareholder’s purpose in making the request; (iii) any agreements, arrangements, understandings or relationships between the shareholder and any other person with respect to any securities of Teva or the subject matter of the request; and (iv) if the shareholder wishes to include a statement in support of his or her proposal in Teva’s proxy statement, if provided or published, a copy of such statement. If the proposal is to nominate a candidate for election to the Board of Directors, the proposing shareholder must also provide (a) a declaration signed by the nominee and any other information required under the Israeli Companies Law, (b) additional information in respect of the nominee as would be required in response to the applicable disclosure requirements in Israel or abroad, including the information responsive to Items 401, 403 and 404 of Regulation S-K under the Securities Act, to the extent applicable, (c) a representation made by the nominee of whether the nominee meets the objective criteria for an independent director of a company such as Teva under any applicable law, regulation or stock exchange rules, in Israel or abroad, and if not, then an explanation of why not, and (d) details of all relationships and understandings between the proposing shareholder and the nominee.

Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2022 annual general meeting of shareholders pursuant to Rule 14a-8 must be received at our principal office on or before December 31, 2021 and must comply with Rule 14a-8.

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Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings made by Teva under those statutes, the information included under the caption “HR and Compensation Committee Report” and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Teva under those statutes, except to the extent we specifically incorporate these items by reference.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. Teva will promptly deliver a separate copy of the proxy statement, as well as its Annual Report, to you if you write or call the Company at: TevaIR@tevapharm.com or mailing address: Teva Pharmaceutical Industries Ltd., 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel, Attn: Investor Relations, or phone: +972 (3) 914-8262. If you want to receive copies of Teva’s proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone numbers.

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Questions and Answers about the Annual Meeting

The Meeting

When and how will the Annual Meeting be held?

The Annual Meeting will be conducted in a virtual format on Monday, June 14, 2021, at 4:00 p.m., Israel time, 9:00 a.m., Eastern time.

In the interest of the health and safety of our shareholders, directors, officers and employees, in light of the ongoing COVID-19 pandemic, shareholders will not be able to physically attend the Annual Meeting.

For additional information on how to vote and participate at the Annual Meeting see below under “Participating and Voting at the Annual Meeting.”

Who may attend the Annual Meeting?

Attendance at the Annual Meeting, including any adjournments or postponements thereof, will be limited to holders of record as of the close of business on May 5, 2021 (the “Record Date”) who hold ordinary shares or American Depositary Shares (“ADSs”), directly in their own name, and beneficial owners who hold ordinary shares or ADSs through a broker, bank or other nominee rather than directly in their own name, and each of their legal proxy holders or their authorized persons.

What is a quorum for the Annual Meeting?

A minimum of two holders of ordinary shares (or ADSs representing such ordinary shares) who are present at the Annual Meeting, in person or by proxy or represented by their authorized persons, and who hold in the aggregate twenty-five percent or more of such ordinary shares (or ADSs representing such ordinary shares), will constitute a legal quorum. At the close of business on April 1, 2021, 1,102,349,072 ordinary shares were outstanding and entitled to vote. Ordinary shares held in treasury will not be included in the calculation to determine if a quorum is present. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. Should no legal quorum be present one half hour after the scheduled time, the Annual Meeting will be adjourned to one week from that day, at the same time and in virtual format. Should such legal quorum not be present one half hour after the time set for the Annual Meeting, as adjourned, any two holders of ordinary shares present, in person or by proxy, who jointly hold twenty percent or more of such ordinary shares (or ADSs representing ordinary shares) will then constitute a legal quorum.

Who may vote at the Annual Meeting?

Ordinary Shares

Holders of record of ordinary shares as of the Record Date may vote at the Annual Meeting.

Beneficial owners who hold ordinary shares through a nominee company pursuant to Section 177(1) of the Israeli Companies Law, as of the Record Date (a “Non-Registered Holder”), rather than directly in their own name, have the right to direct their broker, bank or other nominee how to vote using the instructions provided by the broker, bank or other nominee, but may not vote their shares at the Annual Meeting unless they obtain a proof of share ownership as of the Record Date (“Proof of Ownership”), which must be approved by a member of the Tel Aviv Stock Exchange (“TASE”).

ADSs

As an ADS holder, you will not be entitled to vote at the Annual Meeting through the online meeting platform. To the extent you provide the Depositary (as defined below) or your broker, bank or other

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Questions and Answers about the Annual Meeting

nominee, as applicable, with voting instructions, the Depositary has advised us that it will vote the ordinary shares underlying your ADSs in accordance with your instructions.

You also may exercise the right to vote the ordinary shares underlying your ADSs by surrendering your ADSs to Citibank, N.A., as depositary for the ADSs (the “Depositary”) for cancellation and withdrawal of the corresponding ordinary shares pursuant to the terms described in the Second Amended and Restated Deposit Agreement (the “Deposit Agreement”), dated as of December 4, 2018, by and among the Company, the Depositary, and the holders and beneficial owners of ADSs. In order to be able to vote at the Annual Meeting, you must complete the ADS cancellation process and become a holder of the corresponding ordinary shares by the Record Date. However, it is possible that you may not have sufficient time to withdraw your ordinary shares and vote them at the upcoming Annual Meeting as a holder of record of ordinary shares as of the Record Date. Holders of ADSs may incur additional costs associated with the ADS cancellation process.

The Israeli Companies Law does not permit shareholders of public companies to act by written consent.

Participating and Voting at the Annual Meeting

How can I access the online meeting platform and vote my ordinary shares or ADSs?

To access the Annual Meeting, holders of Teva’s ADSs and ordinary shares should visit www.meetingcenter.io/212475968 and, when prompted, enter their control number (as described below). The meeting password is TEVA2021.

Your vote is very important and we encourage you to vote your shares and submit your proxy regardless of whether or not you plan to attend the Annual Meeting. Each issued and outstanding ordinary share (or ADS representing an ordinary share) shall entitle its holder to one vote on each matter properly submitted at the Annual Meeting. Ordinary shares held in treasury by Teva do not entitle Teva to vote in respect thereof at the Annual Meeting.

Ordinary Shares

Record holders of ordinary shares: If you are the record holder of ordinary shares as of the Record Date, you have the right to (i) vote at the Annual Meeting through the online meeting platform, (ii) vote by submitting your proxy card by mail or by email to TevaAGM2021@tevapharm.com, or (iii) grant your voting proxy to an authorized person.

If you choose to submit your proxy card by mail or by email to TevaAGM2021@tevapharm.com, mark the enclosed proxy card in accordance with the instructions, date, sign and return it to Teva. To be taken into account, your proxy card must be received by Teva, by 4:00 p.m., Israel time, on June 10, 2021, unless determined otherwise by the chairman of the Annual Meeting.

In order to access the Annual Meeting online platform, record holders of ordinary shares must enter a control number. The control number will consist of the holder’s Israeli identification number or Israeli company registration number as it appears in Teva’s share register. Holders of Teva’s ordinary shares as of the Record Date will also be able to ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting.

If you appoint another person to act as your authorized proxy, such proxy must be submitted in writing by mail or by email to TevaAGM2021@tevapharm.com (in a form approved by the Company Secretary) from the record holder of ordinary shares, including such record holder’s Israeli identification number or company registration number, along with the authorized proxy’s name, Israeli identification number, proof of identification and email address, and must be received by Teva by 4:00 p.m., Israel time, on June 10, 2021, unless determined otherwise by the chairman of the Annual Meeting. The submission of a proxy by

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Questions and Answers about the Annual Meeting

the aforementioned deadline will also serve to register the authorized proxy in advance in order to participate in the Annual Meeting, vote your shares and ask questions through the online meeting platform. Such authorized proxy will then be able to use their Israeli identification number as it appears on the proof of Israeli identification provided to Teva as the control number to access the online platform.

Non-registered holders of ordinary shares: If you are a Non-Registered Holder, you may (i) direct your broker, bank or other nominee how to vote using the instructions provided by such broker, bank or other nominee; (ii) vote through the electronic voting system of the Israeli Securities Authority at least six hours prior to the Annual Meeting (i.e., before 10:00 a.m., Israel time, on June 14, 2021); or (iii) if you obtain a Proof of Ownership as detailed above, submit your vote (a) by submitting your proxy card by mail or by email to TevaAGM2021@tevapharm.com, together with the Proof of Ownership, by 4:00 p.m., Israel time, on June 10, 2021, unless determined otherwise by the chairman of the Annual Meeting; or (b) vote at the Annual Meeting through the online meeting platform.

In order to access the online meeting platform, Non-Registered Holders of ordinary shares must register in advance to participate in the Annual Meeting, vote their shares and ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting.

To register, Non-Registered Holders must submit the Proof of Ownership (including Israeli identification number or company registration number) reflecting the number of ordinary shares beneficially owned as of the Record Date, along with their name and email address, to Teva at TevaAGM2021@tevapharm.com. Requests for registration must be received no later than June 10, 2021 at 4:00 p.m., Israel time.

Non-Registered Holders will then be able to use their Israeli identification number or company registration number as it appears on the Proof of Ownership provided to Teva as the control number to access the online platform. If a Non-Registered Holder would like to appoint another person to act as his/her authorized proxy, such proxy must be submitted to Teva along with the Proof of Ownership, following the instructions set forth above.

ADSs

The Deposit Agreement sets out the rights of ADS holders as well as the rights and obligations of the Depositary. Each ADS represents the right to receive one ordinary share deposited with Citibank Tel Aviv, as custodian for the Depositary under the Deposit Agreement or any successor custodian.

Record holders of ADSs: If you are a record holder of ADSs as of the Record Date, you will receive instructions from the Depositary for the ordinary shares underlying your ADSs to be voted. If you held ADSs directly as of the Record Date, you have the right to instruct the Depositary how to vote. So long as the Depositary receives your voting instructions by 8:00 a.m., Eastern time, on June 11, 2021, it will, to the extent practicable and subject to Israeli law and the terms of the Deposit Agreement, vote the underlying ordinary shares as you instruct.

Record holders of ADSs as of the close of the Record Date will be able to participate in the Annual Meeting and ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting; however, they may not vote through the online meeting platform.

To access the online meeting platform, record holders of ADSs should enter the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials received.

Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may vote the ordinary shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

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To participate in the Annual Meeting and ask questions through the online meeting platform, which will be open for questions 24 hours prior to and throughout the Annual Meeting, beneficial holders of ADSs that are registered in the name of a broker, bank or other agent must register in advance; however, they may not vote through the online meeting platform.

To register, beneficial holders of ADSs must submit proof of ownership reflecting the number of ADSs beneficially owned as of the Record Date, along with their name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “TEVA MEETING REQUEST” and must be received no later than Friday, June 11, 2021 at 8:00 a.m., Eastern time. Beneficial holders of ADSs will then receive a confirmation of registration with a 15-digit control number by email from Computershare.

How will my ordinary shares or ADSs be voted if I do not vote?

Ordinary Shares

If you hold ordinary shares and do not (i) vote at the Annual Meeting through the online meeting platform, (ii) vote by submitting your proxy card by mail or by email, (iii) grant your voting proxy to an authorized person or (iv) as a Non-Registered Holder, vote by submitting your proxy card and proof of ownership by mail, by email or through the electronic voting system of the Israeli Securities Authority, your ordinary shares will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

ADSs

If you are a record holder of ADSs and do not instruct the Depositary how to vote the ordinary shares underlying your ADSs, the ordinary shares underlying your ADSs will not be counted as votes cast and will have no effect on the outcome of the vote with respect to any matter.

If you are a beneficial owner whose ADSs are held of record by a broker, your broker has “discretionary voting” authority under the New York Stock Exchange (“NYSE”) rules to vote the shares represented by your ADSs on “routine” matters, such as the ratification of appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the following “non-routine” matters: the election of directors and the advisory vote on the compensation of our named executive officers, in which case a broker non-vote will occur and the shares represented by your ADSs will not be voted on these matters.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

The affirmative vote of the holders of a majority of Teva ordinary shares participating and voting at the Annual Meeting, in person or by proxy or through their representatives, is required to adopt each of the proposals. Cumulative voting is not permitted. Under the terms of the Deposit Agreement, the Depositary shall endeavor (insofar as is practicable and in accordance with our Articles of Association) to vote or cause to be voted the number of ordinary shares represented by ADSs in accordance with the instructions provided by the holders of ADSs to the Depositary by the deadline set. If instructions are not received by the Depositary by the deadline, the ordinary shares represented by such uninstructed ADSs shall not be voted at the Annual Meeting. If instructions are signed and timely returned to the Depositary, but no specific voting instruction is marked for a proposal, the holder shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked proposal.

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Questions and Answers about the Annual Meeting

Can I change my vote?

Ordinary Shares

If you hold ordinary shares of record and submit your proxy card to vote by mail, by email, or appoint a proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or voting at the Annual Meeting through the online meeting platform.

If you are a Non-Registered Holder of ordinary shares and vote through the electronic voting system of the Israeli Securities Authority, you may revoke your vote through such voting system at least six hours prior to the Annual Meeting (i.e., before 10:00 a.m., Israel time, on June 14, 2021), or by voting at the Annual Meeting through the online meeting platform. If you are a Non-Registered Holder of ordinary shares and submit your proxy card to vote by mail, by email, or appoint an authorized proxy in advance of the Annual Meeting, you may change your vote by delivering a valid later-dated proxy within the time limitations set forth above, or voting at the Annual Meeting through the online meeting platform and subject to the instructions set forth above.

Attendance at the Annual Meeting will not cause your previous vote to be revoked unless you specifically so request.

ADSs

If you are the record owner of ADSs, you must follow the instructions provided by the Depositary in order to change your vote. If you hold your ADSs through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee, in order to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote the ordinary shares underlying your ADSs. Attendance at the Annual Meeting will not cause your previous vote to be revoked.

Additional information for holders of ordinary shares and ADSs on how to participate at the virtual Annual Meeting

∎

Access the Annual Meeting online platform at www.meetingcenter.io/212475968 and enter the meeting password TEVA2021 and your 15-digit control number (for holders of ADSs) or Israeli identification number or company registration number (for holders of ordinary shares) beginning on Monday, June 14, 2021 at 3:45 p.m., Israel time, 8:45 a.m., Eastern time.

∎	To submit a question, visit www.meetingcenter.io/212475968 within 24 hours prior to or throughout the Annual Meeting with your control number and click on the messages icon to submit your question.

∎

If you encounter any technical difficulties with the meeting platform on the date of the Annual Meeting, please call the support team at the numbers listed on the log-in screen, technical support will be available during this time and will remain available until the Annual Meeting has ended.

∎

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the methods described above and in the other proxy materials for the Annual Meeting.

∎	No recording of the Annual Meeting is allowed, including audio and video recording.

Proxy Materials

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report (collectively, the “proxy materials”) to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our

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Questions and Answers about the Annual Meeting

distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or by April 30, 2021, we expect to have mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders containing instructions on how to access the proxy materials on the Internet.

Can I access the proxy materials on the Internet?

The proxy materials are available on our website at www.tevapharm.com/2021proxymaterials. Information on our website is not part of the proxy materials and is not incorporated into the proxy statement by reference. Record owners of our ADSs may also access the proxy materials at www.investorvote.com/teva by following the instructions provided by the Depositary. Beneficial owners of our ADSs may also access the proxy materials at www.proxyvote.com by following the instructions provided by their broker, bank or other nominee. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders and ADS holders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you. The proxy materials are also available through Teva’s public filing on MAGNA (the Israeli Securities Authority’s electronic filing system) at www.magna.isa.gov.il, on the TASE’s website at www.maya.tase.co.il, or on the SEC’s website at www.sec.gov.

How do I request paper copies of the proxy materials at no charge?

You may contact Investor Relations by sending an email to TevaIR@tevapharm.com, or you may contact our proxy solicitor, MacKenzie Partners, Inc., by sending an email to proxy@mackenziepartners.com, by May 27, 2021.

If you are a record owner of ADSs, you may request proxy materials at www.investorvote.com/teva, by calling toll-free within the U.S. at (866) 641-4276 or by sending an email to investorvote@computershare.com, by May 27, 2021 and following the instructions provided by the Depositary.

If you are a beneficial owner of ADSs, you may request proxy materials by following the instructions at www.proxyvote.com or by calling toll free within the U.S. at (800) 579-1639 or by sending an email to sendmaterial@proxyvote.com by May 27, 2021 and following the instructions provided by your broker, bank or other nominee.

Other Questions

Could other matters be decided at the Annual Meeting?

The only items of business that our Board of Directors intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no shareholder has advised us of the intent to present any other matter, and we are not aware of any other matter to be presented at the Annual Meeting. However, according and subject to the Israeli Companies Law and our Articles of Association, certain shareholders are entitled to propose items to the agenda. For more information, please see “Shareholder Proposals for the 2021 Annual Meeting and the 2022 Annual Meeting” above.

Who will pay for the cost of this proxy solicitation?

Teva will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the voting instruction card and any additional information furnished to shareholders. Teva may reimburse brokerage firms and other persons representing beneficial owners of ordinary shares or ADSs for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. We retained MacKenzie Partners, Inc. to assist with the solicitation of proxies for a fee in the amount of $23,500, plus reimbursable expenses. In addition to solicitation by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile or personal contact.

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Questions and Answers about the Annual Meeting

Who can I contact if I require further assistance?

If you need assistance in submitting your proxy or have questions regarding the Annual Meeting, please contact our Investor Relations department by email at TevaIR@tevapharm.com or by mail at Teva Pharmaceutical Industries Ltd., 124 Dvora HaNevi’a Street, Tel Aviv, 6944020 Israel, attention: Investor Relations, or by telephone at +972-3-914-8262. You may also contact our proxy solicitor, MacKenzie Partners, Inc., by email at proxy@mackenziepartners.com or by calling toll free within the U.S. at +1 (800) 322-2885 or outside the U.S. at + 1 (212) 929-5500.

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Monday, June 14, 2021
4:00 pm, Israel time
9:00 am, Eastern time

The 2021 Annual Meeting will be conducted in virtual format only.
See inside for further details.

If you need assistance or have questions regarding the 2021 Annual Meeting, please contact our Investor Relations department:
TevaIR@tevapharm.com

TEVA PHARMACEUTICAL INDUSTRIES LIMITED (“TEVA”)

2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2021

PROXY CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TEVA

Teva’s Board of Directors recommends that you vote FOR all proposals. If you execute and return this proxy card without indicating any directions with respect to any matter, this proxy card will be voted FOR all proposals.

Information in respect of the undersigned:

Shareholder name:

Number of identity card or passport (country):

Corporation number:

Place of incorporation:

Number of Teva ordinary shares being voted:

The undersigned hereby constitutes and appoints each of DOV BERGWERK, DIKLA TADMOR and NETANEL DEROVAN, acting individually, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to vote with respect to the number of shares set forth above, standing in the name of the undersigned at the close of trading on the Record Date, at the 2021 Annual General Meeting of Shareholders, and at any and all adjournments thereof, with all the power that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as instructed on the reverse side.

In order to be counted, a duly executed proxy must be received by Teva by 4:00 p.m., Israel time, on June 10, 2021 (if not revoked prior to such time), unless determined otherwise by the chairman of the meeting, by submitting this proxy card to Teva at 124 Dvora HaNevi’a Street, Tel Aviv, 6944020, Israel to the attention of the Company Secretary or by email to TevaAGM2021@tevapharm.com.

In order to be counted, in addition to this proxy card: (i) shareholders registered in Teva’s shareholder register (Registered Holders) must also provide Teva with a copy of such Registered Holder’s identity card, passport or certificate of incorporation, as the case may be; and (ii) a shareholder registered pursuant to Section 177(1) of the Israeli Companies Law, 5759-1999, through a nominee company (Non-Registered Holders) must also provide Teva with an ownership certificate confirming such Non-Registered Holder’s ownership of Teva’s ordinary shares on the Record Date, which certificate must be approved by a member of the Tel Aviv Stock Exchange, as required by the Israeli Companies Regulations (Proof of Share Ownership for Voting at a General Meeting), 5760-2000. Non-Registered Holders may alternatively submit their votes through the electronic voting system of the Israeli Securities Authority at https//:votes.isa.gov.il.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY

Matter on the Agenda:		Please vote by marking “X” in the correct box
		For	Against	Abstain
1.	ELECTION OF DIRECTORS:
(a) Rosemary A. Crane
(b) Abbas Hussain
(c) Gerald M. Lieberman
(d) Prof. Ronit Satchi-Fainaro
2.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION FOR TEVA’S NAMED EXECUTIVE OFFICERS
3.	TO APPOINT KESSELMAN & KESSELMAN, A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LTD., AS TEVA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL TEVA’S 2022 ANNUAL MEETING OF SHAREHOLDERS

Signature	Date